UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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1981 Marcus Avenue

Lake Success, New York 11042

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. Our 2010 Annual Meeting will be held on Wednesday, November 17, 2010, at 10 a.m. Eastern Time. We are very pleased that this year’s annual meeting will be our second completely virtual meeting of stockholders. You will be able to attend the 2010 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/br.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process will expedite stockholders’ receipt of the materials, lower the costs of our annual meeting, and conserve natural resources. On October 8, 2010, we mailed our stockholders a notice containing instructions on how to access our 2010 Proxy Statement and 2010 Annual Report and vote online. The notice also included instructions on how you can receive a paper copy of the proxy materials, including the notice of annual meeting, 2010 Proxy Statement, and proxy card. If you received your proxy materials by mail, the notice of annual meeting, 2010 Proxy Statement, and proxy card from our Board of Directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to the 2010 Proxy Statement and 2010 Annual Report on the Internet.

In addition, we are pleased that Sandra S. Jaffee, the former Chairman and Chief Executive Officer of Fortent Inc., a provider of risk and anti-money laundering compliance solutions to global financial services firms, is a new nominee for election to our Board this year.

At this year’s annual meeting, the agenda includes the following items:

•	Election of Directors;

•	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	Amendment of our 2007 Omnibus Award Plan.

Whether or not you plan to attend the 2010 Annual Meeting, please read our 2010 Proxy Statement for detailed information on each of the proposals. Our 2010 Annual Report contains information about Broadridge and its financial performance. Your vote is important to us and our business and we strongly urge you to cast your vote.

I am very much looking forward to our 2010 Annual Meeting of Stockholders.

Sincerely,

Richard J. Daly

Chief Executive Officer

Lake Success, New York

October 8, 2010

i

ii

1981 Marcus Avenue

Lake Success, New York 11042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 17, 2010

Notice is hereby given that the 2010 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc., a Delaware corporation, will be held on Wednesday, November 17, 2010, at 10 a.m. Eastern Time. Attend the 2010 Annual Meeting online, vote your shares electronically and submit questions during the meeting, by visiting www.virtualshareholdermeeting.com/br and be sure to have your 12-Digit Control Number to enter the meeting. The meeting will be held for the following purposes:

(1) to elect 10 directors to hold office until the annual meeting of stockholders in the year 2011 and until their successors are duly elected and qualified;

(2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending June 30, 2011;

(3) to approve an amendment of the 2007 Omnibus Award Plan; and

(4) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on September 20, 2010, are entitled to notice of, and to vote at, the 2010 Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held at that time. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2010 Annual Meeting for a period of 10 days prior to the meeting at our principal executive offices at 1981 Marcus Avenue, Lake Success, New York 11042, and electronically during the 2010 Annual Meeting at www.virtualshareholdermeeting.com/br when you enter your 12-Digit Control Number.

You have three options for submitting your vote before the 2010 Annual Meeting:

•	Internet;

•	Phone; or

•	Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the 2010 Annual Meeting on the Internet.

By Order of the Board of Directors,

Adam D. Amsterdam

Secretary

Lake Success, New York

October 8, 2010

Broadridge Financial Solutions, Inc.

1981 Marcus Avenue

Lake Success, New York 11042

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 17, 2010

This Proxy Statement is furnished to the stockholders of Broadridge Financial Solutions, Inc. (the “Company” or “Broadridge”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held on November 17, 2010, at 10 a.m. Eastern Time (the “2010 Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are making this Proxy Statement and our 2010 Annual Report to Stockholders for the fiscal year ended June 30, 2010, including our 2010 Annual Report on Form 10-K with audited financial statements (the “2010 Annual Report”), available to our stockholders primarily via the Internet. On October 8, 2010, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and the 2010 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Meeting, and conserve natural resources. However, if you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

ATTENDING THE ANNUAL MEETING

Broadridge will be hosting the 2010 Annual Meeting live via the Internet. A summary of the information you need to attend the Meeting online is provided below:

•	Any stockholder can attend the 2010 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/br

•	Webcast starts at 10:00 a.m. Eastern Time

•	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet

•	Please have your 12-Digit Control Number to enter the Annual Meeting

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/br

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-877-257-9950 on the day before the Annual Meeting and the day of the Annual Meeting

•	Webcast replay of the Annual Meeting will be available until November 17, 2011

ABOUT THE 2010 ANNUAL MEETING

Voting Procedures

Stockholders of record at the close of business on September 20, 2010 (the “Record Date”), will be entitled to vote at the Meeting. On the Record Date, there were outstanding and entitled to vote 125,046,521 shares (excluding 20,995,386 treasury shares not entitled to vote) of the Company’s common stock (the “Company Shares” or the “Common Stock”). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The persons whom the Company appoints to act as independent inspectors of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. Each of the Company Shares will entitle the holder to one vote. Cumulative voting is not permitted. Votes cast during the Meeting will be counted by the independent inspectors of election.

Please note that this year the rules regarding how brokers may vote your shares have changed. Under the rules of the New York Stock Exchange (“NYSE”) applicable to brokers, if your broker holds shares in your name, in the absence of express voting instructions from you, they are not entitled to vote your shares on Proposals 1 and 3. As a result, if you do not vote your shares on Proposal 1—Election of Directors and Proposal 3—Approval of the Amendment of our 2007 Omnibus Award Plan, your shares will remain unvoted on those proposals. As such, we encourage you to provide instruction to your broker regarding the voting of your shares.

If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee will vote your shares only on each matter at the 2010 Annual Meeting for which he or she has the requisite discretionary authority. If a stockholder does not give instructions to its broker as to how to vote the shares, the broker has authority under NYSE rules to vote those shares for or against “routine” proposals. Brokers cannot vote on their customers’ behalf on “non-routine” proposals, which includes the election of directors in the case of annual meetings. If a broker votes shares that are unvoted by its customers on a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker does not receive voting instructions as to a non-routine proposal, a “broker non-vote” occurs and those shares will be counted for the purpose of establishing a quorum, but not for determining the outcome of those proposals.

Abstentions and “broker non-votes” will be counted as present in determining the existence of a quorum. Abstentions will have the effect of a negative vote on Proposal 1—Election of Directors and Proposal 3 —Approval of the Amendment of our 2007 Omnibus Award Plan (i.e., “non-routine” proposals), but broker non-votes will have no effect on the outcome of the vote on Proposals 1 and 3. Abstentions will have the effect of a negative vote on Proposal 2—Ratification of the Appointment of Deloitte & Touche LLP (i.e., “routine” proposal).

In the election of directors, director nominees must receive a majority of the votes cast at the Meeting to be elected. This means that a director nominee will be elected to the Board only if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election. With respect to the election of directors, votes may be cast FOR specifically identified nominees or AGAINST specifically identified nominees, or a stockholder may abstain from voting for a nominee.

The affirmative vote of a majority of the votes cast at the Meeting is required to (i) ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants, and (ii) approve the amendment of the Company’s 2007 Omnibus Award Plan. With respect to the ratification of the appointment of Deloitte & Touche LLP, and the approval of the amendment of the 2007 Omnibus Award Plan, votes may be cast FOR or AGAINST either proposal, or a stockholder may abstain from voting on either proposal.

The Board of Directors is soliciting your proxy to provide you with an opportunity to vote on all matters to come before the Meeting, whether or not you attend. You can ensure that your shares are voted at the Meeting by submitting your vote instructions by telephone or by the Internet, or by completing, signing, and dating a proxy card. Submitting your instructions or proxy by any of these methods will not affect your ability to attend and vote during the Meeting at www.virtualshareholdermeeting.com/br.

A stockholder who gives a proxy may revoke it at any time before it is exercised by voting at the Meeting via the Internet, delivering a subsequent proxy or by notifying the Corporate Secretary of the Company in writing at any time before your original proxy is voted at the Meeting.

The Board of Directors urges you to vote, and solicits your proxy, as follows:

(1) FOR the election of all nominees for membership on the Company’s Board of Directors to serve until the annual meeting of stockholders in the year 2011 and until their successors are duly elected and qualified;

(2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2011;

(3) FOR the approval of the amendment of the Company’s 2007 Omnibus Award Plan; and

(4) to transact such other business as may properly come before the 2010 Annual Meeting and any adjournment or postponement thereof.

Proxy Solicitation

Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, printing and providing this proxy solicitation will be borne by the Company. The Company may retain D.F. King & Co. to assist with the solicitation of proxies for a fee estimated not to exceed $20,000 plus reimbursement of reasonable out-of-pocket expenses. Certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the SEC, banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2010 Annual Meeting, 10 directors are to be elected, each of whom will serve until the annual meeting of stockholders in the year 2011 and until their respective successors are duly elected and qualified. The persons designated as the Company’s proxies intend to vote FOR the election of each of the 10 nominees listed below, unless otherwise directed.

The Board has nominated, and the proxies will vote to elect, the following individuals as members of the Board of Directors to serve for a period of one year and until their respective successors are duly elected and qualified: Leslie A. Brun, Richard J. Daly, Robert N. Duelks, Richard J. Haviland, Sandra S. Jaffee, Alexandra Lebenthal, Stuart R. Levine, Thomas J. Perna, Alan J. Weber and Arthur F. Weinbach. Each nominee has consented to be nominated and to serve, if elected. Each director, other than Ms. Jaffee, is standing for reelection to the Board at the 2010 Annual Meeting. Ms. Jaffee is a new candidate for election to the Board this year. As a result, the number of directors will increase from nine to ten.

Nominee Qualifications

Under the Company’s Corporate Governance Principles (the “Corporate Governance Principles”), a majority of the Board must be comprised of directors who are independent under the rules of the NYSE. Under the rules of the NYSE, the Board is required to affirmatively determine which directors are independent and to disclose such determination for each annual meeting of stockholders going forward. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In its review of director independence, the Board of Directors considers all relevant facts and circumstances, including without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company in conjunction with the Corporate Governance Principles and Section 303A of the NYSE’s Listed Company Manual (the “NYSE Listing Standards”). A copy of our Corporate Governance Principles is available on our corporate website at www.broadridge.com under the heading “Investor Relations—Corporate Governance.” A copy of our Corporate Governance Principles is also available to stockholders upon request, addressed to the Corporate Secretary, Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042.

On August 3, 2010, the Board reviewed each director’s relationships with us and affirmatively determined that Mr. Brun, Mr. Duelks, Mr. Haviland, Ms. Lebenthal, Mr. Levine, Mr. Perna, and Mr. Weber are independent directors under the NYSE Listing Standards. On September 28, 2010, the Board reviewed Ms. Jaffee’s relationships with us and affirmatively determined that she is an independent director under the NYSE Listing Standards. Mr. Daly was determined to be not independent because he is our Chief Executive Officer. Mr. Weinbach was determined to be not independent because he served as our Executive Chairman in 2010.

Broadridge is a leading global provider of technology solutions to the financial services industry. Our systems and services include investor communication solutions, and securities processing and operations outsourcing solutions. We provide financial services firms with advanced, dependable, scalable and cost-effective integrated systems. We serve a large and diverse client base in the financial services industry, including retail and institutional brokerage firms, global banks, mutual funds, annuity companies, institutional investors, specialty trading firms, and clearing firms. We also provide services to corporate issuers. The Governance and Nominating Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries that Broadridge serves. Our directors’ skills, expertise, background and experiences encompass the areas of banking and financial services, information processing services, technology services, or as a provider of services to the financial services industry, all of which are areas important to our Company’s businesses and strategy.

Below are biographies for the new director nominee and continuing directors which contain information regarding the individual’s service as a director of the Company, business experience, director positions held currently or any time in the past five years, and the experiences, qualifications, attributes or skills that caused the

Board to determine that such individual should serve as a director of the Company. Each of the nominees for election as director at the Annual Meeting of Stockholders holds or has held senior executive positions in large, complex organizations, and most hold or have held the role of chief executive officer. This experience demonstrates their ability to perform at the highest levels. In these positions, they have gained experience in core business skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. This experience enables them to provide sound judgment concerning the issues facing a large corporation in today’s environment, provide oversight of these areas at the Company and evaluate our performance.

The Governance and Nominating Committee also believes that each of the nominees has other key attributes that are important to an effective board: wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management, and a willingness to commit time and energy. The Governance and Nominating Committee takes diversity into account in determining the Company’s slate of nominees and believes that, as a group, the directors bring a diverse range of perspectives to the Board’s deliberations.

In addition to the above, the Governance and Nominating Committee also considered the specific experience described in the biographical details that follow in determining to nominate the individuals set forth below for election as directors. For more information on the process undertaken by the Governance and Nominating Committee in recommending qualified director candidates to the Board, see the “Corporate Governance—The Governance and Nominating Committee” section of this Proxy Statement.

Information About the Nominees

Leslie A. Brun, age 58, is a member of the Compensation Committee and the Governance and Nominating Committee and has been a member of our Board of Directors since 2007.

Mr. Brun has been the Chairman and Chief Executive Officer of SARR Group, LLC, a diversified investment holding company, since 2006. He is also the founder and Chairman Emeritus of Hamilton Lane, a provider of asset management services for which he served as Chief Executive Officer and Chairman from 1991 until 2005. From 1988 to 1991, he was Managing Director of Fidelity Bank in Philadelphia. Mr. Brun has served as a director of Automatic Data Processing, Inc., a provider of business outsourcing solutions and our former parent company (“ADP”), since 2003, and as ADP’s Chairman of the Board since 2007. He has served as a director of Merck & Co., Inc., a health care company, since 2009. He is also a director of NXT Capital, Inc. and Philadelphia Media Holdings, LLC, both private companies. Mr. Brun is a trustee of the University at Buffalo Foundation, Inc. and a former trustee of The Episcopal Academy in Merion, Pennsylvania.

Specific experience, qualifications, attributes or skills:

•	Extensive finance, management, investment banking, commercial banking, and financial advisory experience

•	Operating and management experience, including as chief executive officer of an investment holding company

•	Public company directorship and committee experience

•	Independent of the Company

Richard J. Daly, age 57, is our Chief Executive Officer and has been a member of our Board of Directors since 2007.

Prior to the March 2007 spin-off of Broadridge from ADP, Mr. Daly served as Group President of the Brokerage Services Group of ADP, as a member of the Executive Committee and a Corporate Officer of ADP since June 1996. In his role as President, he shared the responsibility of running the Brokerage Services Group with John Hogan and was directly responsible for our Investor Communication Solutions business. Mr. Daly joined ADP in 1989, as Senior Vice President of the Brokerage Services Group, following the acquisition by ADP of the proxy services business he founded. Mr. Daly is a member of the Board of Trustees of New York Institute of Technology and is a member of the Advisory Board of the National Association of Corporate Directors (“NACD”).

Specific experience, qualifications, attributes or skills:

•

Company Chief Executive Officer’s unique perspective and insights into the Company, including its businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges

•	Operating, business and management experience at a major global company as president of the Company’s predecessor business

•	Founder of the Investor Communication Solutions business; the Company’s largest business

•	Core business skills

Robert N. Duelks, age 55, is a member of the Audit Committee and the Governance and Nominating Committee. Mr. Duelks has been a member of our Board of Directors since 2009.

Mr. Duelks served for 26 years in various capacities at Accenture Ltd. Throughout his tenure at Accenture, Mr. Duelks held multiple roles and had responsibilities including and ranging from local client service, regional operations management to management of global offerings. While at Accenture, he served on multiple leadership committees including the Board of Partners, the Management Committee and the Executive and Operating Committee for the Global Financial Services Operating Group. Mr. Duelks also serves as a volunteer advisor to the founder of the Academy for Athletes, a private firm specializing in the development of leadership skills for athletes at the university and professional levels. He is the Chairman for the Board of Trustees at Gettysburg College and also serves as a member of the Advisory Board for the Business School at Rutgers University.

Specific experience, qualifications, attributes or skills:

•	Extensive experience in the management and operation of a technology and consulting services business

•	Core business skills

•	Independent of the Company

Richard J. Haviland, age 64, is our Lead Director, the chair and a member of the Audit Committee and a member of the Compensation Committee. He has been a member of our Board of Directors since 2007.

Mr. Haviland served for 20 years in various executive and financial positions at ADP, most recently as its Chief Financial Officer and a member of its Executive Committee, retiring from ADP in 2001. His experience prior to ADP includes 11 years in the auditing and assurance practice of Touche Ross & Co., a predecessor firm of Deloitte & Touche LLP, a public accounting firm. Mr. Haviland is a former director of Bisys Group, Inc., a provider of outsourcing services to the financial services industry, where he served from 2004 until it was acquired in 2007.

Specific experience, qualifications, attributes or skills:

•	Significant experience in all areas of public company financial management, including as chief financial officer of a major global company

•	Expertise in finance, financial reporting, compliance and controls

•	Experience in an information processing services business

•	Public company directorship and committee experience

•	Independent of the Company

Sandra S. Jaffee, age 68, is a new nominee to our Board of Directors.

Ms. Jaffee served as Chief Executive Officer of Fortent Inc., a provider of risk and anti-money laundering compliance solutions to global financial services firms from 2005 to 2009, and as Fortent’s Chairman of the Board from 2008 to 2009. Ms. Jaffee joined Warburg Pincus, the private equity firm, in 2004 as Entrepreneur in Residence, where she participated in investment activities focused on the media and business services sectors. Previously, Ms. Jaffee spent approximately 23 years in various executive positions at Citigroup Inc. including, from 1995 to 2003, as President and Chief Executive Officer of Citibank’s Global Securities Services division where she was responsible for the bank’s securities processing and transaction businesses; serving global issuers, intermediaries, and investors. During her tenure at Citigroup, Ms. Jaffee was also responsible for relationship management and client coverage for Citigroup’s Financial Institutions in Global Transaction Services. Ms. Jaffee is currently on the board of The Hartford Mutual Funds, a subsidiary of the Hartford Financial Services Group, Inc., and serves as a Trustee of Muhlenberg College in Allentown, Pennsylvania. Ms. Jaffee was a member of the Supervisory Board of Deutsche Borse AG, operator of the Frankfurt Stock Exchange, a German public company, from 2003 to 2004. She was a member of the board of Institutional Shareholder Services Inc. (“ISS”), a private corporate governance company, from 1994 until ISS was acquired by RiskMetrics Group, Inc. (“RiskMetrics”) in 2007. RiskMetrics was acquired by MSCI, Inc. in 2010.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer of a provider of technology solutions to the financial services industry

•	Extensive experience in the financial services industry, including operating the securities processing division of a large, global bank

•	Independent of the Company

Alexandra Lebenthal, age 46, is a member of the Audit Committee and the Governance and Nominating Committee and has been a member of our Board of Directors since 2007.

Since 2006, Ms. Lebenthal has been President and Chief Executive Officer of Lebenthal & Co. LLC, and its wealth management division, Alexandra & James Inc., a financial services company which she co-founded. Prior to forming Lebenthal & Co. LLC, Ms. Lebenthal was Chief Executive Officer, Executive Vice President of the Lebenthal Division of Advest Inc. from January 2002 until December 2005. Ms. Lebenthal is a director and the treasurer of the Securities Industry and Financial Markets Association (SIFMA). Ms. Lebenthal is a member of The Committee of 200, a leading organization for female businesswomen. She also serves as a board member of the School of American Ballet and is involved with several other leading New York cultural institutions including The Business Council of The Metropolitan Museum of Art, the Capital Campaign for the Museum of the City of New York, the American Museum of Natural History, and the New York Botanical Garden. Ms. Lebenthal served as a director of Care Investment Trust, a real estate investment trust, from 2007 to 2010.

Specific experience, qualifications, attributes or skills:

•	Extensive experience in the securities industry

•	Operating and management experience, including as chief executive officer of a financial services company

•	Public company directorship and committee experience

•	Independent of the Company

Stuart R. Levine, age 63, is the chair and a member of the Governance and Nominating Committee and a member of the Compensation Committee. He has been a member of our Board of Directors since 2007.

Mr. Levine is the founder, Chairman and Chief Executive Officer of Stuart Levine and Associates LLC, an international management consulting and leadership development company. From 1992 to 1996, he was Chief Executive Officer of Dale Carnegie & Associates, Inc., a provider of leadership, communication and sales skills training. Mr. Levine is a Lead Director for J. D’Addario & Company, Inc., a private manufacturer of musical instrument accessories. He also serves on the board of North Shore-Long Island Jewish Health System. In addition, Mr. Levine is the bestselling author of “The Leader in You” (Simon & Schuster 2004), “The Six Fundamentals of Success” (Doubleday 2004) and “Cut to the Chase” (Doubleday 2007). Mr. Levine is the former Lead Director for Gentiva Health Services, Inc., a provider of home healthcare services, where he served from 2000 to 2009. He also served as a director of European American Bank from 1995 to 2001 and The Olsten Corporation, a provider of staffing solutions, from 1994 to 2000. Mr. Levine is a former Chairman of Dowling College as well as a former Member of the New York State Assembly.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer of a global client services business

•	Public company directorship and committee experience

•	Frequent panel chair and participant in director education programs sponsored by the NACD

•	Independent of the Company

Thomas J. Perna, age 60, is a member of the Audit Committee and the Compensation Committee. He has been a member of our Board of Directors since 2009.

Mr. Perna is the Chairman and Chief Executive Officer of Quadriserv, Inc., a company that provides technology products for the securities lending industry. Prior to joining Quadriserv, Inc. in 2005, Mr. Perna served as Senior Executive Vice President of The Bank of New York, now known as The Bank of New York Mellon, in its Financial Institutions Banking, Asset Servicing and Broker Dealer Services sectors. He was responsible for over 6,000 employees globally. Mr. Perna joined The Bank of New York in 1986. Mr. Perna currently serves as a member of the Board of Trustees of Pioneer Mutual Fund Group, overseeing 62 open-end and closed-end investment companies in a mutual fund complex, a position he has held since 2006.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer of a provider of technology products to the securities industry

•	Experience in management of a global financial services firm

•	Core business skills

•	Independent of the Company

Alan J. Weber, age 61, is the chair and a member of the Compensation Committee and a member of the Audit Committee. He has been a member of our Board of Directors since 2007.

Mr. Weber is the Chief Executive Officer of Weber Group LLC, a private investment firm. Mr. Weber retired as Chairman and Chief Executive Officer of U.S. Trust Corporation and as a member of the executive committee of the Charles Schwab Corporation in 2005. Previously, he was the Vice Chairman and Chief Financial Officer of Aetna Inc., where he was responsible for capital management, information technology, investor relations, e-business and financial operations. He also held a number of senior level positions at Citibank N.A., where he worked from 1971 to 1998, including Chairman of Citibank International and Executive Vice President of Citibank. During his tenure at Citibank, Mr. Weber oversaw operations in approximately 30 countries, including assignments in Japan, Italy and Latin America. Mr. Weber has served as a director of Diebold, Inc., a provider of self-service delivery and security systems and services, since 2007. He is also on the boards of OnForce, Inc., an IT services company he helped establish, and Keane, Inc., a business process and information technology company, both private companies.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer and chief financial officer of global financial services firms

•	Expertise in finance, financial reporting, compliance and controls

•	Experience in financial services and information technology businesses

•	Public company directorship and committee experience

•	Independent of the Company

Arthur F. Weinbach, age 67, is our Chairman of the Board. He has served as the Chairman of our Board of Directors since 2007.

Mr. Weinbach served as our Executive Chairman from April 2007 to July 2010. Prior to the spin-off of Broadridge from ADP, Mr. Weinbach was associated with ADP from 1980 to 2007. He served as Chairman of the Board and Chief Executive Officer of ADP from 1998 to 2006. He retired as Chief Executive Officer of ADP in 2006 and retired as Chairman of ADP’s board in 2007. Mr. Weinbach held a variety of positions of increasing responsibility since joining ADP, including two years as President and Chief Executive Officer, and two years as President and Chief Operating Officer. Prior to that, he was the Chief Financial Officer of ADP for almost 10 years. Earlier, Mr. Weinbach held various positions in the public accounting firm of Touche Ross & Co., a predecessor firm of Deloitte & Touche LLP, and was a partner from 1975 to 1979. Mr. Weinbach has served on the board of CA, Inc., an information technology software and service company, since 2008, and was appointed non-executive Chairman of CA, Inc. in 2010. He has been a member of the board of The Phoenix Companies, Inc., a provider of life insurance and annuity products, since 2008. Mr. Weinbach has also served on the boards of Schering-Plough Corporation, Inc., a pharmaceutical manufacturer, from 1999 to 2009, and First Data Corporation, Inc., a provider of electronic commerce and payment solutions, from 2000 to 2006. He is also on the Board of Trustees of New Jersey SEEDS, a charitable organization providing academic enrichment and leadership programs for high-achieving, low-income youth.

Specific experience, qualifications, attributes or skills:

•	Operating and management experience, including as chief executive officer and chief financial officer of a major global company

•	Experience in operating an information processing services business

•	Expertise in finance, financial reporting, compliance and controls

•	Public company directorship and committee experience

Required Vote

Each director nominee receiving a majority of the votes cast at the 2010 Annual Meeting, in person or by proxy, and entitled to vote in the election of directors, will be elected; provided that a quorum is present. In determining whether such nominees have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against a nominee, and broker non-votes will have no effect on the outcome of the vote on the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF

ALL NOMINEES

CORPORATE GOVERNANCE

The Board of Directors

The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. The Corporate Governance Principles provide that directors are expected to attend in person regular Board meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. In fiscal year 2010, the Board of Directors held a total of 10 meetings, regular and special. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees on which they served during the period.

The Board of Directors has three standing committees, each of which is comprised solely of non-management directors and is led by an independent chair. The non-management directors meet in executive sessions during each regular Board meeting and committee meeting. At least once a year, our non-management directors will meet to review the Compensation Committee’s annual review of the Chief Executive Officer. The Company has a procedure by which the presiding director at each executive session changes each meeting and rotates, consecutively, among the non-management chairs of the Audit, Compensation, and Governance and Nominating Committees.

Board Leadership Structure

The Board is currently led by our non-executive Chairman, Mr. Weinbach, and by Mr. Haviland, a non-management director who serves as the Board’s Lead Director. Mr. Weinbach served as Executive Chairman and member of the Company’s management until July 2010 and he is not, therefore, independent. Our Corporate Governance Principles do not specify a policy with respect to the separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or a non-management director. The Board recognizes that there is no single, generally accepted approach to providing Board leadership, and given the dynamic and competitive environment in which we operate, the Board’s leadership structure may vary as circumstances warrant. The Board has determined that the leadership of the Board is currently best conducted by a Chairman. The Chairman provides overall leadership to the Board in its oversight function, while the Chief Executive Officer, Mr. Daly, provides leadership with respect to the day-to-day management and operation of our business. We believe the separation of the offices allows Mr. Weinbach to focus on managing Board matters and allows Mr. Daly to focus on managing our business. In addition, we believe the separation of the offices enhances the objectivity of the Board in its management oversight role. To further enhance the objectivity of the Board, the members of the Board, other than Mr. Weinbach and Mr. Daly, are independent.

In 2009, the Board created the role of Lead Director and appointed Mr. Haviland as the Lead Director. The Lead Director is designated by the non-management directors of the Board, based on the recommendation of the Governance and Nominating Committee. The role will rotate among the independent directors with such frequency as the independent directors may determine. The Lead Director has the following duties and responsibilities:

•

Advising the Chairman of the Board with respect to the quality, quantity and timeliness of information provided by Company management to the Board, and with respect to including items on the agendas of Board meetings;

•	Developing agendas for, and presiding over executive sessions of, the Board’s non-management and independent directors; and

•	Discussing with senior management on behalf of the independent directors such matters which, in the judgment of the Lead Director, merit the attention of the senior management.

The Board believes that having an independent Lead Director vested with key duties and responsibilities and three independent Board committees chaired by independent directors provides a formal structure for strong independent oversight of the Chairman and the Company’s management team.

Committees of the Board

The Audit Committee

The Board of Directors has a standing Audit Committee as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the current members of which are Mr. Haviland, Mr. Duelks, Ms. Lebenthal, Mr. Perna, and Mr. Weber. Mr. Haviland serves as the Chairman of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as defined by NYSE Listing Standards and the rules of the SEC applicable to audit committee members, and that Mr. Haviland and Mr. Weber qualify as “audit committee financial experts” as defined in the applicable SEC rules. The Audit Committee has a charter, which was amended in August 2010, under which its primary purpose is to assist the Board in overseeing (i) the Company’s systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders and the public; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s Internal Audit Department and independent auditors. In fiscal year 2010, the Audit Committee held six meetings.

The Compensation Committee

The Board of Directors has a standing Compensation Committee, the current members of which are Mr. Weber, Mr. Brun, Mr. Haviland, Mr. Levine, and Mr. Perna. Mr. Weber serves as the Chairman of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined by NYSE Listing Standards. In addition, each member of the Compensation Committee is independent for purposes of the applicable SEC and tax rules. The Compensation Committee has a charter under which its responsibilities and authorities include reviewing the Company’s compensation strategy, reviewing the performance of the senior management, approving the compensation for the Chief Executive Officer. In addition, the Compensation Committee approves and administers employee benefit plans and takes such other action as may be appropriate or as directed by the Board of Directors to ensure that the compensation policies of the Company are reasonable and fair.

As necessary, the Compensation Committee consulted with Towers Watson (“Towers Watson”) as its independent compensation consultant to advise the Compensation Committee on matters related to our executive officers’ and directors’ compensation and general compensation programs. Towers Watson assisted the Compensation Committee by providing comparative market data on compensation practices and programs. Towers Watson also provided guidance on industry best practices. In fiscal year 2010, the Compensation Committee held six meetings. For further discussion of the roles of the Compensation Committee and Towers Watson, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

The Governance and Nominating Committee

The Board of Directors also has a standing Governance and Nominating Committee, the current members of which are Mr. Levine, Mr. Brun, Mr. Duelks, and Ms. Lebenthal. Mr. Levine serves as Chairman of the Governance and Nominating Committee. The Board of Directors has determined that each member of the Governance and Nominating Committee is “independent” as defined by NYSE Listing Standards. The Governance and Nominating Committee has a charter, under which its responsibilities and authorities include (i) identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each annual meeting of the Company’s stockholders; (ii) ensuring that the Audit, Compensation and Governance and Nominating Committees of the Board of Directors shall have the benefit of qualified and experienced independent directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company. In fiscal year 2010, the Governance and Nominating Committee held four meetings.

Nomination Process

When seeking candidates for director, the Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders or others. While the Governance and Nominating Committee has authority under its charter to retain a search firm for this purpose, no such firm has been retained. After conducting an initial evaluation of a potential candidate, the Governance and Nominating Committee will interview that candidate if it believes such candidate might be suitable to be a director. The candidate may also meet with members of the Board other than the members of the Governance and Nominating Committee. At the candidate’s request, they may also meet with management. If the Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Governance and Nominating Committee selects each nominee based on the nominee’s skills, achievements and experience. The Corporate Governance Principles provide that director nominees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make.

The Governance and Nominating Committee considers a variety of factors in selecting candidates. The minimum characteristics that the Governance and Nominating Committee believes must be met include: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management, and a willingness to commit time and energy.

In making its selection of candidates to recommend for election, the Corporate Governance Principles provide that the Board seeks members from diverse professional, racial, cultural, ethnic and gender backgrounds that combine a broad spectrum of experience and expertise with a reputation for integrity. Exceptional candidates who do not meet all of these criteria may still be considered.

The Corporate Governance Principles do not provide for a fixed number of directors, but provide that the optimum size of the Company’s Board of Directors is 8 to 12 directors.

This year, the Board has determined to increase the size of the Board to 10 directors and has selected one nominee, Sandra S. Jaffee, for election to the Board of Directors who has not previously stood for election to the Board. Ms. Jaffee was identified by one of the other Board members.

Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described on page 73. The Governance and Nominating Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors.

The Board’s Role in Risk Oversight

The Company’s management is responsible for managing risks affecting the Company, including identifying, assessing and appropriately mitigating risk. The responsibilities of the Board of Directors include oversight of the Company’s risk management processes. The Board of Directors has two primary methods of overseeing risk. The first method is through the Company’s Enterprise Risk Management (“ERM”) process which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board’s committees.

Management established the ERM process to ensure a complete company-wide approach to risk over five distinct but overlapping core areas:

•	Strategic—the risks that could impede the Company from achieving its strategic vision and goals;

•	Financial—the risks related to maintaining accurate financial statements, and timely and complete financial disclosures;

•	Operational—the risks in the processes, people and technology the Company employs to achieve its strategy and normal business operations;

•	Compliance—the risks related to the Company’s legal and regulatory compliance requirements and violations of laws; and

•	Reputational—the risks that impact the Company’s reputation including failing to meet the expectations of its customers, investors, employees, regulators or the public.

The goal of the ERM process is to provide an ongoing process, effected at all levels of the Company across each business unit and corporate function to identify and assess risk, monitor risk, and agree on mitigating action. Central to Broadridge’s risk management process is its risk committee, which oversees management’s identification and assessment of the key risks in the Company, and reviews the controls management has in place with respect to these risks. The risk committee is comprised of executive officers of the Company including the President and Chief Operating Officer, Chief Financial Officer, General Counsel, Chief Information Officer, and Corporate Vice President, Human Resources. The risk committee communicates the results of its work directly to the Chief Executive Officer and the Board. The Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer meet monthly to discuss specific risks and the Company’s risk management processes.

In addition, the Board and the Audit and Compensation Committees of the Board oversee specific areas of risk as follows:

•	The full Board has oversight responsibility of the Company’s Strategic, Operational, and Reputational risks.

•	The Chief Financial Officer updates the full Board on the Strategic and Reputational risks.

•	The Chief Information Officer updates the full Board on the Operational risks.

•	The Audit Committee has oversight responsibility of the Company’s Financial and Compliance risks (other than compensation program design risk).

•	The Chief Financial Officer, Corporate Controller and Treasurer update the Audit Committee on the Financial risks.

•	The Chief Financial Officer, Corporate Controller and the Corporate Vice President, SPS International and Global Outsourcing Solutions update the Audit Committee on the Compliance risks.

•	The Compensation Committee has oversight responsibility of the Company’s compensation program design risk.

•	The Corporate Vice President, Human Resources updates the Compensation Committee on the compensation program design risk.

The Chairs of the Audit Committee and Compensation Committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board. The ERM process and the full Board and committee approach to risk management leverages the Board’s leadership structure to ensure that risk is overseen by the Board on both a Company-wide approach and through specific areas of competency.

Communications with the Board of Directors

All interested parties who wish to communicate with the Board of Directors or any of the non-management directors, may do so by sending a letter to the Corporate Secretary, Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communications not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it. The Governance and Nominating Committee, on behalf of the Board, will review any letters it may receive concerning the Company’s corporate governance processes and will make recommendations to the Board based on such communications.

Website Access to Corporate Governance Documents

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”) and a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) which applies, among others, to the Company’s principal executive officer, principal financial officer and controller.

Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, as well as the Company’s Corporate Governance Principles, Code of Business Conduct and the Code of Ethics, are available free of charge on our corporate website at www.broadridge.com under the heading “Investor Relations—Corporate Governance” or by writing to the Corporate Secretary, Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042. The Company will also post on its website any amendment to the Code of Business Conduct and the Code of Ethics and any waiver of the Code of Business Conduct or the Code of Ethics granted to any of its directors or executive officers to the extent required by applicable rules.

Certain Relationships and Related Transactions

The Company does not have a written policy pertaining solely to the approval or ratification of “related party transactions.” However, the Company has adopted a Code of Business Conduct as noted elsewhere in this section that, among other things, prohibits Company personnel, including members of the Board of Directors from exploiting their positions or relationships with Broadridge for personal gain. In that regard such personnel must avoid:

•	causing Broadridge to engage in business transactions with relatives or friends;

•	using non-public Broadridge, client or vendor information for personal gain by the employee, their relatives or friends (including securities transactions based on such information);

•	having more than a modest financial interest in Broadridge’s vendors, clients or competitors;

•	receiving a loan, or guarantee of obligations, from Broadridge or a third party as a result of their positions at Broadridge; or

•	competing, or preparing to compete, with Broadridge while still employed by Broadridge.

The Code of Business Conduct applies to all Broadridge personnel and its Board of Directors. There shall be no waiver of any part of the Code of Business Conduct, except by a vote of the Board of Directors or a designated committee, which will ascertain whether a waiver is appropriate and ensure that the waiver is accompanied by appropriate controls designed to protect Broadridge.

In the fiscal year ended June 30, 2010, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.

Director Attendance at Annual Meetings

The Company does not have a formal policy with regard to the directors’ attendance at annual meetings of stockholders. Generally, however, Board and committee meetings are held the same day as the annual meeting of stockholders, with directors attending the annual meeting. All of the directors attended the Company’s 2009 annual meeting of stockholders.

DIRECTOR COMPENSATION

The Compensation of our non-management directors is determined by the Compensation Committee. The table below sets forth cash and equity compensation paid to our non-management directors in the fiscal year ended June 30, 2010. Mr. Daly’s compensation as Chief Executive Officer is reflected in the “Summary Compensation Table” of the “Executive Compensation” section of this Proxy Statement. Mr. Weinbach’s compensation is set forth below in the “Compensation of the Executive Chairman and Chairman of the Board of Directors” section. Mr. Daly and Mr. Weinbach did not receive any cash or equity compensation for their participation on the Broadridge Board of Directors.

The table below on non-management director compensation includes the following compensation elements:

Annual Compensation. In fiscal year 2010, non-management directors received an annual retainer of $40,000 and meeting fees of $1,500 for each Board meeting, and $1,500 for each committee meeting, attended (even if held on the same date). A director’s attendance at Board or committee meetings by telephone results in payment of one-half of the standard meeting fee. The Chairman of the Audit Committee receives an additional $15,000 per year; the Chairman of each of the Compensation Committee and the Governance and Nominating Committee receives an additional $10,000 per year. All retainer and meeting fees are paid in cash.

Directors may elect to defer 100% of their retainer and meeting fees into a notional account. Elections are made annually on a calendar year basis. Accounts are adjusted to reflect changes in Broadridge’s Common Stock price. Participants receive distributions of their deferrals plus any subsequent stock price gains upon their departure from the Board of Directors. This election is made prior to the beginning of the calendar year in which the retainers and fees are earned and is irrevocable for the entire calendar year. Directors are also reimbursed for their reasonable expenses in connection with attending Board of Director and committee meetings and other Company events.

Equity Compensation. Non-management directors are eligible to receive stock options under the 2007 Omnibus Award Plan. All options are granted with an exercise price equal to the closing price of the Common Stock on the date of the grant. In April 2009, the Compensation Committee adopted a policy that all stock option grants be made effective two business days following the Company’s next quarterly earnings release. All options granted to our non-management directors are fully vested upon grant, and have a term of 10 years. On May 12, 2010, each non-management member of the Board was granted 15,100 stock options with an exercise price of $21.94.

Each non-management director is also encouraged to own an amount of the Common Stock equal to at least twice the value of the annual retainer paid by the Company to each such director. All directors have met this ownership objective.

Other Compensation. Non-management directors may participate in the Broadridge Director & Officer Matching Gift Program on the same terms as the Company’s executive officers. Under this program, the Company will contribute an equal amount to any qualified tax-exempt organization that a director supports up to a maximum Company contribution of $10,000 per calendar year.

Fiscal Year 2010 Non-Management Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Leslie A. Brun	$64,750	$0	$89,543	$20,000	$174,293
Robert Duelks (4)	$44,250	$0	$89,543	$10,000	$143,793
Richard J. Haviland	$82,750	$0	$89,543	$10,000	$182,293
Alexandra Lebenthal	$63,250	$0	$89,543	$10,000	$162,793
Thomas McInerney (4)	$31,000	$0	$0	$0	$31,000
Stuart R. Levine	$74,750	$0	$89,543	$4,000	$168,293
Thomas Perna (4)	$47,250	$0	$89,543	$0	$136,793
Alan J. Weber	$73,500	$0	$89,543	$10,000	$173,043

(1)	This column reports the amount of cash compensation received for fiscal year 2010 Board and committee service. Mr. Brun and Mr. Levine deferred all or part of their fiscal year 2010 cash compensation into a notional deferred compensation account as follows:

Name	Fees Earned in Cash ($)	Fees Paid in Cash ($)	Fees Deferred ($)	Number of Deferred Units Credited to Notional Account (#)
Leslie A. Brun	$64,750	$0	$64,750	3,136.8
Stuart R. Levine	$74,750	$0	$74,750	3,624.0

(2)	The amounts set forth in this column represent the aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”), formerly referred to as SFAS No. 123R, excluding the effect of estimated forfeitures. See Note 12, “Stock-Based Compensation,” to the Company’s consolidated financial statements for the year ended June 30, 2010 included in our annual report on Form 10-K for the fiscal year ended June 30, 2010, for the relevant assumptions used to determine the valuation of these awards. The fair value of each option award is estimated on the date of grant using the binomial stock option valuation method. The total number of stock options outstanding for each non-management director as of June 30, 2010, all of which are exercisable, are as follows: 51,400 (Mr. Brun); 15,100 (Mr. Duelks); 51,400 (Mr. Haviland); 51,400 (Ms. Lebenthal); 51,400 (Mr. Levine); 0 (Mr. McInerney); 15,100 (Mr. Perna); and 51,400 (Mr. Weber).

(3)	This column represents Company-paid contributions made to qualified tax-exempt organizations under the Broadridge Director & Officer Matching Gift Program on behalf of the non-management directors. Amounts shown are for the entire fiscal year, while contribution limits are monitored on a calendar year basis.

(4)	Mr. McInerney served as a director through November 18, 2009. Mr. Duelks and Mr. Perna were elected to the Board at the 2009 annual meeting of stockholders on November 18, 2009.

Fiscal Year 2011 Non-Management Director Compensation Changes

In August 2010, the Compensation Committee elected to make the following changes to non-management director compensation for fiscal year 2011:

1. Increase the retainer from $40,000 to $50,000.

2. Provide the Lead Director an additional retainer of $15,000 for his service in the role of Lead Director.

3. Continue to award $90,000 in equity, split evenly between deferred stock units and stock options.

Compensation of the Executive Chairman and Chairman of the Board of Directors

Mr. Weinbach served as our Executive Chairman through June 30, 2010. He has served as Chairman of the Board of Directors since 2007. In fiscal year 2010, his annual compensation consisted of:

1. $500,000 base salary, paid monthly.

2. An annual stock option grant with a value of $180,000 (as determined under a binomial valuation model). This grant was made on May 12, 2010 in the amount of 30,300 stock options with an exercise price of $21.94 per share, the closing price of the Common Stock on the grant date. The stock options vested in full on the grant date and have a 10-year term.

3. In recognition of his service to Broadridge, a special option award with a value of $500,000 (as determined under a binomial valuation model). This grant was made on May 12, 2010 in the amount of 84,000 stock options with an exercise price of $21.94 per share, which is equal to the closing price of the Common Stock on the grant date. The stock options vest 20% per year starting on the first anniversary of the grant date and have a 10-year term.

4. Under the Company’s Matching Gift Program, a Company match of $5,000 of contributions to qualified tax-exempt organizations.

Effective July 1, 2010, Mr. Weinbach became the Company’s non-executive Chairman of the Board. His pay for fiscal year 2011 will consist of the following elements:

1. $180,000 cash retainer, paid quarterly, with no additional payments for meeting attendance.

2. An annual equity grant with a value of $180,000, split evenly between deferred stock units and stock options.

3. Under the Company’s Matching Gift Program, a Company match of up to $10,000 of contributions to qualified tax-exempt organizations per calendar year.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding individuals who serve as our executive officers. Information about the individuals who serve as our directors is set forth in the “Election of Directors—Information About the Nominees” section of this Proxy Statement.

Name	Age	Position(s)
Richard J. Daly	57	Chief Executive Officer and Director
John Hogan	62	President and Chief Operating Officer
Adam D. Amsterdam	49	Corporate Vice President, General Counsel and Secretary
Joseph Barra	50	Corporate Vice President, SPS International and Global Outsourcing Solutions
J. Peter Benzie	62	Corporate Vice President, Sales
Maryjo T. Charbonnier	40	Corporate Vice President, Human Resources
Douglas R. DeSchutter	40	Corporate Vice President, Customer Communications
Timothy C. Gokey	49	Senior Vice President, Chief Corporate Development Officer
Robert F. Kalenka	47	Corporate Vice President, Global Procurement and Facilities
Charles J. Marchesani	50	Corporate Vice President, Securities Processing Solutions
Gerard F. Scavelli	55	Corporate Vice President, Investor Communication Solutions
Robert Schifellite	52	Corporate Vice President, Investor Communication Solutions
Dan Sheldon	54	Corporate Vice President, Chief Financial Officer

Richard J. Daly. Mr. Daly is our Chief Executive Officer and a member of our Board of Directors. Mr. Daly’s biographical information is set forth in the “Election of Directors—Information About the Nominees” section of this Proxy Statement.

John Hogan. Mr. Hogan is our President and Chief Operating Officer. Prior to the spin-off, he served as Group President of the Brokerage Services Group of ADP and as a member of the Executive Committee and a Corporate Officer of ADP, positions he held since June 1996. In his role as President, he shared the responsibility of running the Brokerage Services Group with Mr. Daly and was directly responsible for our Securities Processing Solutions and Clearing and Outsourcing Solutions businesses. He joined ADP in 1993 as Senior Vice President and Chief Operations Officer of the Proxy Services business.

Adam D. Amsterdam. Mr. Amsterdam is our Corporate Vice President, General Counsel and Secretary. Mr. Amsterdam is responsible for all legal matters related to the Company. Prior to the spin-off, he served as Associate General Counsel and Staff Vice President of ADP since January 2006. Mr. Amsterdam joined ADP in 1991 as Corporate Counsel responsible for the Brokerage Services business. In 1994, he was promoted to Senior Corporate Counsel of ADP. Mr. Amsterdam was promoted in 1996 to Assistant General Counsel and then again in 2002 to Associate General Counsel of ADP.

Joseph Barra. Mr. Barra is our Corporate Vice President, SPS International and Global Outsourcing Solutions. He is responsible for our international securities processing services and outsourcing solutions businesses. Mr. Barra joined ADP’s Brokerage Services Business in 2005 as the President of ADP Clearing & Outsourcing Services, Inc. Prior to joining ADP, he was instrumental in establishing National Investor Services Corp. (NISC) as TD Waterhouse’s affiliate clearing broker-dealer, and served as its President and Chief Executive Officer from 1996 to 2005. During that time, he took on increasing responsibilities within TD Waterhouse that included overseeing its capital markets group, nationwide call centers and investment centers and also served as President, TD Waterhouse Securities Inc.

J. Peter Benzie. Mr. Benzie is our Corporate Vice President, Sales. He is responsible for global sales for our three businesses. Mr. Benzie joined ADP’s Brokerage Services Business in 2005 as Executive Vice President, Global Chief Sales Officer. Prior to joining ADP, he served as Executive Vice President of National Financial, a unit of Fidelity Investments from 2001. In that role, he was responsible for Fidelity’s correspondent clearing business. He joined Fidelity in 1996, as Executive Vice President in the Private Wealth Management area where he managed Fidelity’s retail branches, phone sites, operations, sales, marketing and products.

Maryjo T. Charbonnier. Ms. Charbonnier is our Corporate Vice President, Human Resources. She is responsible for all aspects of Human Resources within Broadridge. She joined the Company in August 2008 and was promoted to her current role in June 2009. Prior to joining Broadridge, Ms. Charbonnier held many senior human resource positions at PepsiCo, Inc. in the United States, Canada and Mexico over a 13-year period. In her last role at PepsiCo, she was the Vice President of Talent Sustainability PepsiCo Foods and she led the talent management strategy and implementation for PepsiCo’s largest division.

Douglas R. DeSchutter. Mr. DeSchutter is our Corporate Vice President, Customer Communications. Mr. DeSchutter’s responsibilities include transaction reporting, electronic communications, document management, and new account processing solutions. Prior to his current role, Mr. DeSchutter was Chief Strategy and Business Development Officer for Broadridge, responsible for mergers and acquisitions, and strategy. Prior to the spin-off, Mr. DeSchutter served as Vice President of Corporate Development for ADP from 2002 until he was promoted to Staff Vice President of Corporate Development in 2006. Prior to joining ADP in 2002, he was Vice President of Mergers & Acquisitions at Lehman Brothers focusing on the technology sector.

Timothy C. Gokey. Mr. Gokey is our Senior Vice President, Chief Corporate Development Officer. Mr. Gokey joined Broadridge in 2010 and his responsibilities include overall growth initiatives including strategy, mergers and acquisitions, partnerships, and other growth-related activities. Prior to joining Broadridge, Mr. Gokey was President of the Retail Tax business at H&R Block from 2004 to 2009. Previously, Mr. Gokey spent 13 years at McKinsey and Company, a global consulting firm, most recently as a partner of the firm. At McKinsey, Mr. Gokey served over two dozen Fortune 500 and 1000 companies primarily in the financial services industry. He also led McKinsey’s North American Financial Services Marketing Practice.

Robert F. Kalenka. Mr. Kalenka is our Corporate Vice President, Global Procurement and Facilities. In addition to being responsible for global procurement and facilities, he is responsible for the operations of our Investor Communication Solutions business. Mr. Kalenka joined ADP’s Brokerage Services Business in 1992 in the Investor Communication Services Division as Director of Finance. He was promoted to Vice President of Operations of the Investor Communication Services Division in 1994, and again as Chief Operating Officer and Senior Vice President of the Investor Communication Services Division in 1999.

Charles J. Marchesani. Mr. Marchesani is our Corporate Vice President, Securities Processing Solutions. He is responsible for our securities processing services in the U.S. Mr. Marchesani joined ADP’s Brokerage Services Business in 1992 in the Market Data Services Division as Director of the Help Desk and served in various roles of increasing responsibility within the Brokerage Processing Services business until he was promoted to General Manager of the Brokerage Processing Services business in 2005.

Gerard F. Scavelli. Mr. Scavelli is our Corporate Vice President, Investor Communication Solutions. He is responsible for all mutual fund services including proxy distribution and solicitation, marketing communications, transaction reporting, and data aggregation services. Mr. Scavelli joined ADP’s Brokerage Services Business in 1997 as Vice President of Business Development. In 1999, he was promoted to Senior Vice President and General Manager of Information Distribution Services.

Robert Schifellite. Mr. Schifellite is our Corporate Vice President, Investor Communication Solutions. He is responsible for our beneficial, registered and global proxy communications services and our reorganization/corporate actions and tax reporting services. Mr. Schifellite joined ADP’s Brokerage Services Business in 1992 as Vice President, Client Services. In 1996, he was promoted to Senior Vice President and General Manager of Investor Communication Services.

Dan Sheldon. Mr. Sheldon is our Corporate Vice President and Chief Financial Officer. He joined ADP in 1984 as Director of Internal Audit. During his tenure with ADP, he held various senior financial management positions in most of the major business units, including as Chief Financial Officer of the Brokerage Services Business of ADP. Mr. Sheldon was appointed Corporate Vice President and Controller of ADP in June 2003. In addition to his role as Controller, he was responsible for ADP’s shared services operations and finance information systems.

OWNERSHIP OF COMMON STOCK BY

MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of Common Stock beneficially owned by each director, each director nominee, and each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and by all directors and executive officers as a group.

The information set forth below is as of August 31, 2010, and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Broadridge Financial Solutions, Inc., 1981 Marcus Avenue, Lake Success, New York 11042.

Beneficial Owner	Common Shares (1), (2)	Percent of Common Shares
Leslie A. Brun	51,900	*
Richard J. Daly	1,266,481	1.0%
Robert Duelks	17,100	*
Timothy C. Gokey	0	*
Richard J. Haviland (3)	64,685	*
John Hogan	805,140	*
Sandra S. Jaffee	0	*
Alexandra Lebenthal	51,400	*
Stuart R. Levine	60,862	*
Thomas J. Perna	15,100	*
Robert Schifellite	334,017	*
Dan Sheldon	458,779	*
Alan J. Weber	51,400	*
Arthur F. Weinbach	319,850	*
All directors, director nominees, and executive officers as a group (22 persons including those directors and executive officers named above)	5,159,854	4.1%

*	Represents beneficial ownership of less than 1% of the issued and outstanding shares of Common Stock.
(1)	Includes unrestricted Common Stock over which each director or executive officer has sole voting and investment power and restricted Common Stock over which they have sole voting power but no investment power (until restrictions lapse).
(2)	Amounts reflect vested stock options and stock options that will vest within 60 days of August 31, 2010. If shares are acquired, the director or executive officer would have sole discretion as to voting and investment. The shares beneficially owned include: (i) the following shares subject to such options granted to the following directors and executive officers: 51,400 (Mr. Brun); 1,177,128 (Mr. Daly); 15,100 (Mr. Duelks); 51,400 (Mr. Haviland); 794,342 (Mr. Hogan); 51,400 (Ms. Lebenthal); 51,400 (Mr. Levine); 15,100 (Mr. Perna); 315,790 (Mr. Schifellite); 434,325 (Mr. Sheldon); 51,400 (Mr. Weber); and 112,020 (Mr. Weinbach); and (ii) 4,666,756 shares subject to such options granted to all directors and executive officers as a group.
(3)	Includes 13,285 shares of Common Stock held in two trusts in which Mr. Haviland and his wife are co-trustees.

The following table sets forth, as of August 31, 2010, the amount of beneficial ownership of each beneficial owner of more than five percent (5%) of the Common Stock:

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
BlackRock, Inc. (1)	9,512,281	6.5%

(1)	Based on the information contained in a Schedule 13G filed on January 29, 2010 by BlackRock, Inc. (“BlackRock”), which amends the Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates on February 5, 2009 (Barclays Global Investors, NA and such affiliates are collectively referred to as the “BGI Entities”). The BlackRock Schedule 13G states that on December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors, NA from Barclays Bank PLC and as a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. BlackRock reported sole beneficial ownership of 9,512,281 shares of the Company’s Common Stock. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors determines the compensation for our executive officers. The committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation.

This section of the Proxy Statement explains how our executive compensation programs are designed and operate with respect to Broadridge’s executive officers listed on the Summary Compensation Table on page 45 (the chief executive officer, chief financial officer, and three other most highly compensated executive officers in a particular year, referred to as the “Named Executive Officers”):

•	Richard J. Daly, Chief Executive Officer (“CEO”)

•	Dan Sheldon, Corporate Vice President and Chief Financial Officer (“CFO”)

•	John Hogan, President and Chief Operating Officer (“COO”)

•	Timothy C. Gokey, Senior Vice President and Chief Corporate Development Officer

•	Robert Schifellite, Corporate Vice President, Investor Communication Solutions

The “Executive Compensation” section presents compensation earned by the Named Executive Officers in 2010, 2009, and 2008, with the exception of Mr. Gokey who joined the Company in April 2010.

Compensation Program Design

The Compensation Committee designed an executive compensation package for the Named Executive Officers with the following principal compensation elements:

•	Base salary;

•	Annual performance-based cash incentives;

•	Annual grants of Broadridge stock options;

•	Annual grants of restricted stock units (“RSUs”) with performance vesting; and

•	A Supplemental Officers Retirement Plan (the “SORP”).

We also provide:

•	A Change in Control Severance Plan and related agreements;

•	A 401(k) plan and a non-qualified deferred compensation plan;

•	Benefit plans; and

•	Perquisites.

Compensation Program Objectives and Rewards

The Company’s executive officer compensation programs are designed to enable us to achieve our goal of long-term value creation for stockholders. The programs’ objectives are:

•	Provide a clear “line of sight” and linkage between individual performance, organization performance and compensation.

•	Attract, engage and retain the executive officers that help ensure our future success.

•

Motivate and inspire executive officer behavior that fosters a high-performance culture while maintaining a reasonable level of risk and adherence to the highest standards of overall corporate governance.

•	Ensure that our executive officers are motivated to increase stockholder value.

We measure the achievement of these objectives by monitoring the market competitiveness of the Company’s compensation programs, the Company’s financial and operational performance, and executive recruiting, engagement and retention.

All of the compensation and benefits programs for our Named Executive Officers enable Broadridge to attract, engage and retain the highly talented individuals who will enable us to succeed in a highly competitive marketplace. Each of the compensation elements are designed to achieve certain objectives:

•	Base salary is designed to attract and retain executives over time by providing regular and continued payments that are appropriate to their position, experience and responsibilities.

•

Annual performance-based cash incentive awards are designed to focus our executives on pre-set objectives each year such as growth in revenue, sales and earnings per share (“EPS”). These goals were selected because their achievement by Broadridge serves to best foster short-term and long-term growth and profitability.

•

Long-term incentive awards, consisting of stock options and performance-based RSUs granted under the 2007 Omnibus Award Plan, are designed to develop a clear line of sight and linkage between executive effort, Company financial performance, and the creation of long-term stockholder value.

Our goal is to pay a total compensation package valued at the median of the external market for target Company performance, and above or below the median of the external market for superior or inferior Company performance, as defined by profitability and long-term financial growth. The “external market” utilized by the Compensation Committee in making compensation decisions is described in greater detail in the “Peer Group Selection and Market Data” section below and in the descriptions of various compensation determinations in this Compensation Discussion and Analysis section of the Proxy Statement.

In addition, in fiscal year 2010, Broadridge completed a three-year program that was intended to increase total equity ownership among its executive officers who were officers of Broadridge at the time of the spin-off from ADP (the “Founding Executive Officers”) through special stock option grants that were made in addition to the annual long-term equity incentive awards explained above. These grants are described in greater detail below in the “Special Stock Option Grants” section of this Proxy Statement.

The Compensation Committee and the Board of Directors have also adopted several policies that are designed to reflect best practice corporate governance concerns: Stock Ownership Guidelines, an Executive Officer Compensation Clawback Policy, and a Trading Policy.

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with Broadridge’s compensation programs to ensure their design mitigates risk without diminishing the incentive nature of the compensation. In total, these programs are designed to reward a mix of short-, medium-, and long-term Company financial performance with both cash and equity incentives, while mitigating the possibility of excessive risk-taking by executive officers.

During 2010, the Compensation Committee’s independent compensation consultant, Towers Watson conducted a risk assessment of the Company’s compensation policies and practices and concluded that they do not motivate imprudent risk taking. Towers Watson’s analysis included a qualitative review of plan design and governance processes and a quantitative analysis of pay and performance outcomes. The Company’s compensation policies and practices were evaluated in light of four potential risks:

•	Financial—plans or programs placing an undue financial burden on the Company

•	Operational—administration and governance processes being insufficient

•	Reputational—while following regulations, pay policies could have negative stockholder optics

•	Talent—program may not be competitive enough to attract, retain and motivate executives

In addition, management conducted an internal review that utilized risk management best practices under the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) risk evaluation model, which is a leading industry-standard enterprise risk management framework.

Based on the reviews conducted by Towers Watson and management, we believe our compensation programs for all Broadridge employees do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe our compensation programs encourage and reward prudent business judgment and appropriate balancing of risk to maximize value creation over the long term. The analyses identified several design features in our compensation program that explicitly mitigate risk. These include:

•

Several elements of the total compensation program provide for significant long-term wealth creation for executive officers only when Broadridge provides consistent total stockholder return (as reflected in an increase in the Common Stock price and quarterly dividend payments) over a sustained period.

•

Long-term compensation is designed to reward executives for creating sustained increases in stockholder value over a multi-year period. The multiple-year vesting periods of 2.5 to five years for equity compensation awards encourage executives to focus on sustained stock price appreciation.

•	Incentive awards are determined based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single performance measure.

•

The Compensation Committee reviews and approves executive officer objectives to ensure that goals are aligned with the Company’s business plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk-taking.

•

The mix between fixed and variable (or “at risk”) compensation, annual and long-term compensation, and cash and equity compensation are designed to encourage strategies and actions that are in Broadridge’s and our stockholders’ long-term best interests. Broadridge’s Named Executive Officers receive their total target direct compensation (i.e., base salary, target annual cash incentive, and target long-term equity incentive award) in various forms. For fiscal year 2010, the percentage mix of these various forms of compensation are summarized below. These are approximate values and may vary with respect to individual awards.

Total Target Direct Compensation - % Received as:	CEO	Range for Other Named Executive Officers
Fixed pay vs.	19%	23-35%
Variable pay	81%	65-77%

Annual compensation vs.	50%	52-70%
Long-term compensation	50%	30-48%

Cash compensation vs.	50%	52-70%
Equity compensation	50%	30-48%

•	Annual and long-term incentive awards have a cap on the maximum payment and design features intended to balance pay for performance against appropriate time periods.

•

The Company maintains a reward “clawback” policy that requires a recoupment of bonus, incentive and equity compensation earned by any executive officer of the Company in connection with a restatement of the Company’s financial statements due to material noncompliance with financial reporting requirements.

•

Stock Ownership Guidelines are in place for all of the Company’s executive officers, including the Named Executive Officers, providing the goal that executive officers own shares of the Common Stock equal to two to five times their current annual base salary.

•	A Pre-Clearance Trading Policy is in place that requires pre-approval of any transactions in Broadridge securities by executive officers.

•

The 2007 Omnibus Award Plan prohibits the: (i) granting of stock options with an exercise price less than the fair market value of the Common Stock on the date of grant, (ii) repricing (reduction in exercise price) of stock options without prior stockholder approval, and (iii) inclusion of reload provisions in any stock option granted.

Key Roles and Processes for Executive Compensation Decision-Making

Role of the Compensation Committee

The Compensation Committee has oversight of all elements of compensation of Broadridge’s executive officers, including the Named Executive Officers, and it determines and approves the total compensation package of the CEO. In practice, the Compensation Committee is involved in the review and approval of all compensation decisions related to all of the Named Executive Officers. The Compensation Committee plays a significant role in the evolution of Broadridge’s executive compensation strategies and policies in order to ensure that such compensation strategies and policies support our long-term business strategy and enhance our performance and return to stockholders.

Role of the Independent Consultant

Since 2007, the Compensation Committee engaged Towers Watson as its independent compensation consultant to provide compensation market analysis and insight with respect to our executive officers, including the Named Executive Officers. In addition, in fiscal year 2010, Towers Watson provided the Compensation Committee advice on changes to the Peer Group (as defined below), an update on executive compensation trends, recommendations on a new clawback policy, and an assessment on the executive pay program for excessive risk-taking. Please see the “Corporate Governance” section of this Proxy Statement for additional information about the role of Towers Watson.

Role of Management

The Compensation Committee consults with Broadridge’s CEO who makes recommendations on compensation policies and awards pertaining to the Company’s executive officers, including the Named Executive Officers. Also, in evaluating the performance of the CEO, the Compensation Committee takes into account the annual evaluation of the CEO conducted by the Board.

Peer Group Selection and Market Data

The list of companies determined to be Broadridge’s peers for compensation benchmarking purposes is reviewed annually by the Compensation Committee. The Compensation Committee, with the assistance of its independent compensation consultant, has determined that the following 21 companies are Broadridge’s 2010 peers for compensation benchmarking purposes (the “Peer Group”):

• Alliance Data Systems Corp.	• Heartland Payment Systems Inc.
• Cognizant Technology Solutions Corp.	• Hewitt Associates Inc.
• Convergys Corp.	• Jack Henry & Associates
• DST Systems Inc.	• Lender Processing Services, Inc.
• Dun & Bradstreet Corp.	• MF Global Holdings, Ltd.
• Equifax Inc.	• Paychex Inc.
• Euronet Worldwide Inc.	• SEI Investments Co.
• Fidelity National Information Services, Inc.	• TeleTech Holdings Inc.
• Fiserv Inc.	• Total System Services Inc.
• GFI Group Inc.	• VeriFone Holdings Inc.
• Global Payments Inc.

The Peer Group was adjusted from the 2009 peer group upon the review and recommendation of the Compensation Committee’s compensation consultant. The Peer Group companies were selected by the Compensation Committee taking into account the recommendations of the Compensation Committee’s compensation consultant and were based primarily on four factors:

•	The similarity of the business in which the company operates to Broadridge’s business;

•	The company’s annual revenue;

•	The enterprise value of the company; and

•	Sales growth over one-year and three-year periods.

Metavante Technologies, Inc. and Perot Systems were removed from the Peer Group because they were acquired by other companies and are no longer deemed “best fit” for Broadridge. The Compensation Committee, at the recommendation of their compensation consultant, also elected to add the following organizations to the Peer Group because of their similar size and the fact they provide services to the financial services industry similar to those provided by Broadridge: Dun & Bradstreet Corp., Euronet Worldwide Inc., Jack Henry & Associates, MF Global Holdings, Ltd., and VeriFone Holdings Inc.

The Peer Group data is considered a primary source of information in the determination of both market practices and market compensation levels for the Named Executive Officers. However, in many circumstances, the Peer Group data is not sufficient due to limited matches of certain executive officer positions or roles. In those cases, the Compensation Committee also reviews data related to 415 publicly traded general industry companies with annual revenues regressed to $2.2 billion (the “General Industry Group”) when it is considering the market competitiveness of Named Executive Officer compensation levels and/or market practices.

For comparison purposes, due to the variance in size among the companies in the General Industry Group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust the data for differences in the General Industry Group company revenues in order to be comparable to Broadridge. Because revenue was the sole factor in determining the General Industry Group, the Compensation Committee considers the General Industry Group a secondary source for data when compared to the Peer Group where the relevance of the Peer Group data may be limited.

General Industry Group data was reviewed by the Compensation Committee in conjunction with the Peer Group data to determine market rates and year-over-year changes in all Named Executive Officers’ total compensation, which are discussed in more detail below. Peer Group data was also used to determine external market competitive practice on executive officer stock ownership levels when evaluating the special stock option grants, as explained below.

Elements of Executive Compensation

Summary of Target Compensation for Named Executive Officers

The fiscal year 2010 compensation elements that comprise the annualized total target direct compensation for the Named Executive Officers are summarized below. The information described below differs from the information presented in the Summary Compensation Table required by the SEC, which can be found on page 45, and is not a substitute for such information. The RSU and stock option awards columns in the Summary Compensation Table represent the grant date fair value of awards made during fiscal year 2010. The values below represent a planning estimate, used by the Compensation Committee at the time of their decision, of the grant date fair value of these awards. In addition, this table does not include the special stock option grants to the Founding Executive Officers, as described in the “Special Stock Option Grants” section of this Proxy Statement.

Name	Annual Salary	Non-Incentive Bonus	Cash Incentive Target as % of Salary	Total Target Cash	Target Equity Value	Total Target Direct Compensation
Richard J. Daly	$675,000	$0	$1,100,000	$1,775,000	$1,775,000	$3,550,000
CEO			163%

Dan Sheldon	$446,250	$0	$334,700	$780,950	$500,000	$1,280,950
Corporate Vice President and CFO			75%

John Hogan	$540,000	$0	$675,000	$1,215,000	$1,100,000	$2,315,000
President and COO			125%

Timothy C. Gokey*	$500,000	$250,000	$500,000	$1,250,000	$825,000	$2,075,000
Senior Vice President and Chief Corporate Development Officer			100%

Robert Schifellite	$348,400	$0	$348,400	$696,800	$300,000	$996,800
Corporate Vice President, Investor Communication Solutions			100%

*	Mr. Gokey’s employment with the Company commenced in April 2010 and all amounts paid to Mr. Gokey in fiscal year 2010 represented three months’ employment of the fiscal year. Mr. Gokey was guaranteed a minimum cash incentive award amount of $125,000 for fiscal year 2010 in his Offer Letter (100% of target, prorated for three months’ employment). In addition, upon hire Mr. Gokey received a one-time cash signing bonus of $250,000.

The mix of compensation elements for the Named Executive Officers, and particularly the CEO, is more heavily weighted towards variable, performance-based compensation than for the balance of the executive officer population. This is intended to ensure that the executives who are most responsible for overall performance and changes in stockholder value are held most accountable.

The mix of pay for each Named Executive Officer is distributed as follows:

Name	Fixed Cash	At Risk Cash	Equity
Richard J. Daly CEO	19%	31%	50%
Dan Sheldon Corporate Vice President and CFO	35%	26%	39%
John Hogan President and COO	23%	29%	48%
Timothy C. Gokey Senior Vice President and Chief Corporate Development Officer	27%	27%	46%
Robert Schifellite Corporate Vice President, Investor Communication Solutions	35%	35%	30%

CEO Evaluation Process

In fiscal year 2010, the Compensation Committee, with the advice of a third-party executive leadership consultant, adopted a new process by which the CEO’s performance will be evaluated each year commencing with the fiscal year 2010 performance review. The CEO evaluation focuses on both leadership and measureable performance, as discussed below:

•

The leadership profile assesses Mr. Daly’s personal behaviors against expectations in four leadership categories: strategic leadership, enabling future growth, human capital management and stakeholder engagement.

•	The CEO scorecard assesses financial and operational business performance against expectations in four categories: financial goals, operational excellence goals, human capital goals and client goals.

Mr. Daly’s performance in each of these categories was evaluated by Mr. Daly himself and all members of the Board. In addition, Mr. Daly’s behaviors in the leadership profile categories were evaluated by the executive officers of the Company. Ratings were tabulated by the third-party executive leadership consultant and returned to the Board of Directors.

The Board of Directors used the results of both the leadership profile and the CEO scorecard to assess Mr. Daly’s performance for the fiscal year, and to communicate the key behaviors and strategic goals that the Compensation Committee wants Mr. Daly to pursue in the upcoming fiscal year. At the conclusion of the fiscal year, the results and commentary provided by the executive leadership consultant to the Company’s Board were considered by the Compensation Committee, along with Peer Group benchmark data provided by the independent compensation consultant in determining the Strategic Goals portion of Mr. Daly’s annual cash incentive award payment for fiscal year 2010, and Mr. Daly’s total target compensation for fiscal year 2011. In its evaluation of Mr. Daly, the Board of Directors concluded that Mr. Daly exceeded the expectations of the Board in both the leadership profile and the CEO scorecard in fiscal year 2010.

Base Salary

The base salary of Broadridge’s CEO is reviewed and approved by the Compensation Committee in August of each year. Through 2009, the base salaries of Broadridge’s other Named Executive Officers were reviewed and approved by the CEO and the Compensation Committee in April of each year. This process was changed in 2010 and now occurs in August of each year.

Executive officer base salaries vary based on job responsibilities, individual contributions, and the relative scarcity of key skills in the external market. The base salaries for Broadridge’s CEO, CFO, and other Named Executive Officers are designed so that, when combined with other compensation elements, the total compensation levels at target performance are approximately at the median of similar positions in the Peer Group. The base salaries of the other executive officers are set using a similar methodology, but with a target of the median of the General Industry Group. The General Industry Group is used as the primary benchmark for other executive officer compensation analyses because the Peer Group data has not historically provided a sufficient number of job matches to make the analysis of those positions statistically reliable based on the functional role of each executive.

Chief Executive Officer

In August 2009, the Compensation Committee reviewed Mr. Daly’s base salary and determined to make no change to his salary for 2010. In making this decision, the Compensation Committee considered an external market analysis conducted by its independent compensation consultant and the fact that Broadridge canceled the April 2009 merit-based salary increases for executive officers and delayed the 2010 merit-based salary increase from April 2010 to September 2010 due to the weak economic conditions.

In August 2010, management recommended to the Compensation Committee that in consideration of the continued weak economic conditions, the executive officers should not receive merit-based salary increases in 2011 except where there was a significant difference between an officer’s base salary and the market median. Although the fiscal year 2010 CEO evaluation conducted by the Board of Directors concluded that Mr. Daly exceeded the expectations of the Board in both the leadership profile and the CEO scorecard, the Compensation Committee agreed with management’s recommendation and determined that Mr. Daly should not receive a merit-based salary increase for 2011 due to the continued weak economic conditions and to maintain consistency with the other executive officers.

Other Named Executive Officers

In April 2009, executive salary surveys provided by Towers Watson and other compensation consulting firms indicated that the majority of surveyed companies changed their planned executive base salary merit increases in 2009 due to the weak economic conditions. As a result of this analysis, in April 2009, the Compensation Committee approved Mr. Daly’s recommendation that base salaries be frozen for all other Named Executive Officers for 2010.

In 2010, the Compensation Committee engaged Towers Watson to perform a review of total target direct compensation (i.e., base salary, target annual cash incentive, and target long-term equity incentive award) for all executive officers, including the Named Executive Officers. Based on this analysis, the Compensation Committee decided in August 2010 to increase the base salary of Mr. Schifellite for 2011 to $400,000 per year, effective September 1, 2010, to better align his total target compensation package with the median of similar positions in the Peer Group. The fiscal year 2011 base salaries for Mr. Sheldon and Mr. Hogan were not adjusted based on the findings presented in the Towers Watson study.

Upon joining Broadridge in April 2010, Mr. Gokey’s base salary was set by the Compensation Committee at $500,000 based on a review by management of market practices for executives with similar responsibilities to Mr. Gokey and his overall compensation package.

Annual Performance-Based Cash Incentives

Broadridge provides annual performance-based cash incentives to all of its executive officers, including the Named Executive Officers, under the 2007 Omnibus Award Plan. The incentives are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The annual cash incentives for the Company’s Named Executive Officers are designed to reward annual performance, as measured by achievement against pre-set goals.

In August 2009, after reviewing Broadridge’s fiscal year 2010 business plan and a report from the independent compensation consultant that provided data on executive annual cash incentive pay practices, the Compensation Committee recommended that all cash incentive award targets for our Named Executive Officers remain unchanged for 2010. Also, the Compensation Committee approved the goals for each Named Executive Officer. For 2010, 70% of the target annual cash incentive for each Named Executive Officer, except the CEO, is based on pre-set financial goals, with the remainder based on strategic goals and client satisfaction. For the CEO, 75% of the annual target annual cash incentive is based on pre-set financial goals.

•

Financial Goals: Achievement of certain financial measures is the most heavily-weighted set of goals for all Named Executive Officers because the Compensation Committee considers these goals to provide relevant measures of the Company’s overall business performance for the year, as it believes these factors are directly related to the creation of long-term stockholder value.

•

Strategic Goals: The actual amount payable on the Strategic Goals will be determined at the full discretion of the Compensation Committee, up to a pre-set limit based on the achievement of an EPS goal. The Company’s fiscal year 2010 EPS determines the maximum each Named Executive Officer is eligible to receive under this portion of the cash incentive; however the Compensation Committee may, in its discretion, provide a lesser amount. The EPS goals selected to fund this portion of the cash incentive awards are not the Company’s financial targets. Instead, they were selected by the Compensation Committee to serve as levels of EPS performance under which the discretionary portion of the cash incentive award payments should be capped to ensure that payouts are aligned with both the Company’s strategic accomplishments and financial results. The chart below details the maximum award as a percentage of target at various EPS achievement levels for this portion of the cash incentive awards.

	Maximum Payable on Discretionary Portion of Cash Incentive = 100% of Target	Maximum Payable on Discretionary Portion of Cash Incentive = 150% of Target	Maximum Payable on Discretionary Portion of Cash Incentive = 200% of Target
Fiscal year 2010 EPS	$1.15 per share	$1.25 per share	$1.35 per share

The details on the calculation of the 2010 annual cash incentive amounts for the Named Executive Officers are provided below.

Chief Executive Officer

Mr. Daly’s annual cash incentive award is part of his total annual compensation package. Its target value for fiscal year 2010 was $1,100,000, with a range of possible payment of 0% to 200% of the target amount. The measures approved by the Compensation Committee were as follows:

•

Financial Goals: 75% of the weighting of the cash incentive is tied directly to Broadridge’s corporate performance vs. three pre-set financial goals which are described in more detail below: EPS, fee revenue, and free cash flow.

•

Strategic Goals: 25% of the weighting of the cash incentive is tied to Mr. Daly’s performance as CEO, and the execution of key strategic initiatives set forth below. The actual amount payable on this portion is determined at the full discretion of the Compensation Committee, up to a pre-set limit based on the achievement of an EPS goal.

Chief Executive Officer—Determination of Fiscal Year 2010 Annual Cash Incentive Award

The goals for Mr. Daly were set and evaluated by the Compensation Committee and communicated to Mr. Daly at the beginning of the fiscal year. Mr. Daly’s fiscal year 2010 cash incentive payment was reviewed and approved by the Compensation Committee. Mr. Daly does not participate in the final determination of his cash incentive payment. The Financial Goals portion of Mr. Daly’s 2010 cash incentive award was determined as follows:

Financial Goal	Weight	Target	Goal Range	Achievement	% Earned
Fiscal Year 2010 Broadridge EPS	37.50%	$1.55 per share	$1.24 – $1.86 per share (80 – 120% of target)	$1.56 per share	103.2%
Fiscal Year 2010 Broadridge Fee Revenue	18.75%	$1,465.0 million	$1,245.3 – $1,684.8 million (85-115% of target)	$1,502.9 million	117.2%
Fiscal Year 2010 Broadridge Free Cash Flow	18.75%	$252.0 million	$201.6 – $302.4 million (80-120% of target)	$281.0 million	157.5%

The Financial Goals are defined as follows:

•	The EPS goal is measured as the Company’s fiscal year diluted earnings per share from continuing operations excluding the recognition of a one-time deferred tax item.

•	The fee revenue goal is measured as the Company’s total annual revenues from continuing operations less distribution revenues that consist primarily of postage-related fees.

•

The free cash flow goal is measured as the cash flow from continuing operations excluding certain one-time items (“Free Cash Flow”). In fiscal year 2010, Free Cash Flow excluded the positive cash flow created by certain working capital improvements and changes to deferred tax balances.

In August 2010, the Compensation Committee determined that the Company’s fiscal year 2010 EPS performance of $1.56 resulted in an available cash incentive award payment of 200% of target for the Strategic Goals portion of the cash incentive award for each Named Executive Officer, including Mr. Daly. This portion of Mr. Daly’s cash incentive award was based upon his achievement of the Strategic Goals that were communicated to Mr. Daly by the Compensation Committee at the beginning of the fiscal year. These included the execution of alliance strategies in the Securities Processing Solutions segment, the development of new strategic initiatives, the continued pursuit and execution of acquisitions, and the integration of new senior executives. The Compensation Committee considered the following key accomplishments in determining Mr. Daly’s achievement of the Strategic Goals portion of his cash incentive award:

•	The sale of the Company’s clearing operations contracts and execution of subsequent outsourcing contract with Penson Worldwide, Inc.;

•	The execution of a multiple-year services contract with Morgan Stanley Smith Barney;

•	The execution of a business alliance agreement with International Business Machines Corporation; and

•	The hiring and development of key executive talent, including the 2010 hiring of Mr. Gokey as Chief Corporate Development Officer.

In total, based on these accomplishments and the Committee’s assessment of his overall performance, the Committee decided to pay Mr. Daly 140% of the target on his Strategic Goals portion of his cash incentive award.

Other Named Executive Officers

The other Named Executive Officers’ 2010 annual cash incentive target goals were recommended to the Compensation Committee by Mr. Daly, with his own Financial and Strategic Goals serving as a guideline on both target performance and relative weighting of those goals. In August 2009, the Compensation Committee approved the 2010 cash incentive award targets for the other Named Executive Officers.

The target cash incentive award amounts are a percentage of each executive officer’s base salary and are determined by a combination of the executive’s job grade level and other factors such as the specific responsibilities of the executive’s role and external market analysis of both the Peer Group and the General Industry Group. In fiscal year 2010, the cash incentive awards had a possible payment range of 0% to 200% of the target amounts. The other Named Executive Officers’ 2010 annual incentive targets were: Mr. Sheldon: 75%; Mr. Hogan: 125%; Mr. Gokey: 100%; and Mr. Schifellite: 100% of their respective fiscal year-end base salaries.

The annual incentive award targets and performance measures for fiscal year 2010 for the other Named Executive Officers were as follows:

Dan Sheldon Target Incentive Award = $334,700 (75% of fiscal year-end salary)

•   Broadridge Financial Goals (70% weight)—Fee revenue, EPS, and Free Cash Flow

•   Strategic Goals (25% weight)—discretionary payment based on Mr. Sheldon’s key strategic accomplishments during the fiscal year described in more detail below

•   Client Satisfaction (5% weight)—weighted average achievement vs. pre-set targets in Broadridge client satisfaction survey scoring in the Securities Processing Solutions and Investor Communication Solutions segments

John Hogan Target Incentive Award = $675,000 (125% of fiscal year-end salary)

•   Broadridge Financial Goals (70% weight)—Fee revenue, EPS, and Total Sales

•   Strategic Goals (25% weight)—discretionary payment based on Mr. Hogan’s key strategic accomplishments during the fiscal year described in more detail below

•   Client Satisfaction (5% weight)—weighted average achievement vs. pre-set targets in Broadridge client satisfaction survey scoring in the Securities Processing Solutions and Investor Communication Solutions segments

Timothy C. Gokey Target Incentive Award = $125,000 (100% of fiscal year-end salary, prorated for three months’ employment in fiscal year 2010)

•   Broadridge Financial Goals (70% weight)—Fee revenue, EPS, and Total Sales

•   Strategic Goals (25% weight)—discretionary payment based on Mr. Gokey’s key strategic accomplishments during the fiscal year described in more detail below

•   Client Satisfaction (5% weight)—weighted average achievement vs. pre-set targets in Broadridge client satisfaction survey scoring in the Securities Processing and Investor Communication Solutions business segments

Robert Schifellite Target Incentive Award = $348,400 (100% of fiscal year-end salary)

•   Broadridge Financial Goals (35% weight)—Fee revenue excluding the clearing and outsourcing solutions business, EPS excluding the clearing and outsourcing solutions business, and Total Sales excluding the clearing and outsourcing solutions business

•   Bank/Broker-Dealer/Issuer Financial Goals (35% weight)—Fee revenue, fee earnings before interest and taxes (“EBIT”), and sales of the Bank/Broker-Dealer/Issuer business division of the Investor Communication Solutions segment

•   Strategic Goals (25% weight)—discretionary payment based on Mr. Schifellite’s key strategic accomplishments during the fiscal year described in more detail below

•   Bank/Broker-Dealer/Issuer Client Satisfaction (5% weight)—weighted average achievement vs. pre-set targets in Broadridge client satisfaction survey scoring in the Bank/Broker-Dealer/Issuer business division of the Investor Communication Solutions segment

Other Named Executive Officers—Determination of Fiscal Year 2010 Annual Cash Incentive Award

All other Named Executive Officers’ annual cash incentive award payment amounts were recommended by Mr. Daly and approved by the Compensation Committee. To the extent applicable, the Financial Goals listed above are measured in the same manner as the measurement of Mr. Daly’s Financial Goals for purposes of determining the cash incentive awards of the other Named Executive Officers.

The Financial Goals for Mr. Sheldon are identical to Mr. Daly’s Financial Goals. As the CFO, Mr. Sheldon’s core responsibilities include the sound management of the Company’s cash flow, and therefore, Free Cash Flow is an important metric in evaluating his performance.

The Financial Goals for Mr. Hogan and Mr. Gokey are the same as Mr. Daly’s except they include a total sales goal instead of Free Cash Flow. The total sales goal is measured as the annual value of the expected revenue from all services contracts signed in the current fiscal year (“Total Sales”). As the President and COO and the Chief Corporate Development Officer, respectively, Mr. Hogan and Mr. Gokey participate directly in setting and implementing top-line growth strategies that drive the Company’s sales performance, and therefore, Total Sales is an appropriate financial goal.

Achievement of the Broadridge Total Sales Financial Goal for fiscal year 2010 was determined as follows:

Financial Goal	Target	Goal Range	Achievement	% Earned
Fiscal Year 2010 Broadridge Total Sales	$176.9 million	$116.8 million – $217.0 million	$180.8 million	107.4%
		(70-130% of target)

The Broadridge Financial Goals for Mr. Schifellite are based upon Broadridge results achieved excluding the clearing and outsourcing solutions business in order to avoid perceived conflicts of interest for clients of the Investor Communication Solutions segment. Mr. Schifellite’s Financial Goals of fee revenue, EPS and Total Sales excluding the clearing and outsourcing solutions business are measured by excluding the revenue, EBIT, and sales contributions of the clearing and outsourcing solutions business from the Company’s financial statements.

Achievement of the Broadridge Financial Goals excluding the clearing and outsourcing solutions business for fiscal year 2010 was determined as follows:

Financial Goal	Target	Goal Range	Achievement	% Earned
Fiscal Year 2010 Broadridge Fee Revenue Excluding Clearing and Outsourcing Solutions Business	$1,363.4 million	$1,158.9 million – $1,567.9 million	$1,403.6 million	119.7%

Fiscal Year 2010 Broadridge EPS Excluding Clearing and Outsourcing Solutions Business	$1.58 per share	$1.26 – $1.90 per share	$1.58 per share	100.0%

Fiscal Year 2010 Broadridge Total Sales Excluding Clearing and Outsourcing Solutions Business	$129.9 million	$103.9 million – $155.9 million	$161.2 million	200.0%

Mr. Schifellite’s Financial Goals also include the results of the Bank/Broker-Dealer/Issuer division of the Investor Communication Solutions segment, as Mr. Schifellite is directly responsible for the results of that division. The Company has not disclosed the revenue, EBIT and sales targets and ranges pertaining to the Bank/Broker-Dealer/Issuer division because this information is not otherwise publicly disclosed by the Company and the Company believes it would cause competitive harm to do so in this Proxy Statement. The probability of achieving these Financial Goals was substantially uncertain at the time the goals were set. In addition, the Bank/Broker-Dealer/Issuer division revenue, EBIT and sales Financial Goals all exceeded the levels attained in the prior fiscal year.

As previously stated, the Compensation Committee determined that the Company’s fiscal year 2010 EPS performance of $1.56 resulted in an available cash incentive award payment of 200% of target for the Strategic Goals portion of the cash incentive award for each Named Executive Officer. This portion of the cash incentive award for the other Named Executive Officers was based upon their achievement of Strategic Goals that were similar to the qualitative measures used by the Compensation Committee to evaluate the performance of the

CEO. The goals varied by Named Executive Officer and were set and communicated at the beginning of the fiscal year. They included the execution of alliance strategies in the Securities Processing Solutions business segment, the development of new strategic initiatives, and the continued pursuit and execution of acquisitions. The following key accomplishments were considered in determining the achievement of the Strategic Goals portion of the other Named Executive Officers’ cash incentive awards:

•	The sale of the Company’s clearing operations contracts and execution of subsequent outsourcing contract with Penson Worldwide, Inc.;

•	The execution of a multiple-year services contract with Morgan Stanley Smith Barney; and

•	The execution of a business alliance agreement with International Business Machines Corporation.

Mr. Daly made a recommendation of a payment on the Strategic Goals metric for each of the other Named Executive Officers, subject to Compensation Committee approval. The Compensation Committee reviewed and concurred in the assessment of the CEO with respect to the performance of the other Named Executive Officers against their Strategic Goals.

The amounts earned by the other Named Executive Officers on the Strategic Goals portion of their cash incentive awards ranged from 109.5% to 135% of their respective target amounts.

Fiscal Year 2010 Annual Cash Incentive Award Payments

The results of the annual cash incentive award calculations for fiscal year 2010 are as follows:

	Fiscal Year 2010 Annual Cash Incentive Totals
Name	Target $		Earned $	Earned as % of Target
Richard J. Daly	$1,100,000		$1,377,475	125.2%
Dan Sheldon	$334,700		$417,300	124.7%
John Hogan	$675,000		$782,400	115.9%
Timothy C. Gokey	$125,000	*	$136,900	109.5%
Robert Schifellite	$348,400		$448,800	128.8%

*	Mr. Gokey was guaranteed a minimum cash incentive award amount of $125,000 for fiscal year 2010 in his Offer Letter (100% of target, prorated for three months’ employment).

Fiscal Year 2011 Annual Cash Incentive Award Target Amounts

At the end of fiscal year 2010, the Compensation Committee engaged Towers Watson to perform a review of total target direct compensation (i.e., base salary, target annual cash incentive, and target long-term equity incentive award) for all executive officers, including the Named Executive Officers. Based on the results of this review, the Compensation Committee approved management’s recommendation that all cash incentive target amounts as a percentage of fiscal year-end base salary for Named Executive Officers remain unchanged for fiscal year 2011.

Long-Term Equity Incentive Compensation

The Company maintains the 2007 Omnibus Award Plan which provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, phantom stock awards, stock bonuses and performance compensation awards, or a combination of the foregoing to employees, directors, and consultants or advisors to the Company. The Board of Directors or its delegate has sole discretion to determine eligibility under the 2007 Omnibus Award Plan. The purpose of long-term equity incentive compensation provided under the 2007 Omnibus Award Plan is to align executive financial interests with those of stockholders, and to improve our long-term profitability and stability through the attraction and retention of superior talent.

The Company grants both stock options and performance-based RSUs to its executive officers annually in order to reinforce key long-term business strategies. Stock options, with an expiration date of 10 years from the grant date, align executive officers with stockholder interests to create long-term growth in the Broadridge stock price. Performance-based RSUs, with a two-year performance period prior to vesting, reinforce year-over-year EPS growth, which has an impact on the Company’s stock price growth. In addition, the Company’s corporate governance policies on executive officer stock ownership, pre-clearance trading, and clawbacks ensure that the retentive value of the overall long-term equity incentive program is not compromised by short-term stock price performance or adversely affected by factors outside the control of management.

Long-Term Equity Incentive Grants

Each Named Executive Officer and other executive officers have an annual long-term equity incentive target grant denoted in U.S. dollars. These grant guidelines are intended to result in median total compensation opportunity when combined with the cash compensation opportunity. The dollar targets are converted into annual grants of stock options and performance-based RSUs based on the prevailing price of Broadridge Common Stock and the expected value of each stock option granted as determined by a standard stock option valuation model under FASB ASC Topic 718.

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Stock Options. The individual grants to the CEO are determined and approved by the Compensation Committee prior to grant. The Compensation Committee has delegated the authority to the CEO to recommend stock option grants to the executive officers, including the Named Executive Officers, other than himself. All recommendations by the CEO regarding grants made to other executive officers are reviewed and approved by the Compensation Committee. The Compensation Committee also approves the individual grants and aggregate number of stock options for grant to all other eligible employees.

The exercise price equals the Common Stock closing price on the date of the grant (i.e., fair market value). All stock option grants are made effective two business days following the Company’s next quarterly earnings release. The stock options have a 10-year term and vest 20% per year on the anniversary date of the grant for the following five years subject to continued employment with the Company.

In August 2008, the Compensation Committee decided to suspend the fiscal year 2009 annual stock option grants for the Founding Executive Officers who receive special stock option grants described in more detail below. In August 2009, the Compensation Committee took the same action with respect to the fiscal year 2010 annual stock option grants. The Compensation Committee made this change because the special stock option grants alone provided sufficient alignment with stockholder interests for each of the fiscal years in which the special stock option grants were made. The value of these stock options for such executives was included in their performance-based RSU awards.

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Restricted Stock Units. The individual grants to the CEO are determined and approved by the Compensation Committee prior to grant. The Compensation Committee has delegated the authority to the CEO to recommend RSUs to the executive officers, including the Named Executive Officers, other than himself. All recommendations by the CEO regarding grants made to other executive officers are reviewed and approved by the Compensation Committee. The Compensation Committee also approves the aggregate number of RSUs for grant to all other eligible employees.

The performance criteria required to earn shares under the 2007 Omnibus Award Plan, and the individual awards to the CEO and the other Named Executive Officers are approved by the Compensation Committee prior to the grant of awards. The fiscal year 2010 performance-based RSU award occurred on October 1, 2009. It is anticipated that performance-based RSUs will vest and convert to Company Shares nine months after the conclusion of a two-year performance period, based on a pre-set financial metric for Broadridge’s financial performance over the performance period. For the performance cycle for this grant the financial metric is EPS growth. This metric was selected because it is Broadridge’s primary measure of annual corporate profitability and provides alignment with stockholder interests. The number of shares that can be earned based on performance ranges from 0% to 150% of the total target RSUs. No plan participant receives dividends or dividend equivalents during any part of the vesting cycle of any performance-based awards. The Compensation Committee also approves the aggregate number of stock options for grant to all other eligible employees.

Once the number of earned RSUs is determined at the end of the performance period, they remain unvested until April 1st of the following calendar year, thus resulting in a 30-month cycle from date of award to date of vesting. Upon vesting, the RSUs convert to Broadridge shares at a ratio of one Broadridge share for each RSU.

The results of the conclusion of the performance-based RSU cycle for fiscal years 2009 and 2010 are detailed in the “Completion of Performance-Based Restricted Stock Cycles” section of this Proxy Statement.

The RSU awards made to the Named Executive Officers in 2010 are detailed in the “Fiscal Year 2010 Performance-Based RSU Target Awards” section of this Proxy Statement.

At-Hire Equity Award for Mr. Gokey

In May 2010, as part of the compensation package Mr. Gokey received upon being hired by the Company, the Compensation Committee awarded Mr. Gokey 100,000 stock options that vest over two years at a rate of 50% per year on each anniversary date of the grant, and 150,000 stock options that vest over five years at a rate of 20% per year on each anniversary date of the grant. These options have a termination date of 10 years from the date of grant and an exercise price equal to the closing price of the Common Stock on the date of grant. In addition, Mr. Gokey was granted 14,800 time-vesting RSUs with an estimated value at the time of grant of $325,000. These time-vesting RSUs are not subject to performance conditions and will vest and convert to shares of the Common Stock on April 1, 2011. Mr. Gokey also received a performance-based RSU award upon being hired by the Company, as set forth in the “Fiscal Year 2010 Performance-Based RSU Target Awards” section below.

Special Stock Option Grants

During fiscal year 2008, the Compensation Committee determined that the level of ownership of the Company Shares by the Founding Executive Officers as a group (all of the Named Executive Officers were Founding Executive Officers, except Mr. Gokey who was not employed by the Company at the time) did not adequately align their interests with those of the Company’s stockholders. Because most of the executive officers were not executive officers of ADP prior to the Company’s March 2007 spin-off from ADP, and ADP’s compensation committee took no action prior to the spin-off regarding long-term Broadridge ownership targets for executive officers, these individuals did not have an opportunity to accumulate equity ownership in the Company through stock options and/or restricted stock grants.

As a result of the relatively low level of stock ownership as a percentage of the total outstanding Common Stock at the time of the spin-off, the Compensation Committee determined it was appropriate to increase the total opportunity for ownership of Company Shares by the Founding Executive Officers through a multi-year series of stock option grants. The Compensation Committee’s long-term goal is to have the executive officers own directly, or have granted to them in the form of stock options, restricted stock, and RSUs, five percent of all Company Shares outstanding. The Compensation Committee anticipated it would take several years to meet this goal. These grants were larger than would otherwise be granted annually had the Company been independent for a greater number of years.

In addition to the long-term ownership goal stated above, stock ownership guidelines (which are more fully described below) were adopted so that, following the vesting and exercise of these grants, the executive officers will own an adequate amount of Company Shares to keep their individual interests aligned with those of the Company’s stockholders.

These special stock option awards were made under the 2007 Omnibus Award Plan in three separate grants, dated February 25, 2008, February 2, 2009, and February 8, 2010. The special stock options granted on February 8, 2010 vest ratably over three years and have a 10-year term, subject to earlier expiration upon the occurrence of certain events. The specific special stock option grants made to the Named Executive Officers under the 2007 Omnibus Award Plan are detailed in the “Grants of Plan-Based Awards Table” of this Proxy Statement. The awards made on February 8, 2010 are the final grants under this program. Two-thirds of these options have an exercise price that is greater than the Common Stock price on the date of grant (i.e., a premium price). Of the premium-priced stock options, half have an exercise price of 110% of the Common Stock price on the date of grant and half have an exercise price of 120% of the Common Stock price on the date of grant. The Compensation Committee elected to award these stock options with premium pricing to lower the overall accounting cost of the stock options and to enhance the performance nature of the awards by requiring the Company to show an appreciable level of stock price growth before the Founding Executive Officers would receive the full value of the awards.

Fiscal Year 2010 Long-Term Equity Incentive Award Targets Same as in Fiscal Year 2009

In August 2009, after a review of executive pay market trends with the independent compensation consultant, the Compensation Committee elected to make no changes to the total long-term equity incentive award target values for the Named Executive Officers in fiscal year 2010.

Fiscal Year 2010 Performance-Based RSU Target Awards

In August 2009, the Compensation Committee approved the following performance-based RSU target awards, with an award date of October 1, 2009:

Name	RSU Target Award (#)(1)	Target Value ($)
Richard J. Daly	91,100	$1,775,000	(2)
Dan Sheldon	25,650	$500,000	(2)
John Hogan	56,450	$1,100,000	(2)
Timothy C. Gokey	14,800	$325,000
Robert Schifellite	15,400	$300,000	(2)

(1)	The number of target RSUs awarded was determined using the average closing price of the Common Stock in August 2009 of $19.48.
(2)	These awards include the value of the regular annual stock option awards for these Named Executive Officers.

The number of shares that can be earned based on EPS performance over the fiscal years 2010 and 2011 performance period ranges from 0% to 150% of the total target RSUs. If earned, these RSUs will vest on April 1, 2012.

Mr. Gokey received his fiscal year 2010 RSU award on May 12, 2010. His award provides for the same terms as the other Named Executive Officers, including performance vesting conditions and vesting date.

Completion of Performance-Based RSU Cycles

In August 2010, the Compensation Committee determined that the Named Executive Officers earned 100% of the performance-based RSU target award amounts granted on October 1, 2008, due to the achievement of an average diluted EPS of $1.535 in fiscal years 2009 and 2010. The earned RSUs will vest and convert to shares of Common Stock on April 1, 2011, provided that the plan participant remains actively employed with Broadridge through the vesting date. The number of RSUs earned by each Named Executive Officer was as follows:

Name	Original RSU Target Award (#)	Actual RSUs Achieved (#)	Value on Payment Determination Date ($) (August 3, 2010) (1)(2)
Richard J. Daly	88,950	88,950	$1,834,149
Dan Sheldon	25,050	25,050	$516,531
John Hogan	55,150	55,150	$1,137,193
Robert Schifellite	15,050	15,050	$310,331

(1)	The value on the payment determination date is based on the closing price of the Common Stock on August 3, 2010 of $20.62.
(2)	Mr. Gokey was not employed with the Company at the time this award was granted.

Long-Term Equity Incentive Target Awards for Fiscal Year 2011

In August 2010, based on the Peer Group market analysis completed by Towers Watson, the Compensation Committee approved an increase in the annual target value of Mr. Daly’s long-term equity incentive awards from $1,775,000 to $2,000,000, effective with performance-based RSU grants made in October 2010. In addition, the Compensation Committee approved an increase in the annual target value of Mr. Schifellite’s long-term incentive awards from $300,000 to $500,000, effective with performance-based RSU grants made in October 2010. Both of these changes were made in order to provide total target direct compensation packages to Mr. Daly and Mr. Schifellite that are in line with the median compensation for similar positions in the Peer Group. No other changes were made to the target long-term incentive compensation awards for Named Executive Officers for fiscal year 2011.

Corporate Governance Policies

The Company has maintained Stock Ownership Guidelines and a Pre-Clearance Trading Policy that are designed to reflect best practices in corporate governance. In addition, in August 2010, the Company adopted an Executive Officer Compensation Clawback Policy.

Stock Ownership Guidelines

The Company’s stock ownership guidelines reinforce the goal of increasing equity ownership of the Company among executive officers in order to more closely align their interests with those of our stockholders. The ownership guidelines are based on each executive officer holding a total equity value at least equal to a specified multiple of his annual base salary. The multiples of base salary by executive officer position are:

•	Executive Chairman and Chief Executive Officer: 5x base salary

•	Chief Financial Officer: 3x base salary

•	President and Chief Operating Officer: 4x base salary

•	All other Corporate Senior Vice Presidents and Corporate Vice Presidents: 2x base salary

Equity ownership that counts toward this ownership goal includes shares owned outright, shares beneficially owned by direct family members (spouse, dependent children), shares held by a 401(k) plan or other savings plan, unvested time-based restricted shares, and vested in-the-money stock options. Unvested stock options, unvested RSUs and vested out-of-the-money stock options do not count toward satisfying the guideline goals.

Participants have five years from their appointment as an executive officer of the Company to meet the stock ownership guidelines. All of our executive officers are expected to meet their objectives based on future equity grant projections within the five-year time period.

Executive Officer Compensation Clawback Policy

In 2010, the Compensation Committee approved the adoption of a clawback policy that requires reimbursement of all or part of any bonus, incentive or equity-based compensation that is paid, awarded or vests to an executive officer if and to the extent that: (a) the payment, grant, or vesting was predicated upon the achievement of financial results that were subsequently the subject of a financial restatement due to material noncompliance with financial reporting requirements by the Company, and (b) a lower payment, award, or vesting would have occurred based upon the restated financial results.

Under this policy, the Company will, to the extent allowable under applicable laws, require reimbursement of any bonus, incentive or equity-based compensation previously awarded or cancel any unvested, unexercised or deferred stock awards previously granted to the executive officer in the amount by which the individual executive officer’s annual bonus or incentive or equity-based compensation for the relevant period exceeded the lower amount that would have been received based on the restated financial results. However, the Company will not seek to recover bonuses or incentive or equity-based compensation that was paid or had vested more than three years prior to the date the applicable restatement is disclosed.

Pre-Clearance Trading Policy

The Broadridge trading policy for the Company’s executive officers and directors provides that the Company’s executive officers and directors or their immediate family members, family trusts or other controlled entities cannot engage in any transaction in Broadridge securities (including purchases, sales, cashless exercises of stock options and the sale of Common Stock acquired pursuant to exercise of stock options) without first obtaining the approval of the Company’s General Counsel. Approval of transactions can be sought only during a defined window period when the executive officers and directors are not in possession of material non-public information about the Company. The trading policy prohibits the purchase or sale of collars, puts, calls, warrants, exchange-traded options or similar securities, and prohibits short sales on Common Stock.

Change in Control Severance Plan and Enhancement Agreements

Severance and change in control plans are designed to neutralize the potential conflict our executives could face with a potential change in control or other possible termination situation and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

The Change in Control Severance Plan for Broadridge executive officers (the “CIC Plan”) approved by the Broadridge Board of Directors prior to the Company’s spin-off from ADP remains in effect. All Named Executive Officers participate in the CIC Plan. In addition, Mr. Daly and Mr. Hogan entered into Change in Control Enhancement Agreements (the “Enhancement Agreements”) with the Company pursuant to which they are entitled to receive, on an item-by-item basis, the greater of the benefits and payments under the Enhancement Agreements and the CIC Plan. The Enhancement Agreements were put in place at the time of the spin-off of Broadridge from ADP by the Board of Directors of ADP in order to provide protection against certain risks inherent in a new company.

The purpose of the CIC Plan is to protect and enhance stockholder value by encouraging executive officers to evaluate potential transactions with independence and objectivity, ensuring continuity of management prior to and after a transaction, and ensuring that executives receive reasonable severance compensation in the event that their positions are eliminated as a result of a transaction. The CIC Plan is a “double-trigger” plan that requires both a change in control of the Company and a subsequent qualifying termination of employment in order for the executive officer to receive any payment under the plan. Under the CIC Plan, if a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason,” as those terms are defined under the CIC Plan, within a three-year period following a change in control, the participant will generally receive a severance payment and certain equity awards will be accelerated.

Please see the “Potential Payments Upon a Termination or Change in Control” section of this Proxy Statement for further information regarding Broadridge’s CIC Plan and the Enhancement Agreements.

Severance Arrangement

Mr. Gokey’s offer letter dated March 15, 2010, as amended in September, 2010 (the “Offer Letter”), provides that in the event Mr. Gokey’s employment is terminated by Broadridge without “cause” or he terminates his employment for “good reason,” as such terms are defined in the Offer Letter, Mr. Gokey is entitled to receive severance equal to two years of his base salary payable over 24 months and one year of his annual target cash incentive payment payable over 12 months. The payments are generally to be made in equal monthly installments. All RSUs and stock options granted to Mr. Gokey prior to termination will continue to vest during the 24-month severance period. Any vested stock options will be exercisable for the earlier to occur of: (a) the regular stock option expiration date; and (b) 180 days after the last date of severance payments. Mr. Gokey is required to abide by certain restrictive covenants relating to confidentiality and non-solicitation of customers and employees during the period of time he is receiving the severance. The severance terms also provide for a release by Mr. Gokey of all legal claims. Mr. Gokey’s benefits would not continue during the severance period.

Please see the “Employment Agreements” section of this Proxy Statement for a more detailed description of the Offer Letter. Other than as provided for Mr. Gokey, none of the Named Executive Officers have a severance arrangement separate from the CIC Plan with Broadridge.

Retirement Plans

Broadridge provides its Named Executive Officers retirement benefits on the same terms as those offered to other employees generally through the Broadridge Financial Solutions, Inc. Retirement Savings Plan (the “401(k) Plan”), a tax-qualified defined contribution plan. The 401(k) Plan allows our U.S. employees to save for retirement on a tax-deferred basis, and Broadridge makes matching contributions to the 401(k) Plan to encourage participation in this plan. In addition, the Named Executive Officers participate in the Company’s SORP, a non-qualified supplemental retirement plan. The Broadridge SORP provides supplemental benefits to executive officers and is intended to support the objective of attracting and retaining key talent by improving the market competitiveness of our overall rewards package and tying the receipt of value to continued tenure through a defined retirement age. Please see the “Pension Benefits Table” in this Proxy Statement for further information regarding Broadridge’s retirement plans.

Non-Qualified Deferred Compensation Plan

Broadridge sponsors the 2007 Deferred Compensation Plan (the “DC Plan”), an unfunded, non-qualified deferred compensation plan for the benefit of its Named Executive Officers and other executive officers each year. The DC Plan allows Broadridge participants to defer the obligation to pay certain income taxes until the time the funds are distributed, thus providing an alternative investment vehicle for financial planning. None of the Named Executive Officers deferred any compensation earned in fiscal year 2010 into the DC Plan. Please see the “Non-Qualified Deferred Compensation” section of this Proxy Statement for more information regarding the DC Plan.

Benefit Plans

Broadridge provides its Named Executive Officers with health and welfare benefits, on the same terms as those offered to other employees.

Perquisites

Broadridge provides the Named Executive Officers with a limited number of perquisites, and for fiscal year 2010, these consisted of a Company-paid car and up to $10,000 per calendar year in Company matching of charitable contributions made to qualified tax-exempt organizations. These perquisites are consistent with both general industry market practice based on the review of independent third-party executive benefit and perquisite surveys and Broadridge’s executive rewards strategy. The Company matching of charitable contributions was put in place to foster Broadridge’s commitment to charities and civic organizations. In January 2010, Broadridge offered all employees an opportunity to receive Company matching of charitable contributions equal to two times the donation to select charitable organizations in support of Haitian earthquake relief efforts. Mr. Daly and Mr. Hogan made charitable contributions that qualified for this double match.

Under Broadridge’s standard executive relocation program, Mr. Gokey was reimbursed for relocation expenses, which in fiscal year 2010 included an expense allowance and travel home before moving to New York. Under this program, he received a gross up for taxes associated with certain relocation expenses.

Please see the “All Other Compensation” column of the “Summary Compensation Table” and the “All Other Compensation Table” of this Proxy Statement for more information regarding the perquisites provided to the Named Executive Officers.

Employment Agreements

The Company does not have formal employment agreements with the Named Executive Officers, other than certain terms of Mr. Gokey’s Offer Letter. Mr. Gokey joined the Company on April 5, 2010, as its Senior Vice President and Chief Corporate Development Officer. Mr. Gokey’s Offer Letter describes his compensation package and includes severance provisions in the event that his employment is terminated by Broadridge without “cause” or he terminates his employment for “good reason,” as defined in the Offer Letter. Please see the “Grants of Plan-Based Awards Table—Employment Agreements” section of this Proxy Statement for a more detailed description of the Offer Letter.

Impact of Accounting and Tax Considerations

As a general matter, the Broadridge Compensation Committee reviews and considers the various tax and accounting implications of the compensation elements utilized by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under FASB ASC Topic 718.

With respect to taxes, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Named Executive Officers other than the CFO, subject to certain exceptions.

In general, the Company believes that compensation paid to executive officers should be performance-based and deductible for U.S. tax purposes. In certain instances, however, we may determine that it is in our best interest and that of our stockholders to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Code in order to provide a compensation package consistent with our program and objectives. We have requested and obtained stockholder approval of the 2007 Omnibus Award Plan so that awards under the 2007 Omnibus Award Plan may qualify as performance-based compensation under Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2010 Proxy Statement and be incorporated by reference in the Company’s 2010 Annual Report on Form 10-K.

Compensation Committee of the Board of Directors

Alan Weber, Chairman

Leslie A. Brun

Richard J. Haviland

Stuart R. Levine

Thomas J. Perna

Notwithstanding any SEC filing by the Company that includes or incorporates by reference other SEC filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the SEC except as specifically provided otherwise therein.

The following tables contain information regarding the components of total compensation of the Named Executive Officers for the Company’s fiscal years ended June 30, 2010, June 30, 2009 and June 30, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All other Compensation (6)	Total
Richard J. Daly	2010	$675,000	$0	$1,694,374	$1,949,365	$1,377,475	$912,205	$53,806	$6,662,225
Chief Executive Officer	2009	$675,000	$0	$1,248,508	$3,488,178	$1,278,750	$259,650	$40,564	$6,990,650
	2008	$600,000	$0	$624,477	$1,432,599	$1,489,980	$217,346	$38,072	$4,402,474

Dan Sheldon	2010	$446,250	$0	$477,065	$428,269	$417,300	$253,916	$41,920	$2,064,720
Corporate Vice President and Chief Financial Officer	2009	$446,250	$0	$351,604	$463,483	$334,970	$111,084	$31,714	$1,739,105
	2008	$430,313	$0	$208,159	$1,273,414	$505,379	$62,729	$32,626	$2,512,620

John Hogan	2010	$540,000	$0	$1,049,916	$1,004,217	$782,400	$734,245	$47,273	$4,158,051
President and Chief Operating Officer	2009	$540,000	$0	$774,089	$1,699,729	$810,344	$358,956	$41,140	$4,224,258
	2008	$510,000	$2,500	$520,856	$1,346,915	$794,150	$300,907	$36,108	$3,511,436

Timothy C. Gokey	2010	$121,154	$250,000	$599,137	$1,482,500	$136,900	$0	$79,057	$2,668,748
Senior Vice President and Chief Corporate Development Officer

Robert Schifellite	2010	$348,400	$0	$286,426	$398,734	$448,800	$222,211	$24,865	$1,729,436
Corporate Vice President, Investor Communication Solutions	2009	$348,400	$0	$211,243	$385,710	$415,908	$87,358	$26,221	$1,474,840
	2008	$338,350	$0	$155,890	$895,288	$363,381	$45,980	$31,389	$1,830,278

(1)	Fiscal year 2010 signing bonus provided to Mr. Gokey. Fiscal year 2008 bonus data represent a one-time discretionary bonus paid to Mr. Hogan.
(2)	Reflects RSUs granted by Broadridge under the 2007 Omnibus Award Plan. Amounts in this column represent the aggregate grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 12, “Stock-Based Compensation,” to the Company’s consolidated financial statements for the year ended June 30, 2010 included in our annual report on Form 10-K for the fiscal year ended June 30, 2010, for the relevant assumptions used to determine the valuation of these awards. For the performance-based RSUs, the amounts shown reflect the grant date fair value based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance-based RSUs granted in fiscal year 2010 assuming achievement of the highest level of performance is: Mr. Daly: $2,541,561; Mr. Sheldon: $715,598; Mr. Hogan: $1,574,875; Mr. Gokey: $745,159; Mr. Schifellite: $429,638.
(3)	Reflects stock options granted by Broadridge under the 2007 Omnibus Award Plan. Amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Please see Note 12, “Stock-Based Compensation,” to the Company’s consolidated financial statements for the year ended June 30, 2010 included in our annual report on Form 10-K for the fiscal year ended June 30, 2010, for the relevant assumptions used to determine the valuation of these awards. The fair value of each option award is estimated on the date of grant using the binomial stock option valuation method.
(4)	Represents annual incentive compensation paid under our 2007 Omnibus Award Plan based on performance of the Named Executive Officers during the corresponding fiscal year, which was paid to the Named Executive Officers in 2010, 2009 and 2008. With respect to Mr. Daly, the fiscal year 2008 amount also includes a mid-year cash incentive award equal to $600,000.
(5)	Represents changes in the value of the Broadridge SORP. The Company did not make a contribution to the DC Plan for the Named Executive Officers for fiscal years 2010, 2009, or 2008. See the “Pension Benefits Table” for a discussion of the Broadridge SORP and the section entitled “Non-Qualified Deferred Compensation” for a discussion of the DC Plan.
(6)	The amounts shown in this column represent the cost of a Company-paid car, car allowance, amounts paid by the Company on behalf of spouses who accompanied the Named Executive Officers on business travel, relocation expenses, tax gross up payments on the one-time bonus paid to Mr. Hogan and certain relocation expenses, contributions to the 401(k) Plan, Company-paid insurance premiums, and Company-paid matching charitable contributions. Please see the section below entitled “All Other Compensation” for more information.

ALL OTHER COMPENSATION

Name	Year	Perquisites and other Personal Benefits (1)	Tax Reimbursements (2)	Company Contributions to Defined Contribution Plans (3)	Insurance Premiums (4)	Matching Charitable Contributions (5)	Relocation (6)	Total
Richard J. Daly	2010	$13,416	$500	$21,560	$1,080	$17,250	$0	$53,806
	2009	$15,219	$500	$18,515	$1,080	$5,250	$0	$40,564
	2008	$15,000	$1,000	$13,584	$988	$7,500	$0	$38,072

Dan Sheldon	2010	$11,798	$0	$23,398	$724	$6,000	$0	$41,920
	2009	$10,250	$0	$20,240	$724	$500	$0	$31,714
	2008	$9,067	$0	$14,850	$709	$8,000	$0	$32,626

John Hogan	2010	$11,675	$0	$19,723	$875	$15,000	$0	$47,273
	2009	$11,750	$0	$18,515	$875	$10,000	$0	$41,140
	2008	$11,001	$1,948	$12,319	$840	$10,000	$0	$36,108

Timothy C. Gokey	2010	$0	$15,057	$0	$203	$0	$63,797	$79,057

Robert Schifellite	2010	$2,240	$0	$21,560	$565	$500	$0	$24,865
	2009	$3,916	$500	$20,240	$565	$1,000	$0	$26,221
	2008	$14,731	$500	$14,850	$558	$750	$0	$31,389

(1)	Represents the value of a Company-paid car. For Mr. Daly, this also includes an amount paid by the Company on behalf of his spouse who accompanied him on business travel. For fiscal years 2009 and 2008, the amounts shown for Mr. Schifellite also represent an amount paid by the Company on behalf of his spouse who accompanied him on business travel.
(2)	For Mr. Daly and Mr. Schifellite, this represents an additional amount paid by the Company on behalf of their spouses who accompanied them on business travel. For Mr. Hogan, this represents the gross up for a $2,500 bonus paid in fiscal year 2008. For Mr. Gokey, this represents a gross up on certain relocation expenses incurred in fiscal year 2010, as offered under the Company’s standard executive relocation program.
(3)	Represents contributions made by the Company to the 401(k) Plan on behalf of the executives.
(4)	Represents life insurance and accidental death and dismemberment premiums paid by the Company on behalf of the executives.
(5)	Represents Company-paid contributions made to qualified tax-exempt organizations on behalf of the Named Executive Officers under the Broadridge Director & Officer Matching Gift Program. The Company matches 100% of all contributions made by its executive officers to qualified tax-exempt organizations, up to a maximum Company contribution of $10,000 per calendar year, while amounts shown reflect total Company matching contributions in each fiscal year. In January 2010, Broadridge offered all employees an opportunity to receive Company matching of charitable contributions equal to two times the donation to select charitable organizations in support of Haitian earthquake relief efforts. Mr. Daly and Mr. Hogan made charitable contributions that qualified for this double match.
(6)	Represents relocation expenses paid on behalf of Mr. Gokey under the Company’s standard executive relocation program, including an expense allowance and travel home before moving.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes awards made to our Named Executive Officers in fiscal year 2010. Please see the “Outstanding Equity Awards at Fiscal Year-End Table” for the outstanding stock option awards and unvested stock awards held by each of the Named Executive Officers as of June 30, 2010.

Name	Grant Date		Committee Award Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard J. Daly				$0	$1,100,000	$2,200,000
	10/1/2009	(3)	8/4/2009				0	91,100	136,650			$1,694,374	(3)
	2/8/2010	(4)	2/2/2010							126,500	$21.39	$721,050	(5)
	2/8/2010	(4)	2/2/2010							126,500	$23.53	$646,415	(5)
	2/8/2010	(4)	2/2/2010							126,500	$25.67	$581,900	(5)

Dan Sheldon				$0	$334,700	$669,400
	10/1/2009	(3)	8/4/2009				0	25,650	38,475			$477,065	(3)
	2/8/2010	(4)	2/2/2010							27,791	$21.39	$158,409	(5)
	2/8/2010	(4)	2/2/2010							27,792	$23.53	$142,017	(5)
	2/8/2010	(4)	2/2/2010							27,792	$25.67	$127,843	(5)

John Hogan				$0	$675,000	$1,350,000
	10/1/2009	(3)	8/4/2009				0	56,450	84,675			$1,049,916	(3)
	2/8/2010	(4)	2/2/2010							65,166	$21.39	$371,446	(5)
	2/8/2010	(4)	2/2/2010							65,167	$23.53	$333,003	(5)
	2/8/2010	(4)	2/2/2010							65,167	$25.67	$299,768	(5)

Timothy C. Gokey				$125,000	$125,000	$250,000
	5/12/2010	(6)	5/4/2010					14,800				$307,093	(3)
	5/12/2010	(7)	5/4/2010				0	14,800	22,200			$292,044	(3)
	5/12/2010	(8)	5/4/2010							100,000	$21.94	$593,000	(5)
	5/12/2010	(9)	5/4/2010							150,000	$21.94	$889,500	(5)

Robert Schifellite				$0	$348,400	$696,800
	10/1/2009	(3)	8/4/2009				0	15,400	23,100			$286,426	(3)
	2/8/2010	(4)	2/2/2010							25,875	$21.39	$147,488	(5)
	2/8/2010	(4)	2/2/2010							25,875	$23.53	$132,221	(5)
	2/8/2010	(4)	2/2/2010							25,875	$25.67	$119,025	(5)

(1)	Amounts consist of the threshold, target and maximum annual cash incentive plan levels set in fiscal year 2010 under the 2007 Omnibus Award Plan. Actual amounts paid to the Named Executive Officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table with respect to fiscal year 2010.
(2)	Amounts consist of the threshold, target and maximum RSU awards set in fiscal year 2010 under the 2007 Omnibus Award Plan.
(3)	Amounts in this row represent the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 12, “Stock-Based Compensation,” to the Company’s consolidated financial statements for the year ended June 30, 2010 included in our annual report on Form 10-K for the fiscal year ended June 30, 2010, for the relevant assumptions used to determine the valuation of these awards. For the performance-based RSUs, the amounts reflect the grant date fair value based upon the probable outcome of the performance conditions as of the grant date. The RSU awards granted by Broadridge on October 1, 2009 will vest and convert to Broadridge shares on April 1, 2012, provided that pre-set financial performance goals are met over the fiscal years 2010 and 2011 performance cycle. Named Executive Officers can earn from 0% to 150% of their stated RSU award amount in shares. Please see the section entitled “Long-Term Incentive Compensation—Fiscal Year 2010 Performance-Based RSU Target Awards,” for more information on these awards.
(4)	Amounts in this row represent the special stock option awards granted under the 2007 Omnibus Award Plan on February 8, 2010 that vest ratably over the next three years on the anniversary date of the grant. The exercise prices for these grants were set at the fair market value, 10% premium on fair market value, and 20% premium on fair market value of the Common Stock price on the date of the grant. Please see the section entitled “Long-Term Incentive Compensation—Special Stock Option Grants,” for more information on these grants.
(5)	Amounts in this row represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 12, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2010, for a discussion of the relevant assumptions used in calculating these amounts.
(6)	Represents an at-hire time-based RSU award grant that was made by Broadridge on May 12, 2010 under the 2007 Omnibus Award Plan. This award vests in full on April 1, 2011.
(7)	Represents an at-hire performance-based RSU award grant that was made by Broadridge on May 12, 2010 under the 2007 Omnibus Award Plan. This grant will vest and convert to shares of Common Stock on April 1, 2012, provided that pre-set financial performance goals are met over the fiscal years 2010 and 2011 performance cycle. Named Executive Officers can earn from 0% to 150% of their stated RSU award amount in shares. Please see the section entitled “Long-Term Incentive Compensation—Fiscal Year 2010 Performance-Based RSU Target Awards,” for more information on these awards.
(8)	Represents the at-hire stock option awards granted under the 2007 Omnibus Award Plan on May 12, 2010 that vest ratably over the next two years on the anniversary date of the grant. The exercise prices of these grants were set at the fair market value of the Common Stock price on the date of the grant.
(9)	Represents the at-hire stock option awards granted under the 2007 Omnibus Award Plan on May 12, 2010 that vest ratably over the next five years on the anniversary date of the grant. The exercise prices of these grants were set at the fair market value of the Common Stock price on the date of the grant.

Employment Agreements

Mr. Gokey’s Offer Letter provides that his employment with the Company is “at will,” which means his employment is for no definite period of time and that either he or the Company can terminate his employment at any time, with or without cause or notice. The Offer Letter provides the following compensation terms:

•	Base Salary: Mr. Gokey’s annual base salary is $500,000 per year.

•

Cash Incentive Award: Mr. Gokey’s annual cash incentive award target is 100% of his base salary with a maximum of 200%. He was guaranteed a fiscal year 2010 payment of at least $125,000 (100% of target, pro-rated for three months’ employment).

•	Long-term Equity Incentive Compensation: Mr. Gokey will receive RSUs and stock options annually based on target values that are reviewed and approved by the Compensation Committee.

•

Executive Benefits/Relocation: Mr. Gokey is eligible to participate in the benefits, and is entitled to the perquisites, customarily paid to the Company’s executive officers. In addition, Mr. Gokey participates in Broadridge’s standard executive relocation program which provides reimbursement of all regular and customary expenses related to moving to the New York region.

In addition, Mr. Gokey received the following one-time compensation payments:

•	Cash Signing Bonus: Mr. Gokey received a cash signing bonus of $250,000.

•

Stock Options: On May 12, 2010, Mr. Gokey was awarded 100,000 options that vest over two years at a rate of 50% per year on each anniversary date of the grant, and 150,000 options that vest over five years at a rate of 20% per year on each anniversary date of the grant. These options have a termination date of 10 years from the date of grant and an exercise price equal to the closing price of Broadridge Common Stock on the date of grant.

•

RSUs: On May 12, 2010, Mr. Gokey was awarded 14,800 time-based RSUs that vest on April 1, 2011, and 14,800 RSUs that are subject to the same performance conditions set for all other Named Executive Officer RSU grants. The performance-based awards have possible earnings of 0% to 150% of the target award.

The Offer Letter also provides that in the event that Mr. Gokey’s employment is terminated by Broadridge without “cause” or he terminates his employment for “good reason,” Mr. Gokey is entitled to receive severance equal to two years of his base salary payable over 24 months and one year of his annual target cash incentive payment payable over 12 months. The payments are generally to be made in equal monthly installments. All RSUs and stock options granted to Mr. Gokey prior to termination will continue to vest during the 24-month severance period. Any vested stock options will be exercisable for the earlier to occur of: (a) the regular stock option expiration date; and (b) 180 days after the last date of severance payments.

Under the terms of Mr. Gokey’s Offer Letter, “good reason” is defined as a termination by Mr. Gokey within a certain time period following:

•	a reduction in his base salary, unless such a reduction in base salary is 10% or less and is applicable to other executive officers;

•	a job relocation beyond a certain distance;

•	a change in reporting structure such that Mr. Gokey no longer reports directly to the Chief Executive Officer;

•	Mr. Gokey’s duties and responsibilities are materially diminished; or

•	Mr. Gokey’s role and primary responsibilities at Broadridge have not been materially enhanced by a certain time period.

Under the terms of Mr. Gokey’s Offer Letter, “cause” is defined as circumstances where Broadridge terminates Mr. Gokey’s employment because he has:

•	been convicted of a criminal act for which the punishment may be death or imprisonment for more than one year;

•	willfully failed or refused to perform his material obligations as an employee of Broadridge;

•	committed any act or omission of gross negligence in the performance of his material duties and failed to take appropriate corrective action;

•	committed any act of willful or reckless misconduct; or

•	violated Broadridge’s Code of Business Conduct.

Other than the employment agreement specified above, none of the Named Executive Officers have an employment agreement with Broadridge.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding stock option awards and unvested stock awards held by each of the Named Executive Officers as of June 30, 2010.

	Option Awards					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Richard J. Daly	61,422	0	$24.39	10/17/2010	(2)
	10,134	0	$17.71	9/20/2011	(2)
	61,422	0	$20.09	10/21/2011	(2)
	12,284	0	$13.13	7/21/2012	(2)
	61,422	0	$17.27	11/11/2012	(2)
	19,655	0	$15.39	8/10/2013	(2)
	44,224	0	$15.97	11/10/2013	(2)
	39,310	9,828	$17.60	1/26/2015	(2)
	29,482	19,656	$18.18	1/26/2016	(2)
	19,655	29,483	$19.19	1/25/2017	(2)
	45,780	30,520	$19.93	6/1/2017	(3)
	45,840	68,760	$21.87	2/3/2018	(4)
	28,466	0	$18.97	2/24/2018	(5)
	28,467	0	$20.87	2/24/2018	(5)
	28,467	0	$22.76	2/24/2018	(5)
	171,533	0	$18.97	2/24/2018	(6)
	171,533	0	$20.87	2/24/2018	(6)
	171,534	0	$22.76	2/24/2018	(6)
	42,166	84,334	$13.79	2/2/2019	(7)
	42,166	84,334	$15.17	2/2/2019	(7)
	42,166	84,334	$16.55	2/2/2019	(7)
	0	126,500	$21.39	2/8/2020	(8)
	0	126,500	$23.53	2/8/2020	(8)
	0	126,500	$25.67	2/8/2020	(8)
								88,950	$1,694,498	(11)
								91,100	$1,735,455	(12)

Dan Sheldon	22,112	0	$24.39	10/17/2010	(2)
	5,567	0	$17.71	9/20/2011	(2)
	29,482	0	$20.09	10/21/2011	(2)
	16,805	0	$13.13	7/21/2012	(2)
	6,680	0	$13.13	7/21/2012	(2)
	23,831	0	$17.27	11/11/2012	(2)
	24,569	0	$15.39	8/10/2013	(2)
	36,853	0	$15.97	11/10/2013	(2)
	19,655	4,914	$17.60	1/26/2015	(2)
	17,689	11,793	$18.18	1/26/2016	(2)
	11,793	17,689	$19.19	1/25/2017	(2)
	6,060	4,040	$19.93	6/1/2017	(3)
	14,480	21,720	$21.87	2/3/2018	(4)
	54,600	0	$18.97	2/24/2018	(5)
	54,600	0	$20.87	2/24/2018	(5)
	54,600	0	$22.76	2/24/2018	(5)
	2,066	0	$18.97	2/24/2018	(6)
	2,067	0	$20.87	2/24/2018	(6)
	2,067	0	$22.76	2/24/2018	(6)
	9,583	19,167	$13.79	2/2/2019	(7)
	9,583	19,167	$15.17	2/2/2019	(7)
	9,583	19,167	$16.55	2/2/2019	(7)
	0	27,791	$21.39	2/8/2020	(8)
	0	27,792	$23.53	2/8/2020	(8)
	0	27,792	$25.67	2/8/2020	(8)
								25,050	$477,203	(11)
								25,650	$488,633	(12)

	Option Awards					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
John Hogan	61,422	0	$24.39	10/17/2010	(2)
	10,134	0	$17.71	9/20/2011	(2)
	61,422	0	$20.09	10/21/2011	(2)
	12,284	0	$13.13	7/21/2012	(2)
	24,569	0	$17.27	11/11/2012	(2)
	19,655	0	$15.39	8/10/2013	(2)
	44,224	0	$15.97	11/10/2013	(2)
	39,310	9,828	$17.60	1/26/2015	(2)
	29,482	19,656	$18.18	1/26/2016	(2)
	19,655	29,483	$19.19	1/25/2017	(2)
	18,060	12,040	$19.93	6/1/2017	(3)
	28,960	43,440	$21.87	2/3/2018	(4)
	42,533	0	$18.97	2/24/2018	(5)
	42,533	0	$20.87	2/24/2018	(5)
	42,534	0	$22.76	2/24/2018	(5)
	77,467	0	$18.97	2/24/2018	(6)
	77,467	0	$20.87	2/24/2018	(6)
	77,466	0	$22.76	2/24/2018	(6)
	21,721	43,445	$13.79	2/2/2019	(7)
	21,722	43,445	$15.17	2/2/2019	(7)
	21,722	43,445	$16.55	2/2/2019	(7)
	0	65,166	$21.39	2/8/2020	(8)
	0	65,167	$23.53	2/8/2020	(8)
	0	65,167	$25.67	2/8/2020	(8)
								55,150	$1,050,608	(11)
								56,450	$1,075,373	(12)

Timothy C. Gokey	0	100,000	$21.94	5/12/2020	(9)
	0	150,000	$21.94	5/12/2020	(10)
								14,800	$281,940	(13)
								14,800	$281,940	(14)

Robert Schifellite	29,482	0	$24.39	10/17/2010	(2)
	5,820	0	$17.71	9/20/2011	(2)
	29,482	0	$20.09	10/21/2011	(2)
	5,896	0	$13.13	7/21/2012	(2)
	11,793	0	$17.27	11/11/2012	(2)
	9,827	0	$15.39	8/10/2013	(2)
	22,112	0	$15.97	11/10/2013	(2)
	19,655	4,914	$17.60	1/26/2015	(2)
	14,741	9,828	$18.18	1/26/2016	(2)
	9,827	14,742	$19.19	1/25/2017	(2)
	7,240	10,860	$21.87	2/3/2018	(4)
	41,666	0	$18.97	2/24/2018	(5)
	41,667	0	$20.87	2/24/2018	(5)
	41,667	0	$22.76	2/24/2018	(5)
	8,305	16,611	$13.79	2/2/2019	(7)
	8,305	16,612	$15.17	2/2/2019	(7)
	8,305	16,612	$16.55	2/2/2019	(7)
	0	25,875	$21.39	2/8/2020	(8)
	0	25,875	$23.53	2/8/2020	(8)
	0	25,875	$25.67	2/8/2020	(8)
								15,050	$286,703	(11)
								15,400	$293,370	(12)

(1)	All stock awards were valued on June 30, 2010 based on a June 30, 2010 Common Stock closing price of $19.05 per share.
(2)	Represents stock option grants that were made by ADP and were converted to Broadridge stock option grants on the March 2007 spin-off date. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the second anniversary of the date of grant.

(3)	Represents stock option grants that were made by Broadridge on June 1, 2007 under the 2007 Omnibus Award Plan. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the first anniversary of the date of grant.
(4)	Represents stock option grants that were made by Broadridge on February 4, 2008 under the 2007 Omnibus Award Plan. These grants terminate 10 years from the date of grant, vest 20% per year over five years, and have their first vesting on the first anniversary of the date of grant.
(5)	Represents special stock option grants that were made by Broadridge on February 25, 2008 under the 2007 Omnibus Award Plan. These grants terminate 10 years from the date of grant, and vested 100% four months after the date of grant.
(6)	Represents special stock option grants that were made by Broadridge on April 29, 2008 under the 2007 Omnibus Award Plan. These options were granted subject to stockholder approval of the amendment and restatement of the 2007 Omnibus Award Plan. Broadridge stockholders approved the amendment and restatement of the 2007 Omnibus Award Plan on November 13, 2008, and these options vested 100% on that date. These grants terminate on February 24, 2018.
(7)	Represents special stock option grants that were made by Broadridge on February 2, 2009 under the 2007 Omnibus Award Plan. These grants terminate 10 years from the date of grant, vest 33.3% per year over three years, and have their first vesting on the first anniversary of the date of grant.
(8)	Represents special stock option grants that were made by Broadridge on February 8, 2010 under the 2007 Omnibus Award Plan. These grants terminate 10 years from the date of grant, vest 33.3% per year over three years, and have their first vesting on the first anniversary of the date of grant.
(9)	Represents an at-hire stock option grant that was made by Broadridge on May 12, 2010 under the 2007 Omnibus Award Plan. This grant terminates 10 years from the date of grant, vests 50% per year over two years, and has its first vesting on the first anniversary of the date of grant.
(10)	Represents an at-hire stock option grant that was made by Broadridge on May 12, 2010 under the 2007 Omnibus Award Plan. This grant terminates 10 years from the date of grant, vests 20% per year over five years, and has its first vesting on the first anniversary of the date of grant.
(11)	Represents performance-based RSUs awarded by Broadridge on October 1, 2008 under the 2007 Omnibus Award Plan. These RSU awards will vest and convert to Broadridge shares on April 1, 2011, provided that pre-set financial performance goals are met over the fiscal years 2009 and 2010 performance cycle. The Named Executive Officers can earn from 0% to 150% of their stated RSU award amount in shares.
(12)	Represents performance-based RSUs awarded by Broadridge on October 1, 2009 under the 2007 Omnibus Award Plan. These RSU awards will vest and convert to Broadridge shares on April 1, 2012, provided that pre-set financial performance goals are met over the fiscal years 2010 and 2011 performance cycle. The Named Executive Officers can earn from 0% to 150% of their stated RSU award amount in shares.
(13)	Represents an at-hire time-based RSU award grant that was made by Broadridge on May 12, 2010 under the 2007 Omnibus Award Plan. This award vests in full on April 1, 2011.
(14)	Represents an at-hire performance-based RSU award grant that was made by Broadridge on May 12, 2010 under the 2007 Omnibus Award Plan. This award will vest and convert to Broadridge shares on April 1, 2012, provided that pre-set financial performance goals are met over the fiscal years 2010 and 2011 performance cycle. Mr. Gokey can earn from 0% to 150% of his stated RSU award amount in shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding the number of Broadridge stock options that were exercised by Named Executive Officers and the number of RSU awards that vested during fiscal year 2010, and the subsequent value realized from the exercise or vesting of such awards. Named Executive Officers exercised stock options and became vested in their RSU awards as follows:

	Stock Options (1)		RSUs (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard J. Daly	76,163	$174,162	46,132	$975,058
Dan Sheldon	19,655	$51,221	15,876	$333,387
John Hogan	0	$0	38,787	$818,463
Timothy C. Gokey	0	$0	0	$0
Robert Schifellite	0	$0	11,984	$251,259

(1)	The shares shown as acquired on exercise of stock options or on vesting of RSUs represent the number of underlying shares of Common Stock. The value realized upon the exercise of stock options equals the difference between the market price of the Common Stock on the date of exercise and the exercise price of the stock options. The value realized upon the vesting of RSUs equals the number of RSUs multiplied by the market value of the Common Stock on the date of vesting.

PENSION BENEFITS TABLE

The following table sets forth for each Named Executive Officer certain information with respect to the Broadridge SORP which provides for pension benefits in connection with retirement.

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)
Richard J. Daly	Broadridge SORP	16.0	$1,611,619	—
Dan Sheldon	Broadridge SORP	6.0	$1571,900	—
John Hogan	Broadridge SORP	15.0	$11,683,579	—
Timothy C. Gokey	Broadridge SORP	0.0	$10	—
Robert Schifellite	Broadridge SORP	9.0	$1453,897	—

(1)	Broadridge SORP-credited service is defined as complete calendar years. Years of service recognized under the Broadridge SORP for Mr. Daly, Mr. Sheldon, Mr. Hogan and Mr. Schifellite differ from their actual service with the Company, because they were credited with their service under ADP’s SORP (as described below). For actuarial valuation purposes, credited service is attributed through the Statement of Financial Accounting Standards measurement date.
(2)	Service credit and actuarial values are calculated as of June 30, 2010, the pension plan’s measurement date for the last fiscal year. Actuarial values are based on the RP-2000 white collar mortality table (projected to 2010), a 5.82% discount rate and a normal retirement age of 65. The method of valuation to determine the liabilities presented includes discounting the value of the respective benefits, based on service accrued through the measurement date and payable at age 65, for interest and mortality with mortality not applicable prior to the commencement of benefits.

Supplemental Officers Retirement Plan

The Company sponsors the Broadridge SORP, a traditional final average earnings plan. The SORP is available to certain executive officers of the Company, as designated by the Company. Benefits under the SORP are not subject to any maximum benefit limitations under the Code. Although benefits under the SORP are generally payable out of the general assets of the Company, the Company has established a “rabbi trust,” which is intended to provide a source of funds to be contributed by the Company to assist the Company in meeting its liabilities under the SORP. The Broadridge SORP provides for a straight lifetime annuity retirement benefit payable annually equal to the product of: (a) a participant’s final five-year average pay; (b) years of service to the Company while a participant in the SORP; (c) a multiplier which equals 2% for every year of credited service up to 20 years, plus an additional 1% for every year of service in excess of 20 years; and (d) the applicable vesting percentage. The vesting schedule for the Broadridge SORP is as follows:

Credited Service	Vesting Percent
0-4	0%
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%

Compensation covered under the Broadridge SORP includes base salary and annual cash incentive award (paid or deferred) and is not subject to the limitations under the Code. Equity compensation is not included in the calculation of the SORP benefit. Payments are also available in other forms of annuities.

Reduced benefits are available after age 60 using an early retirement reduction of 5% for each year the benefit commences earlier than age 65. If a participant with a vested benefit terminates employment with the Company prior to reaching age 60, payment of the benefit is delayed until the participant reaches age 60. In addition, the Broadridge SORP provides (i) a disability retirement benefit, generally calculated in the same manner as the retirement benefit, if a participant incurs a “disability” while employed by the Company; and (ii) if a participant dies, a spousal benefit equal to 50% of the benefit the participant would have been entitled to at death, provided the participant is at least 35 years old and the vested percentage is greater than 0%.

Mr. Daly, Mr. Sheldon, Mr. Hogan, and Mr. Schifellite are credited with the service they accrued under the ADP SORP as of the March 2007 spin-off date, but the benefits they receive under the Broadridge SORP are offset by the amount of their vested, accrued benefits payable under the ADP SORP. The amounts that are offset will continue to be the obligation of ADP.

The Broadridge SORP provides for a minimum annual age 65 benefit in any given year for Mr. Daly and Mr. Hogan, subject to the offset for their vested accrued benefits under the ADP SORP, as follows:

Mr. Daly’s minimum benefit, subject to offset:

After Each Completed Calendar Year	The minimum age 65 benefit will be
2009	$353,674
2010	$400,184
2011 and thereafter	$435,526

Mr. Hogan’s minimum benefit, subject to offset:

After Each Completed Calendar Year	The minimum age 65 benefit will be
2009	$331,920
2010	$384,897
2011 and thereafter	$435,526

NON-QUALIFIED DEFERRED COMPENSATION

Non-Qualified Deferred Compensation Plan

The Company maintains the DC Plan, an unfunded, non-qualified deferred compensation plan for Named Executive Officers and other executive officers. Participants can defer up to 100% of their annual performance-based cash incentive payment into a notional account. Accounts can earn additional value over time based on either a fixed interest rate or the growth rate of the Standard & Poor’s index of 500 leading U.S. companies. The fixed interest rate is equal to the five-year U.S. Treasury bond rate at the end of the previous fiscal year, rounded to the nearest quarter-percentage point. This interest rate was set at 3.25% for fiscal year 2009, and at 2.75% for fiscal year 2010. Participants elect to receive distributions of their deferrals plus any subsequent interest or investment gains upon their retirement, or on a fixed future date. Broadridge does not make any matching contributions or other contributions into the DC Plan for any of the Named Executive Officers. Plan participants who terminate employment with Broadridge prior to their elected distribution date receive a lump-sum distribution of all deferred amounts, no earlier than six months after the termination date. Distributions are subject to federal, state and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

The Non-Qualified Deferred Compensation Table has been omitted from this Proxy Statement because none of the Named Executive Officers made contributions to the DC Plan in fiscal year 2010 and there were no Company contributions on behalf of any Named Executive Officer to the DC Plan in fiscal year 2010.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan

Effective as of the time of the Company’s spin-off from ADP, we established and adopted an executive severance plan for the payment of certain benefits to executive officers, including our Named Executive Officers, upon termination of employment from Broadridge due to a change in control.

The CIC Plan provides for the following severance benefits upon a “change in control” (as defined below) and subsequent termination without “cause” or for “good reason” (as defined below) if the termination occurs within two years after a change in control:

•

Compensation: The Named Executive Officers will receive 150% of their “current total annual compensation” (generally defined as the higher of the two most recent calendar years’ base salary amounts, plus the average annual cash incentive earned in the last two completed calendar years).

•	Stock Option Vesting: 100% vesting of all unvested stock options.

•

Restricted Stock Vesting: 100% vesting of all unvested restricted stock where vesting restrictions would have lapsed within two years of termination. In addition, any stock that a participant would have been entitled to receive had performance goals been achieved at target in the Company’s performance-based RSU programs will be granted to the participant.

The CIC Plan provides for the following severance benefits upon a change in control and subsequent termination without “cause” or for “good reason” if the termination occurs between the second and third anniversary of the change in control:

•	Compensation: The Named Executive Officers will receive 100% of their “current total annual compensation” (as defined above).

•	Stock Option Vesting: 100% vesting of all unvested stock options that would have vested within one year after termination.

•

Restricted Stock Vesting: 100% vesting of all unvested restricted stock where vesting restrictions would have lapsed within one year of termination. In addition, any stock that a participant would have been entitled to receive within one year of termination had performance goals been achieved at target in the Company’s performance-based RSU programs will be granted to the participant.

In addition, upon a participant’s request, the Company will reduce the severance payments to avoid the imposition of the excise tax in Section 4999 of the Code.

Mr. Daly and Mr. Hogan entered into Enhancement Agreements with the Company at the time of the Company’s spin-off from ADP, pursuant to which they are entitled to receive on an item-by-item basis, the greater of the benefits and payments under the Enhancement Agreements and the CIC Plan.

Under the Enhancement Agreements, if a change in control occurs and Mr. Daly’s or Mr. Hogan’s employment is terminated by the Company without “cause” or they resign for “good reason” within two years after a change in control, they will receive a termination payment equal to 200% of their current total annual compensation (as defined above), or 150% of their current total annual compensation if the termination occurs between the second and third anniversary of the change in control. In addition, Mr. Daly and Mr. Hogan are entitled to a tax equalization payment which will place them in the same after-tax position as if the excise tax in Section 4999 of the Code did not apply.

For purposes of the CIC Plan, a “change in control” generally means: (A) the acquisition of 35% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company, subject to certain exceptions; or (C) the sale of all or substantially all of the Company’s assets, subject to certain exceptions.

For purposes of the CIC Plan, “cause” generally means: (A) gross negligence or willful misconduct which is materially injurious to the Company monetarily or otherwise; (B) misappropriation or fraud with regard to the Company or its assets; or (C) conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the Company.

For purposes of the CIC Plan, “good reason” generally means the occurrence of any of the following events after a change in control which is not cured within 15 days after a participant provides written notice thereof: (A) material diminution in the value and importance of a participant’s position, duties, responsibilities or authority; (B) a reduction in a participant’s aggregate compensation or benefits; or (C) a failure of any successor or assign of the Company to assume in writing the obligations under the CIC Plan.

Payments Upon A Termination or Change in Control Table

The following tables set forth the payments which each of our Named Executive Officers would have received under various termination scenarios on June 30, 2010. With regard to the payments on a change in control, the amounts detailed below assume that each Named Executive Officer’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period of the change in control.

Richard J. Daly

Payment Elements	Change In Control				Death		Disability		Voluntary Termination, or Involuntary Termination With Cause		Involuntary Termination Without Cause		Retirement
	Involuntary Termination Without Cause, or Termination for Good Reason
	Within Two Years Following		Between Two and Three Years Following
Base Salary Payment	$1,350,000	(3)	$1,012,500	(7)	$0		$0		$0		$0		$0
Annual Cash Incentive Payment	$2,768,730	(3)	$2,076,548	(7)	$0		$0		$0		$0		$0
Stock Options	$1,012,999	(4)	$513,625	(4)	$1,012,999	(8)	$1,012,999	(8)	$0	(11)	$0	(11)	$0	(12)
RSUs	$3,429,953	(4)	$1,694,498	(4)	$3,429,953	(8)	$3,429,953	(8)	$0	(11)	$0	(11)	$0	(12)
SORP (1)	$1,791,206	(5)(6)	$1,791,206	(5)(6)	$921,997	(9)	$2,991,708	(10)	$1,791,206	(6)	$1,791,206	(6)	$1,791,206	(6)
Excise Tax Gross Up (2)	$0		$0		$0		$0		$0		$0		$0
Health Coverage	$125,000		$125,000		$0		$125,000		$125,000		$125,000		$125,000
Other	$0		$0		$0		$0		$0		$0		$0

Total	$10,477,888		$7,213,377		$5,364,949		$7,559,660		$1,916,206		$1,916,206		$1,916,206

(1)	The present value of the accumulated benefit as of June 30, 2010 is $1,611,619. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2010 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2010) and a 5.82% discount rate.
(2)	Represents an estimate of the amount payable under the Daly Change in Control Enhancement Agreement, which was agreed to by Mr. Daly and the Company on March 30, 2007. The Enhancement Agreement provides for a tax equalization payment in an amount which, when added to the other amounts payable to Mr. Daly under the Change in Control Severance Plan for Corporate Officers, would place Mr. Daly in the same after-tax position as if the excise tax penalty of Section 4999 of the Code did not apply. However, based on these projected termination payments and Mr. Daly’s historical average total annual compensation, an excise tax would not be incurred.
(3)	Represents the payment of two times the sum of Mr. Daly’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(4)	Represents the sum value of all unvested stock options and RSUs, based on the June 30, 2010 Common Stock closing price of $19.05 per share. All stock options vest upon termination without “cause” or for “good reason” if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All RSUs that would have vested within two years of a termination without “cause” or for “good reason” vest at target upon termination following a change in control if the termination occurs within two years following the change in control. All RSUs that would have vested within one year of termination without “cause” or for “good reason” vest upon termination following a change in control if the termination occurs in the third year following the change in control.
(5)	There are no special change in control provisions with regard to the Broadridge SORP.
(6)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(7)	Represents the payment of 1.5 times the sum of Mr. Daly’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(8)	Represents the sum value of all unvested stock options and RSUs, based on the June 30, 2010 Common Stock closing price of $19.05 per share. All unvested stock options and RSUs vest upon death or disability.
(9)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(10)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(11)	All unvested stock options and RSUs terminate upon voluntary termination, involuntary termination with cause, or involuntary termination without cause.
(12)	With respect to the equity award grants made to participants under the Company’s equity compensation plan, these awards would continue to vest for a period of time following their “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees over age 65, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Daly would not qualify for retirement under this definition at this time.

Dan Sheldon

Payment Elements	Change In Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Involuntary Termination Without Cause, or Termination for Good Reason
	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	$669,375	(2)	$446,250	(6)	$0		$0		$0		$0		$0
Annual Cash Incentive Payment	$630,262	(2)	$420,175	(6)	$0		$0		$0		$0		$0
Stock Options	$240,489	(3)	$123,802	(3)	$240,489	(7)	$240,489	(7)	$0	(10)	$0	(10)	$0	(11)
RSUs	$965,835	(3)	$477,203	(3)	$965,835	(7)	$965,835	(7)	$0	(10)	$0	(10)	$0	(11)
SORP (1)	$381,377	(4)(5)	$381,377	(4)(5)	$196,308	(8)	$1,304,721	(9)	$381,377	(5)	$381,377	(5)	$381,377	(5)
Health Coverage	$0		$0		$0		$0		$0		$0		$0
Other	$0		$0		$0		$0		$0		$0		$0

Total	$2,887,338		$1,848,807		$1,402,632		$2,511,045		$381,377		$381,377		$381,377

(1)	The present value of the accumulated benefit as of June 30, 2010 is $571,900. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2010 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2010) and a 5.82% discount rate.
(2)	Represents the payment of 1.5 times the sum of Mr. Sheldon’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(3)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Broadridge stock price close of $19.05. All stock options vest upon change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All RSUs that would have vested within two years of termination vest at target upon termination following a change in control if the termination occurs within two years following the change in control. All RSUs that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.
(4)	There are no special change in control provisions with regard to the Broadridge SORP.
(5)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(6)	Represents the payment of the sum of one times Mr. Sheldon’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(7)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Common Stock closing price of $19.05. All unvested stock options and RSUs vest upon death or disability.
(8)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(9)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(10)	All unvested stock options and RSUs terminate upon voluntary termination, involuntary termination with cause, or involuntary termination without cause.
(11)	With respect to the equity award grants made to participants under the Company’s equity compensation plan, these awards would continue to vest for a period of time following their “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees over age 65, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Sheldon would not qualify for retirement under this definition at this time.

John Hogan

	Change In Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Involuntary Termination Without Cause, or Termination for Good Reason
Payment Elements	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	$1,080,000	(3)	$810,000	(7)	$0		$0		$0		$0		$0
Annual Cash Incentive Payment	$1,604,494	(3)	$1,203,371	(7)	$0		$0		$0		$0		$0
Stock Options	$537,051	(4)	$275,640	(4)	$537,051	(8)	$537,051	(8)	$0	(11)	$537,051	(12)(13)	$537,051	(12)(13)
RSUs	$2,125,980	(4)	$1,050,608	(4)	$2,125,980	(8)	$2,125,980	(8)	$0	(11)	$1,588,294	(12)(14)	$1,588,294	(12)(14)
SORP (1)	$1,820,215	(5),(6)	$1,820,215	(5),(6)	$941,480	(9)	$2,152,348	(10)	$1,820,215	(6)	$1,820,215	(6)	$1,820,215	(6)
Excise Tax Gross Up (2)	$0		$0		$0		$0		$0		$0		$0
Health Coverage	$52,000		$52,000		$0		$52,000		$52,000		$52,000		$52,000
Other	$0		$0		$0		$0		$0		$0		$0

Total	$7,219,740		$5,211,834		$3,604,511		$4,867,379		$1,872,215		$3,997,560		$3,997,560

(1)	The present value of the accumulated benefit as of June 30, 2010 is $1,683,579. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2010 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2010) and a 5.82% discount rate.
(2)	Represents an estimate of the amount payable under the Hogan Change in Control Enhancement Agreement, which was agreed to by Mr. Hogan and the Company on March 30, 2007. The Enhancement Agreement provides for a tax equalization payment in an amount which, when added to the other amounts payable to Mr. Hogan under the Change in Control Severance Plan, would place Mr. Hogan in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986 did not apply. However, based on these projected termination payments and Mr. Hogan’s historical average total annual compensation, an excise tax would not be incurred.
(3)	Represents the payment of two times the sum of Mr. Hogan’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(4)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Broadridge stock price close of $19.05. All stock options vest upon change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All RSUs that would have vested within two years of termination vest at target upon termination following a change in control if the termination occurs within two years following the change in control. All RSUs that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.
(5)	There are no special change in control provisions with regard to the Broadridge SORP.
(6)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(7)	Represents the payment of 1.5 times the sum of Mr. Hogan’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(8)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Common Stock closing price of $19.05. All unvested stock options and RSUs vest upon death or disability.
(9)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(10)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(11)	All unvested stock options and RSUs terminate upon voluntary termination, or involuntary termination with cause.
(12)	With respect to the equity award grants made to participants under the Company’s equity compensation plan, these awards would continue to vest for a period of time following their “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees over age 65, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Hogan would not qualify for retirement if he were to voluntarily terminate employment or if the Company terminated his employment with “cause,” but he would qualify for retirement if the Company involuntarily terminated his employment without “cause.” The amounts shown in this column assume that the Company involuntarily terminated Mr. Hogan’s employment without “cause” on June 30, 2010.
(13)	Represents the sum value of all stock options scheduled to vest over the three years following June 30, 2010 that Mr. Hogan would be eligible to receive in the event of his “retirement,” in accordance with the definition described in footnote 12, based on a June 30, 2010 closing price of the Common Stock of $19.05.
(14)	Represents the sum value of performance-based RSUs at target that Mr. Hogan would be eligible to receive in the event of his “retirement,” in accordance with the definition described in footnote 12. The final number of RSUs earned would be determined at the end of the performance cycle, based on the percentage earned by performance-based RSU recipients for the corresponding performance cycle. Therefore, the actual earned value on all grants is indeterminate on the termination date and for this purpose it is assumed that the target number of RSUs is earned.

Timothy C. Gokey

	Change In Control				Death ($)		Disability ($)		Involuntary Termination With Cause, or Voluntary Termination Without Good Reason ($)		Involuntary Termination Without Cause, or Voluntary Termination for Good Reason ($)		Retirement ($)
	Involuntary Termination Without Cause, or Termination for Good Reason
Payment Elements	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	$1,000,000	(2)	$1,000,000	(6)	$0		$0		$0		$1,000,000	(11)	$0
Annual Cash Incentive Payment	$0	(2)	$0	(6)	$0		$0		$0		$0		$0
Stock Options	$0	(3)	$0	(3)	$0	(7)	$0	(7)	$0	(10)	$0	(12)	$0	(13)
RSUs	$563,880	(3)	$281,940	(3)	$563,880	(7)	$563,880	(7)	$0	(10)	$281,940	(12)	$0	(13)
SORP (1)	$0	(4)(5)	$0	(4)(5)	$0	(8)	$0	(9)	$0	(5)	$0	(5)	$0	(5)
Health Coverage	$0		$0		$0		$0		$0		$0		$0
Other	$0		$0		$0		$0		$0		$0		$0

Total	$1,563,880		$1,281,940		$563,880		$563,880		$0		$1,281,940		$0

(1)	The present value of the accumulated benefit as of June 30, 2010 is $0. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2010 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2010) and a 5.82% discount rate.
(2)	If there is a change in control and Mr. Gokey is involuntarily terminated without cause or he voluntarily terminates for good reason, he would be eligible to receive two times his annual base salary under the terms of his Offer Letter as in effect on June 30, 2010. The Change in Control Severance Plan provides for a payment of 1.5 times Mr. Gokey’s annual base salary but this is not in addition to amounts payable under his Offer Letter. Mr. Gokey would not have been eligible for a cash incentive payment under the Change in Control Severance Plan because he did not receive a cash incentive payment in calendar years 2008 or 2009.
(3)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Common Stock closing price of $19.05. Under the Change in Control Severance Plan, all unvested stock options vest upon termination by the Company without cause or by the executive for good reason within two years following a change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All performance-based RSUs that would have vested within two years of termination vest at target upon termination following a change in control if the termination occurs within two years following the change in control. All time-based RSUs vest upon termination within two years following the change in control. All RSUs that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.
(4)	There are no special change in control provisions with regard to the Broadridge SORP.
(5)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(6)	If there is a change in control and Mr. Gokey is involuntarily terminated without cause or he voluntarily terminates for good reason, he would be eligible to receive two times his annual base salary under the terms of his Offer Letter as in effect on June 30, 2010. The Change in Control Severance Plan provides for a payment of one times Mr. Gokey’s annual base salary but this is not in addition to amounts payable under his Offer Letter. Mr. Gokey would not have been eligible for a cash incentive payment under the Change in Control Severance Plan because he did not receive a cash incentive payment in calendar years 2008 or 2009.
(7)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Common Stock closing price of $19.05. All unvested stock options and RSUs vest upon death or disability.
(8)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(9)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(10)	All unvested stock options and RSUs terminate upon involuntary termination with cause, or voluntary termination without good reason.
(11)	Under Mr. Gokey’s Offer Letter as in effect on June 30, 2010, he would receive the payment of two times his June 30, 2010 base salary.
(12)	Represents the sum value of all unvested stock options and RSUs that would continue to vest over the 12 months following a termination under Mr. Gokey’s Offer Letter as in effect on June 30, 2010, based on the June 30, 2010 Common Stock closing price of $19.05 per share.
(13)	With respect to the equity award grants made to participants under the Company’s equity compensation plan, these awards would continue to vest for a period of time following their “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees over age 65, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Gokey would not qualify for retirement under this definition at this time.

Robert Schifellite

	Change In Control				Death ($)		Disability ($)		Voluntary Termination, or Involuntary Termination With Cause ($)		Involuntary Termination Without Cause ($)		Retirement ($)
	Involuntary Termination Without Cause, or Termination for Good Reason
Payment Elements	Within Two Years Following ($)		Between Two and Three Years Following ($)
Base Salary Payment	$522,600	(2)	$348,400	(6)	$0		$0		$0		$0		$0
Annual Cash Incentive Payment	$584,467	(2)	$389,645	(6)	$0		$0		$0		$0		$0
Stock Options	$209,034	(3)	$108,077	(3)	$209,034	(7)	$209,034	(7)	$0	(10)	$0	(10)	$0	(11)
RSUs	$580,073	(3)	$286,703	(3)	$580,073	(7)	$580,073	(7)	$0	(10)	$0	(10)	$0	(11)
SORP (1)	$454,029	(4)(5)	$454,029	(4)(5)	$233,705	(8)	$1,217,767	(9)	$454,029	(5)	$454,029	(5)	$454,029	(5)
Health Coverage	$0		$0		$0		$0		$0		$0		$0
Other	$0		$0		$0		$0		$0		$0		$0

Total	$2,350,203		$1,586,854		$1,022,812		$2,006,874		$454,029		$454,029		$454,029

(1)	The present value of the accumulated benefit as of June 30, 2010 is $453,897. For this calculation, an active participant is assumed to continue active participation until age 65 and commence receiving benefits at age 65. Service credit and actuarial values are calculated as of June 30, 2010 (Broadridge SORP’s measurement date for the last fiscal year). Actuarial values are based on the RP-2000 white collar mortality table (projected to 2010) and a 5.82% discount rate.
(2)	Represents the payment of 1.5 times the sum of Mr. Schifellite’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(3)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Common Stock closing price of $19.05. All stock options vest upon change in control if the termination occurs within two years from the change in control. If the termination occurs in the third year following a change in control, options that would have vested one year from termination will vest. All RSUs that would have vested within two years of termination vest at target upon termination following a change in control if the termination occurs within two years following the change in control. All RSUs that would have vested within one year of termination vest upon termination following a change in control if the termination occurs in the third year following the change in control.
(4)	There are no special change in control provisions with regard to the Broadridge SORP.
(5)	A participant who terminates and is at least age 60 will commence benefits immediately. A participant who terminates but is not yet age 60 will commence receiving benefits at age 60.
(6)	Represents the payment of one times the sum of Mr. Schifellite’s annual base salary (the higher of calendar year 2010 and calendar year 2009, the two most recent calendar years) plus the average of the annual cash incentive paid in 2008 and 2009.
(7)	Represents the sum value of all unvested stock options and RSUs, based on a June 30, 2010 Common Stock closing price of $19.05. All unvested stock options and RSUs vest upon death or disability.
(8)	The spouse of a deceased participant is assumed to be the same age as the participant and is expected to commence receiving benefits at age 60.
(9)	A disabled participant is assumed to commence receiving unreduced benefits immediately.
(10)	All unvested stock options and RSUs terminate upon voluntary termination, involuntary termination with cause, or involuntary termination without cause.
(11)	With respect to the equity award grants made to participants under the Company’s equity compensation plan, these awards would continue to vest for a period of time following their “retirement.” The original vesting dates would continue to apply to the vesting that occurs after retirement. For this purpose, “retirement” is defined as termination of employment for any reason other than “cause” for employees over age 65, and involuntary termination of employment without “cause” for employees age 60 and over. Employees between the ages of 60 and 64 who voluntarily terminate employment with the Company would not be eligible under these provisions. Based on his age, Mr. Schifellite would not qualify for retirement under this definition at this time.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee charter provides that the primary purpose of the Committee is to assist the Board in overseeing: (i) the Company’s systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders and the public; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s Internal Audit Department and independent auditors. The charter is available on the Company’s website at www.broadridge.com under the heading “Investor Relations—Corporate Governance.”

The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The Audit Committee, in its oversight role has:

•	reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended June 30, 2010 with the Company’s management,

•	discussed with management its assessment of the effectiveness of the Company’s system of internal control over financial reporting,

•

received and reviewed written disclosures and the statement from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accountants such auditor’s independence and the matters required to be discussed by the Statement on Auditing Standards 61, as amended (Communication with Audit Committees, AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T,

•	reviewed with the independent registered public accountants their attestation and report on their assessment of the effectiveness of the Company’s internal control over financial reporting, and

•	considered other matters the Audit Committee deemed relevant and appropriate.

Based on the Audit Committee’s review and discussions with management and the Company’s independent registered public accountants as described in this report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended June 30, 2010, be included in the Company’s Annual Report on Form 10-K for such fiscal year.

In addition, in the performance of its oversight duties and responsibilities, the Audit Committee also reviews the financial statements contained in the Company’s Quarterly Reports on Form 10-Q with both management and the Company’s independent registered public accountants; reviews and discusses with management the Company’s quarterly earnings releases and earnings guidance; reviews periodic reports from management covering changes, if any, in accounting policies, procedures and disclosures, and the status of management’s assessment of the effectiveness of internal control over financial reporting to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and reviews and discusses with the Company’s internal auditors and with its independent registered public accounting firm the overall scope and plans of their respective audits. In connection with the Company’s risk oversight process, the Audit Committee reviews and discusses with management the Company’s major financial and certain compliance risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies). Please see the section entitled “The Board’s Role in Risk Oversight” of this Proxy Statement for more detail on the Audit Committee’s risk oversight role.

Audit Committee of the Board of Directors

Richard J. Haviland, Chairman

Robert N. Duelks

Alexandra Lebenthal

Thomas J. Perna

Alan J. Weber

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accountants for the fiscal year ending June 30, 2011. While stockholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Fees Billed to the Company by Deloitte & Touche LLP During Fiscal Years Ended 2010 and 2009

Audit Fees. Audit fees (including expenses) billed to the Company by Deloitte & Touche LLP were $3,903,000 in fiscal year 2010, and $3,583,000 in fiscal year 2009. Although audit efficiencies were achieved in several areas, audit fees for fiscal year 2010 increased from fiscal year 2009 because those savings were offset by additional procedures related to acquisitions and the sale of the securities clearing contracts that occurred during fiscal year 2010. Audit fees include professional services with respect to the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and review of financial statements included in its Quarterly Reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings performed by Deloitte & Touche LLP to comply with generally accepted auditing standards, as well as the fees for the audit of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also included fees for statutory audits performed on the Company’s operations located outside the United States.

Audit-Related Fees. Audit-related fees (including expenses) billed to the Company by Deloitte & Touche LLP were $1,905,000 in fiscal year 2010, and $1,850,000 in fiscal year 2009. For the fiscal years ended June 30, 2010 and June 30, 2009, audit-related fees include fees paid to Deloitte & Touche LLP for reports on controls placed in operation and tests of operating effectiveness for the services the Company performs for its clients referred to as SAS 70 reports, and reviews of compliance with performance criteria established by the Company for the services the Company performs for its clients. The increase in audit-related fees was due to additional SAS 70 engagements assigned to Deloitte & Touche LLP.

Tax Fees. Tax fees (including expenses) billed to the Company by Deloitte & Touche LLP were $252,000 in fiscal year 2010, and $157,000 in fiscal year 2009. Tax fees include fees billed by Deloitte & Touche LLP for general tax services including review and preparation of tax returns, consulting services with respect to claims for refund and with respect to the Company’s operations located outside the United States. The increase for fiscal year 2010 is due to additional transfer pricing, and tax research and compliance engagements.

All Other Fees. During the fiscal year ended June 30, 2010, Deloitte & Touche LLP provided market analysis advisory services in the amount of $104,000. For the fiscal year ended June 30, 2009 there were no services provided which are not described above.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered public accountants. The Audit Committee pre-approved all such audit and non-audit services by our independent registered public accountants during the fiscal year ended June 30, 2010.

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the independent registered public accountants to provide services to the Company shall be submitted to the Audit Committee or its designated subcommittee by the Chief Financial Officer or Controller and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

Representatives of Deloitte & Touche LLP are expected to be present at the 2010 Annual Meeting, with an opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.

Required Vote

The proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants will require the affirmative vote of a majority of the votes cast at the 2010 Annual Meeting, in person or by proxy, and entitled to vote; provided that a quorum is present. Abstentions will have the effect of a negative vote on Proposal 2.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JUNE 30, 2011

PROPOSAL 3—APPROVAL OF THE AMENDMENT OF OUR 2007 OMNIBUS AWARD PLAN

Description of the Proposed Amendment

We maintain our 2007 Omnibus Award Plan for the benefit of eligible employees, directors and consultants of the Company and its affiliates. The 2007 Omnibus Award Plan was amended and restated by the Board of Directors on August 4, 2008, and approved by our stockholders on November 13, 2008. The 2007 Omnibus Award Plan was again amended on August 4, 2009, and approved by our stockholders on November 18, 2009. The proposed amendment of the 2007 Omnibus Award Plan was unanimously approved by the Board of Directors on August 3, 2010, subject to stockholder approval.

The proposed amendment provides for an increase in the aggregate number of shares of our Common Stock issuable under the 2007 Omnibus Award Plan by 5,000,000 shares, from 29,200,000 shares to a total of 34,200,000 shares; provided, however, that only 11,942,000 shares of this aggregate limit may be used for awards that are “Whole Share Awards.” “Whole Share Awards” are awards such as restricted stock, RSUs and stock bonus awards and do not include “Appreciation Awards” such as stock options and SARs that are based on the appreciation in the value of the Common Stock. The proposed amendment increases the limit on Whole Share Awards by 5,000,000 shares, increasing the shares currently available pursuant to the limit from 1,891,615 shares to 6,891,615 shares. As of June 30, 2010, the 34,200,000 share limit on Awards (Whole Share Awards and Appreciation Awards) represents: (i) 2,059,159 shares that are available under the 2007 Omnibus Award Plan; (ii) 2,495,356 shares of previously granted vested awards under the 2007 Omnibus Award Plan; (iii) 4,721,244 shares of previously granted Appreciation Awards that have been exercised; (iv) 2,555,029 shares of unvested previously granted Whole Share Awards under the 2007 Omnibus Award Plan; (v) 17,369,212 shares of unexercised previously granted Appreciation Awards under the 2007 Omnibus Award Plan; and (vi) an additional 5,000,000 shares.

This increase of 5,000,000 shares in the aggregate share limit represents approximately 4.0% of the outstanding shares of Common Stock of the Company as of the Record Date of September 20, 2010. The purpose of this share increase is to secure an adequate number of shares for future awards for the next several years. The Board believes that it is desirable to increase the total number of shares available under the 2007 Omnibus Award Plan in order to attract, motivate and retain employees, directors, and consultants of the Company and its affiliates because the current share reserve under the 2007 Omnibus Award Plan is expected to be fully utilized in the near term.

In addition to the foregoing, we are asking the stockholders of the Company to approve an amendment to Section 12(a) of the 2007 Omnibus Award Plan to exclude Performance Compensation Awards from eligibility to receive dividends, dividend equivalent rights or other protections with respect to the Common Stock underlying those Performance Compensation Awards until the performance criteria have been met and the Award vests.

If the requisite stockholder approval of the amendment of the 2007 Omnibus Award Plan is not obtained, the amendment to the 2007 Omnibus Award Plan will not take effect. If such approval is not obtained, the Company may continue to grant awards under the 2007 Omnibus Award Plan in accordance with its terms and the current share reserve thereunder.

The following description of the 2007 Omnibus Award Plan, as amended, is a summary of its principal provisions and is qualified in its entirety by reference to the 2007 Omnibus Award Plan attached hereto as Appendix A.

Description of the 2007 Omnibus Award Plan

Purpose. The purpose of the 2007 Omnibus Award Plan is to provide a means through which the Company and its affiliates may attract able persons to enter and remain in the employ of, or other service with, the Company and its affiliates and to provide a means whereby employees, directors and consultants of the Company and its affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and promoting an identity of interest between stockholders and these persons.

Administration. The 2007 Omnibus Award Plan is administered and interpreted by a committee of at least two people as the Board may appoint (the “Committee”) or, if no such committee has been appointed by the Board, the Board. Currently, the Compensation Committee of the Board serves as the Committee under the 2007 Omnibus Award Plan. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee is intended to be, to the extent applicable, a (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation; (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury regulations promulgated thereunder; and (iii) an “independent director” under the NYSE rules. However, the fact that a Committee member shall fail to qualify as a “non-employee director” or an “outside director” under Rule 16b-3 or Section 162(m), respectively, will not invalidate any award granted by the Committee if the award is otherwise validly granted under the 2007 Omnibus Award Plan.

The Committee has the full authority to select those individuals eligible to receive awards, to determine the type of awards to be granted, the number of shares of Common Stock to be covered by each award, the terms and conditions of each award and to make any other determination and take any other action that the Committee deems necessary and desirable for the administration of the 2007 Omnibus Award Plan. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the 2007 Omnibus Award Plan.

Shares Subject to the 2007 Omnibus Award Plan. The maximum number of shares of Common Stock in respect of an award that may be granted under the 2007 Omnibus Award Plan is 34,200,000 shares of Common Stock; provided, however, that only 11,942,000 shares of this aggregate limit may be used for Whole Share Awards. In general, if awards under the 2007 Omnibus Award Plan expire, terminate or are canceled for any reason without the participant having received a benefit therefrom, the shares covered by such awards will again be available under the 2007 Omnibus Award Plan.

The maximum number of shares of Common Stock subject to stock options or SARs or restricted stock, RSUs or stock bonus awards that are performance compensation awards is 850,000 shares of Common Stock per calendar year, provided that the maximum number of shares of stock for all types of awards does not exceed 850,000 shares per calendar year. If an SAR is granted in connection with a stock option, it will apply against the participant’s individual share limits for both SARs and stock options. The maximum amount that can be paid in any calendar year to any participant pursuant to a cash bonus award is $3,000,000. There are no individual share limitations with respect to restricted stock, RSUs or stock bonus awards that are not intended to comply with the requirements of Section 162(m) of the Code. To the extent that shares of Common Stock available for awards for a participant are not used during the calendar year, the stock available for such awards to such participant will automatically increase in the subsequent calendar years during the term of the 2007 Omnibus Award Plan until used.

The 2007 Omnibus Award Plan requires that the Committee appropriately adjust the individual maximum share limitations described in the immediately preceding paragraph, the aggregate number of shares of Common Stock available for the grant of awards and the number, price or kind of stock or other consideration subject to an award to reflect any change in the outstanding stock, the Company’s capital structure by reason of certain corporate transactions or events or in applicable laws or circumstances which results in any substantial dilution or enlargement of a participant’s rights.

Eligibility. Participation in the 2007 Omnibus Award Plan is limited to eligible employees, directors and consultants of the Company and its affiliates who have entered into an award agreement or who are designated to participate in the 2007 Omnibus Award Plan by the Committee.

Types of Awards. The 2007 Omnibus Award Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options (only to eligible employees) and non-qualified stock options; (ii) SARs; (iii) restricted stock and RSUs; (iv) phantom stock awards; (v) stock bonus awards; and (vi) performance compensation awards.

Stock Options. The Committee may grant non-qualified stock options and incentive stock options (only to eligible employees) to purchase shares of our Common Stock. The Committee will determine the number of shares subject to the option, the term of the option (which shall not exceed 10 years or five years in the case of an incentive stock option granted to a 10% stockholder), the exercise price, the vesting schedule (if any) and other material terms of each option. No stock option may have an exercise price less than the “fair market value” (as defined in the 2007 Omnibus Award Plan) of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant. The exercise price upon exercise may be paid: (i) in cash, check, cash equivalent or shares of Common Stock; (ii) in the discretion of the Committee and to the extent permitted by law, in other property having a fair market value on the exercise date equal to the exercise price, by means of “net exercise” or through the delivery of irrevocable instructions to a stockbroker to deliver the Company an amount equal to the exercise price; or (iii) by such other method as the Committee may allow.

SARs. The Committee may grant SARs either in connection with a stock option (a “Tandem SAR”) or independent of a stock option (a “Non-Tandem SAR”). An SAR is a right to receive a payment in Common Stock, equal in value to the excess, if any, of the fair market value of one share of Common Stock on the date of exercise over the strike price. The strike price per share covered by an SAR will be the per share exercise price of the related stock option in the case of a Tandem SAR and will be the per share fair market value of Common Stock on the date of the grant in the case of a Non-Tandem SAR.

Restricted Stock and RSUs. The Committee may award shares of restricted stock and RSUs. Upon the award of restricted stock, the recipient has certain rights of a stockholder with respect to the shares, including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. An RSU represents the right to receive one share of Common Stock for each vested RSU, provided that the Committee may, in its sole discretion, elect to pay cash or part cash and part shares for vested RSUs.

Recipients of restricted stock and RSUs are required to enter into an award agreement with the Company which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. The Committee may remove any or all of such restrictions at any time. If the grant of restricted stock or RSUs or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each participant the length of the performance period and the applicable performance goals and formulae within 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code). The performance goals for performance-based restricted stock and RSUs will be based on one or more of the objective criteria set forth in the 2007 Omnibus Award Plan and discussed in general below.

Stock Bonus Awards. The Committee may issue unrestricted stock or other awards denominated in stock, alone or in tandem with other awards under the 2007 Omnibus Award Plan. A stock bonus award under the 2007 Omnibus Award Plan may be granted as, or in payment of, a bonus or to provide incentives or recognize special achievements or contributions. The Committee will determine the terms and conditions of any such awards, which may include the achievement of certain performance goals for purposes of compliance with Section 162(m) of the Code. The performance goals for such stock bonus awards will be based on one or more of the objective criteria set forth in the 2007 Omnibus Award Plan and discussed in general below.

Performance Compensation Awards. The Committee, at the time of grant, may designate an award (other than stock options and SARs granted with an exercise price or grant price, as the case may be, equal to or greater than the fair market value per share of Common Stock on the date of grant) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee may make an award of a cash bonus and designate such award as “performance-based compensation” under Section 162(m) of the Code. The grant of a performance compensation award will specify one or more performance goals to meet within a specified period determined by the Committee at the time of grant. The performance goals for performance compensation awards will be based on one or more of the objective criteria set forth in the 2007 Omnibus Award Plan and discussed in general below. A participant is eligible to receive payment in respect of a performance compensation award if, by the end of the performance period, the recipient has achieved the specified performance goals and the award has been earned in accordance with the performance formula. To the extent earned, the performance compensation award will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of our Common Stock or a combination thereof.

Performance Goals. If the awards are intended to comply with Section 162(m) of the Code, the performance goals will be based on one or more of the following criteria as they relate to Company-wide objectives or those of an affiliate, a subsidiary, division, department or function of the Company or an affiliate: (i) earnings per share; (ii) stock price; (iii) stockholder return; (iv) return on investment; (v) return on capital; (vi) earnings before interest, taxes, depreciation and/or amortization; (vii) income before taxes and extraordinary items; (viii) gross or net profits; (ix) gross or net revenues; (x) net earnings or net income (before or after taxes); (xi) operating income; (xii) operating profit or net operating profit (before or after taxes); (xiii) return measures; (xiv) cash flow; (xv) gross or operating margins; (xvi) fair market value of the shares of the Company’s Common Stock; (xvii) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xviii) productivity ratios; (xix) expense targets; (xx) margins; (xxi) operating efficiency; (xxii) objective measures of customer satisfaction; (xxiii) cost reductions or savings; (xxiv) market share; (xxv) working capital targets; (xxvi) measures of economic value added; (xxvii) sales; (xxviii) enterprise value; (xxix) client retention; (xxx) competitive market metrics; (xxxi) employee retention; (xxxii) timely completion of new product rollouts; or (xxxiii) any combination of the foregoing.

To the extent permitted by law, the Committee may also adjust or modify the calculation of a performance goal for a specified performance period in order to prevent the dilution or enlargement of the participant’s rights based on certain events specified in the 2007 Omnibus Award Plan, including for example, extraordinary, non-recurring items.

Change in Control. The Committee may provide in an award agreement that upon a “change in control” (as defined in the 2007 Omnibus Award Plan): (i) all stock options and SARs will become immediately exercisable with respect to 100% of the shares subject to the stock options or SARs and/or the restricted period will expire immediately with respect to 100% of shares of restricted stock or RSUs (including the waiver of any performance goals); and (ii) all incomplete performance periods end on the date of a change in control and the Committee will determine the extent to which the performance goals have been met and will cause the payment of awards based on the participant’s actual achievement of the performance goals through such date and the settlement of previously deferred awards in a manner that complies with Section 409A of the Code. In addition, the Committee may, with 10 days’ advance notice, cancel outstanding awards in exchange for a payment in cash, stock or a combination thereof, or cancel awards without payment if the price per share of Common Stock received by stockholders in connection with the change in control is less than the fair market value of the award on the grant date.

Transferability. Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may permit awards (other than incentive stock options) to be transferred to certain permitted transferees set forth in the 2007 Omnibus Award Plan, subject to certain conditions.

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2007 Omnibus Award Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuance or termination may: (i) impair the rights of any participant without the participant’s consent; or (ii) be made without stockholder approval to the extent such approval is necessary to comply with any tax or regulatory requirement applicable to the 2007 Omnibus Award Plan. Awards under the 2007 Omnibus Award Plan may not be made on or after August 4, 2018, provided that administration of the 2007 Omnibus Award Plan will continue in effect until all matters relating to awards previously granted have been settled. Awards (other than stock options and SARs) that are intended to be “performance-based” under Section 162(m) of the Code will not be made after the fifth anniversary of the date of the last stockholder approval of the performance goals in the 2007 Omnibus Award Plan (i.e., November 17, 2015) unless the performance goals are reapproved no later than the first stockholder meeting that occurs in the fifth year following this year.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to stock options granted pursuant to the 2007 Omnibus Award Plan are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences; it does not set forth any state or local income tax or estate tax consequences that may be applicable.

Incentive Stock Options. Options granted under the 2007 Omnibus Award Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to us. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to us. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted; or (ii) within one year after the date of exercise.

If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers, the date that sale of such stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price; or (ii) the amount realized on the disposition minus the exercise price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the disposed stock. We generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

The 2007 Omnibus Award Plan provides that an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock. In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option, may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

Non-Qualified Stock Options. An optionee will realize no taxable income at the time he or she is granted a non-qualified stock option. Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a non-qualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a non-qualified stock option is exercised, provided the

Common Stock issued is not restricted stock. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of. If the Common Stock issued is restricted stock, different rules may apply. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.

Certain Other Tax Issues. In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

In general, Section 162(m) of the Code denies a publicly-held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and certain of its other named executive officers, subject to certain exceptions. Options and SARs will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options and SARs may be granted to any employee during a specified period, and the plan under which the options and SARs are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2007 Omnibus Award Plan is intended to satisfy these requirements with respect to options, SARs and certain performance awards. Depending on the structure of an award, awards of restricted stock, RSUs and certain other awards under the 2007 Omnibus Award Plan may not satisfy the exception for performance-based compensation under Section 162(m) of the Code.

The 2007 Omnibus Award Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2007 Omnibus Award Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New 2007 Omnibus Award Plan Benefits

During the fiscal year ended June 30, 2010, the following awards were granted under the 2007 Omnibus Award Plan to Named Executive Officers serving at June 30, 2010, all executive officers as a group, non-employee directors as a group, and all other employees, respectively:

Name and Position	Number of Shares Underlying Options/SARs	Weighted-Average Exercise Price of Options/SARs	Number of Shares Underlying Restricted Stock, RSUs or Performance Compensation Awards
Richard J. Daly CEO	379,500	$23.53	91,100
Dan Sheldon Corporate Vice President and CFO	83,375	$23.53	25,650
John Hogan President and COO	195,500	$23.53	56,450
Timothy C. Gokey Senior Vice President and Chief Corporate Development Officer	250,000	$21.94	29,600
Robert Schifellite Corporate Vice President, Investor Communication Solutions	77,625	$23.53	15,400
All Executive Officers as a Group	1,546,700	$23.11	302,200
Non-Employee Directors as a Group	105,700	$21.94	0
Non-Executive Officer Employees as a Group	99,100	$21.39	1,110,441

Future Plan Awards. The terms and number of options or other awards to be granted in the future under the 2007 Omnibus Award Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s Named Executive Officers, executive officers as a group, non-employee directors as a group, and all other employees cannot be determined at this time.

Equity Compensation Plan Information

The following table sets forth, as of June 30, 2010, certain information related to the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	17,369,212	(2)	$19.33	(3)	2,059,159	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	17,369,212		$19.33		2,059,159

(1)	The 2007 Omnibus Award Plan.
(2)

This amount consists of stock options which have an average remaining term as of June 30, 2010 of 4.98 years. This amount does not include outstanding unvested Whole Share Awards of: (i) 1,884,170 time-based restricted shares and RSUs with a weighted-average fair value of $16.52 per share; and (ii) 670,859 performance-based RSUs with a weighted-average fair value of $16.45 per share. In addition, from the time of the Company’s spin-off from ADP and as of June 30, 2010, 4,721,244 stock options have been exercised and 2,495,356 shares of restricted stock and RSUs have vested.
(3)	This price is calculated without taking into account the shares of Common Stock subject to outstanding restricted stock grants that become issuable as those shares vest, without any cash consideration or other payment required for such shares.
(4)	This amount includes 167,544 shares that can only be issued as Appreciation Awards such as stock options and SARs, and 1,891,615 shares that can be issued as either Appreciation Awards or Whole Share Awards such as restricted shares and RSUs.

Required Vote

The proposal to approve the amendment of the 2007 Omnibus Award Plan will require the affirmative vote of a majority of the votes cast at the 2010 Annual Meeting, in person or by proxy, and entitled to vote; provided that a quorum is present. Abstentions will have the effect of a negative vote, and broker non-votes will have no effect on the outcome of the vote on Proposal 3.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE APPROVAL OF THE AMENDMENT OF

OUR 2007 OMNIBUS AWARD PLAN

OTHER MATTERS

Management of the Company is not aware of other matters to be presented for action at the 2010 Annual Meeting. However, if other matters are presented, it is the intention of the persons designated as the Company’s proxies to vote in accordance with their judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10 percent of the Common Stock to file initial reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, with respect to the fiscal year ended June 30, 2010, all applicable filings were timely made, except that due to a clerical error, Adam D. Amsterdam, Joseph Barra, J. Peter Benzie, Richard J. Daly, Douglas R. DeSchutter, John Hogan, Robert F. Kalenka, Charles J. Marchesani, Gerard F. Scavelli, Robert Schifellite, and Dan Sheldon filed late Forms 4 related to the acquisition of RSUs on August 4, 2009.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under SEC rules, if a stockholder wants to include a proposal in our proxy statement and form of proxy for the Company’s 2011 annual meeting of stockholders, our Corporate Secretary must receive the proposal at our principal executive offices located at 1981 Marcus Avenue, Lake Success, New York 11042 no later than June 10, 2011. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under Section 2.12 of the Company’s by-laws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting of stockholders, or to introduce an item of business at an annual meeting of stockholders. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary at the Company’s executive office. We must receive the notice as follows:

•

We must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 60 days nor more than 130 days before the first anniversary of the prior year’s meeting. Assuming that the 2010 Annual Meeting is held on schedule, we must receive notice pertaining to the 2011 annual meeting of stockholders no earlier than May 31, 2011 and no later than August 9, 2011.

•

However, if we hold the 2011 annual meeting of stockholders on a date that is not within 30 days before or after such anniversary date, we must receive the notice (i) no earlier than 130 days prior to the annual meeting and no later than 90 days prior to the annual meeting, or (ii) no later than 10 days after the date we provide notice of the meeting to stockholders by mail or announce it publicly.

•

If we hold a special meeting of stockholders to elect directors, we must receive a stockholder’s notice of intention to introduce a nomination not less than the later of (i) 90 days nor more than 130 days prior to the special meeting, or (ii) 10 days after the earlier of the date we first provide notice of the special meeting to stockholders or announce it publicly.

A notice of a proposed nomination must include certain information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. In addition to complying with the foregoing procedures, any stockholder nominating a director must comply with any applicable filing requirements of the SEC. A notice of a proposed item of business must include a description of the proposed business, any material interest of the stockholder in the business, and certain other information about the stockholder.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Broadridge stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-800-542-1061, and we will cease householding all such documents within 30 days. If you are a beneficial stockholder, information regarding householding of proxy materials should have been forwarded to you by your broker. Registered stockholders are those stockholders who maintain shares under their own names. Beneficial stockholders are those stockholders who have their shares deposited with a brokerage firm.

However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of this year’s Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of proxy statements and annual reports by e-mail. To enroll in the online program, go to www.broadridge-ir.com, click on Stockholder Electronic Delivery and follow the enrollment instructions. Upon completion of enrollment, you will receive an e-mail confirming the election to use the electronic delivery services. The enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is cancelled. Enrolling to receive proxy materials online will save Broadridge the cost of printing and mailing documents, as well as help preserve our natural resources.

Your vote is important. Please sign, date, and return your proxy card by mail, or submit your proxy over the Internet or by telephone promptly.

By Order of the Board of Directors

Adam D. Amsterdam

Secretary

Lake Success, New York

October 8, 2010

APPENDIX A

Broadridge Financial Solutions, Inc.

2007 Omnibus Award Plan

(Amended and Restated Effective August 4, 2008, as Amended Effective August 4, 2009 and August 3, 2010)

1. Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of, or other service with, the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and Performance Compensation Awards, or any combination or variation of the foregoing.

The Plan, which was originally adopted by the Company effective March 29, 2007, was amended on April 29, 2008 to increase the per calendar year individual limit for Options and Stock Appreciation Rights, was amended and restated effective August 4, 2008, was again amended effective August 4, 2009, and is hereby amended effective August 3, 2010, subject to the approval of the Company’s stockholders.

2. Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b) “Appreciation Award” means any Award under the Plan of any Option or SAR.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock Award, Stock Bonus or Performance Compensation Award granted under the Plan.

(d) “Award Agreement” means an agreement pursuant to which an Award is granted.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment, consulting or other agreement, upon (i) the good faith determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure (if cure is reasonably possible) and has not cured such act or omission within 15 days following receipt of such notice, (ii) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the consistent failure of the Participant to follow the lawful instructions of the Board or his direct superiors, which failure amounts to an intentional and extended neglect of his duties to such party, or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(g) “Change in Control” shall mean the occurrence of any of the following: (A) any “Person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; (C) the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (D) solely with respect to Awards granted on or after the Effective Date, during any consecutive two-year period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (A), (B), or (C) of this Section or a director whose initial assumption of office is in connection with an actual or threatened election or other proxy contest, including but not limited to a consent solicitation, relating to the election of directors to the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, ceasing for any reason to constitute at least a majority of the Board. Notwithstanding any other provision of the Plan to the contrary, to the extent that Awards under the Plan subject to Section 409A of the Code are payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Awards unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Qualified Director. However, the fact that a Committee member shall fail to qualify as a Qualified Director with respect to the requirements of Rule 16b-3 or Section 162(m) of the Code shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(j) “Common Stock” means the common stock of the Company, par value $0.01 per share, and any stock into which such common stock may be converted or into which it may be exchanged; provided that the Common Stock subject to any Award constitutes “service recipient” stock for purposes of Section 409A of the Code, unless the Award is intended to be structured in a manner that complies with Section 409A of the Code.

(k) “Company” means Broadridge Financial Solutions, Inc. and any successor thereto.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement pursuant to action of the Committee (or its authorized delegatee).

(m) “Effective Date” means August 4, 2008, subject to Section 3.

(n) “Eligible Consultant” means any natural person who may be offered securities pursuant to Form S-8.

(o) “Eligible Director” means a director of the Company who is not an employee of the Company or an Affiliate.

(p) “Eligible Employee” means any individual regularly employed by the Company or Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Employee unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value”, on a given date, means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, (i) if the Stock is listed on a national securities exchange, the closing price reported on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then the closing price on the last preceding date on which such a sale was reported; or (ii) if the Stock is not listed on a national securities exchange, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service, including, without limitation, the regulations promulgated under Section 422 of the Code or Section 409A of the Code, as applicable.

(s) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(t) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(u) “Non-qualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(v) “Option” means an Award granted under Section 7 of the Plan.

(w) “Option Period” means the period described in Section 7(c) of the Plan.

(x) “Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(y) “Participant” means an Eligible Employee, Eligible Director or Eligible Consultant who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(z) “Parent” means any parent of the Company, as defined in Section 424(e) of the Code.

(aa) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(bb) “Performance Criteria” shall be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or of an Affiliate, a subsidiary, division, department or function of the Company or an Affiliate:

(i) Earnings per share;

(ii) Stock price;

(iii) Stockholder return;

(iv) Return on investment;

(v) Return on capital;

(vi) Earnings before interest, taxes, depreciation and/or amortization;

(vii) Income before taxes and extraordinary items;

(viii) Gross or net profits;

(ix) Gross or net revenues;

(x) Net earnings or net income (before or after taxes);

(xi) Operating income;

(xii) Operating profit or net operating profit (before or after taxes);

(xiii) Return measures (including, but not limited to, return on assets or net assets, capital, invested capital, equity, or sales);

(xiv) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(xv) Gross or operating margins;

(xvi) Fair market value of the shares of the Company’s Common Stock;

(xvii) The growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(xviii) Productivity ratios;

(xix) Expense targets;

(xx) Margins;

(xxi) Operating efficiency;

(xxii) Objective measures of customer satisfaction;

(xxiii) Cost reductions or savings;

(xxiv) Market share;

(xxv) Working capital targets;

(xxvi) Measures of economic value added;

(xxvii) Sales;

(xxviii) Enterprise value;

(xxix) Client retention;

(xxx) Competitive market metrics;

(xxxi) Employee retention;

(xxxii) Timely completion of new product rollouts; or

(xxxiii) Any combination of the foregoing.

For purposes of item (vii) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto).

Only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

(cc) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(dd) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i) asset write-downs;

(ii) litigation or claim judgments or settlements;

(iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv) any reorganization and restructuring programs;

(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi) acquisitions or divestitures;

(vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii) foreign exchange gains and losses; and

(ix) a change in the Company’s fiscal year.

(ee) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(ff) “Phantom Stock Award” shall mean a cash award whose value is determined based on the change in the value of the Company Common Stock from the Date of Grant.

(gg) “Plan” means this Broadridge Financial Solutions, Inc. 2007 Omnibus Award Plan (Amended and Restated Effective August 4, 2008, as Amended Effective August 4, 2009).

(hh) “Qualified Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder, and (iii) an “independent director” under the rules of any stock exchange on which the Stock is listed; provided, however, that (A) clause (i) shall apply only with respect to grants of Awards to which Section 16(b) of the Exchange Act otherwise would be applicable and (B) clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(ii) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(jj) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(kk) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(nn) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(oo) “Stock Bonus” means an Award granted under Section 10 of the Plan.

(pp) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(qq) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(rr) “Subsidiary” means any subsidiary of the Company, as defined in Section 424(f) of the Code.

(ss) “Substitution Award” means an Award that is intended to replace any existing incentive award held by an Eligible Employee or Eligible Director of, or Eligible Consultant to, an entity acquired by the Company or an Affiliate. The terms and conditions of any Substitution Award shall be set forth in an Award Agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing Award which such Substitution Award is intended to replace.

(tt) “Termination” means a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable. Notwithstanding anything herein to the contrary, for Awards that are intended to be subject to Section 409A of the Code and payable on a Participant’s Termination, any payment shall be made solely if such termination constitutes a “separation from service” under Section 409A of the Code and guidance issued thereunder.

(uu) “Termination of Consultancy” means: (a) that a Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. With respect to Awards granted on or after the Effective Date and solely to the extent provided in an Award Agreement for an Award granted prior to the Effective Date, in the event that a Consultant becomes an Eligible Employee or an Eligible Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or an Eligible Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

(vv) “Termination of Directorship” means that an Eligible Director has ceased to be a director of the Company; except that, with respect to Awards granted on or after the Effective Date and solely to the extent provided in an Award Agreement for an Award granted prior to the Effective Date, if an Eligible Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or a Termination of Consultancy, as the case may be.

(ww) “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. With respect to Awards granted on or after the Effective Date and solely to the extent provided in an Award Agreement for an Award granted prior to the Effective Date, in the event that an Eligible Employee becomes an Eligible Consultant or an Eligible Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, or an Eligible Consultant or an Eligible Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

(xx) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

3. Effective Date, Duration and Stockholder Approval

The Plan is effective as of the date specified by Board in its resolution adopting the Plan, subject to the approval of the Plan by stockholders of the Company in accordance with the requirements of the laws of the State of Delaware and the requirements of the New York Stock Exchange.

No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(i) of the Code.

4. Administration

(a) The Committee shall administer and interpret the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, provided that it shall be designed in a manner intended to comply with Section 409A of the Code; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations under the Plan; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Notwithstanding the foregoing, the Committee may delegate to any officer or officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) “covered employees” under Code Section 162(m) (other than Awards exempt from the application of Code Section 162(m)) and (ii) persons subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(e) Subject to Section 16 hereof, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, as it shall, from time to time, deem advisable. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 under the Exchange Act, with respect to Options, SARs and Performance Compensation Awards, the applicable provisions of Section 162(m) of the Code, and with respect to Awards containing deferral provisions, Section 409A of the Code and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(f) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5. Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Employees, Eligible Directors or Eligible Consultants; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 34,200,000 shares; provided, however, that only 11,942,000 shares of the 34,200,000 shares of Stock available hereunder may be issued or used for Awards that are not Appreciation Awards. If an SAR is granted in tandem with an Option, the shares of Stock covered by such tandem award shall only apply once against the maximum number of shares of Stock which may be issued under the Plan;

(b) Shares of Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In accordance with (and without limitation upon) the preceding sentence, if and to the extent Awards awarded under the Plan expire, terminate or are canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares of Stock covered by such Awards shall again become available for future Awards under the Plan and shall be added back to the aggregate maximum limit, as provided in Section 5(a), and shares of Stock covered by Awards that are not Appreciation Awards shall again become available for purposes of the maximum sub-limit, as provided in Section 5(a). For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to Section 5(h) by reason of a new Substitution Award being granted in substitution therefor;

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

(d) Subject to Section 13, no Participant may be granted Options or SARs or Restricted Stock, Restricted Stock Units or Stock Bonus Awards which are Performance Compensation Awards under the Plan during any calendar year with respect to more than 850,000 shares of Stock, which limit shall apply individually to each such Award, provided that the maximum aggregate number of shares of Stock for all types of such Awards does not exceed 850,000 shares of Stock to any Participant during any calendar year. If an SAR is granted in tandem with an Option, it shall apply against the Participant’s individual share limitations for both SARs and Options;

(e) The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $3,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year based on either a reasonable rate of interest or one or more predetermined actual investments, as set by the Committee in a manner consistent with Section 162(m) of the Code or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date; and

(f) There are no annual individual Participant share limitations on Restricted Stock, Restricted Stock Units or Stock Bonus Awards that are not intended to comply with the requirements of Section 162(m) of the Code.

(g) The individual Participant limitations set forth in this Section 5 shall be cumulative; that is, to the extent that the maximum shares of Stock available for Awards to a particular Participant is not used during a calendar year, the Stock available for Awards to such Participant shall automatically increase in the subsequent calendar years during the term of the Plan until used.

(h) Except as provided in Section 14 and without limiting the generality of the preceding provisions of this Section 5, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is granted and Section 409A of the Code. Notwithstanding the foregoing, an outstanding Award may not be modified to reduce the Option Price or Strike Price, as applicable, thereof, nor may an Award be cancelled, exchanged or surrendered in exchange for cash, other Awards, or stock options or SARs with an Option Price or Strike Price that is less than the Option Price or Strike Price of the original Award, as applicable (other than adjustments or substitutions in accordance with Section 13), unless such action is approved by the stockholders of the Company.

6. Eligibility

Participation shall be limited to Eligible Employees, Eligible Directors and Eligible Consultants who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Actual participation in the Plan and receipt of an Award under the Plan shall be determined by the Committee in its sole discretion.

7. Options

The Committee is authorized to grant one or more Stock Options to any Eligible Employee, Eligible Director or Eligible Consultant; provided, however, that no Incentive Stock Option shall be granted to any Participant who is not an Eligible Employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

(a) Option Price. Subject to Section 7(e), the exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price, (B) by means of a “net exercise” whereby the number of shares of Stock received by Participant shall equal the excess, if any, of (x) the number of shares of Stock that would have been received by Participant upon such exercise had Participant paid the Option Price in cash over (y) a number of shares of Stock, the aggregate Fair Market Value of which is equal to the aggregate Option Price that would have been paid as determined pursuant to the immediately preceding clause (x), or (C) by delivering to the Committee a copy of irrevocable instructions to a stockbroker, reasonably acceptable to the Committee or specifically designated by the Committee, to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price (which may also include sufficient funds to cover applicable federal, state, local or foreign withholding taxes); or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement—Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(m), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii) A Stock Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the Participant’s Termination with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement.

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-qualified Stock Options.

(g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Non-qualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new option for the same or a different number of shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Non-qualified Stock Option surrendered.

Notwithstanding the foregoing, the terms of outstanding Awards may not be amended to reduce the Option Price or Strike Price of outstanding Options or SARs or cancel, exchange or surrender outstanding Options or SARs in exchange for cash, other awards or Options or SARs with a Strike Price that is less than the Strike Price of the original Options or SARs (other than adjustments or substitutions in accordance with Section 13), unless such action is approved by the stockholders of the Company.

8. Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Employees, Eligible Directors or Eligible Consultants independent of any Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. An SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

(b) Automatic Exercise. The Strike Price per share covered by an SAR shall be not less than the per share Option Price of the related Option in the case of an SAR granted in connection with an Option. The Strike Price per share covered by an SAR granted independent of an Option shall be not less than the per share Fair Market Value of the Common Stock on the Date of Grant. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9. Restricted Stock and Restricted Stock Units

(a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Employees, Eligible Directors and Eligible Consultants, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account as provided in the Award Agreement, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii) Upon the grant of Restricted Stock, the Committee shall, in its sole discretion, either cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee or require the shares of Restricted Stock be held in uncertificated book entry form. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”) in a manner intended to comply with Section 409A of the Code. At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account in a manner intended to comply with Section 409A of the Code, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement or uncertificated book entry is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in this Section 9(b) and the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(iv) The Committee may determine that an Award of Restricted Stock or Restricted Stock Units shall be a Performance Compensation Award conditioned upon the attainment of Performance Goals and subject to the provisions of Section 11 hereof.

(c) Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant or such other date specified by the Committee and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period which shall be in a manner intended to comply with Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE BROADRIDGE FINANCIAL SOLUTIONS, INC. 2007 OMNIBUS AWARD PLAN (AMENDED AND RESTATED EFFECTIVE AUGUST 4, 2008) AND A CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN BROADRIDGE FINANCIAL SOLUTIONS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST). SAID PLAN IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE

PRINCIPAL OFFICE OF BROADRIDGE FINANCIAL SOLUTIONS, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10. Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Employees, Eligible Directors and Eligible Consultants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Subject to the provisions of this Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant or vesting of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may determine that a Stock Bonus Award shall be a Performance Compensation Award conditioned upon the attainment of Performance Goals and subject to the provisions of Section 11 hereof.

11. Performance Compensation Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first

90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, if an Award Agreement provides that a Participant will receive a Performance Compensation Award if the Participant incurs a Termination prior to the last day of the Performance Period, such Performance Compensation Award will be based on the actual achievement of the Performance Goals through the date of the Participant’s Termination.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 5(d) or 5(e) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

12. General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award, other than an Appreciation Award or a Performance Compensation Award until the performance criteria have been met and the Performance Compensation Award vests (in addition to those provisions of Section 9 providing for the payment of dividends with respect to Restricted Stock and Dividend Equivalents with respect to Restricted Stock Units), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such provision be designed in a manner intended to comply with Section 409A of the Code. Any such provisions shall be reflected in the applicable Award Agreement.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required withholding liability).

(e) Section 409A. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(f) No Guarantee of Tax Treatment. Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.

(g) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(i) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(l) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to:

(A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or

(D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the Termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(n) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(o) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p) Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(q) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(r) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(s) Termination of Employment or Service. Unless an applicable Award Agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(t) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(u) Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

13. Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 5(e) shall be subject to adjustment or substitution, in the manner determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Notwithstanding the preceding sentence, in the case of any event which affects the Stock and is considered an “equity restructuring” for purposes of the applicable accounting rules, the Committee shall make an adjustment to outstanding Awards in the manner described in the preceding sentence, and such adjustment shall be such that the benefits conferred upon Participant by outstanding are intended to be neither increased nor decreased. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, Treasury Regulation § 1.424-1(a) or Section 409A of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Fractional shares of Common Stock resulting from any adjustment in Awards provided herein shall be aggregated until a fractional share remains, in which case such fractional share shall be payable in cash.

Notwithstanding the above, in the event of any of the following:

(a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;

(b) All or substantially all of the assets of the Company are acquired by another person;

(c) The reorganization or liquidation of the Company; or

(d) The Company shall enter into a written agreement to undergo an event described in clauses a, b or c above,

then the Committee may, in its discretion (i) upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event, including, without limitation, the cancellation of any Award without payment to the Participant, if the value of the Common Stock underlying such Award at the time of such event is less than the Fair Market Value of such Award on the Grant Date; or (ii) continue, assume or substitute any outstanding Award (or portion thereof) without a Participant’s consent, provided that any such assumption or substitution of a Stock Option or Stock Appreciation Right shall be structured in a manner intended to comply with Section 409A of the Code and the regulations thereunder. The terms of this Section 13 may be varied by the Committee in any particular Award Agreement.

The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or its Affiliates or (vi) any other corporate act or proceeding.

14. Effect of Change in Control

(a) The Committee may, but is not required to, provide in any particular Award Agreement:

(i) In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, and either in or not in combination with another event such as a Termination of the applicable Participant by the Company without Cause, all Options and SARs subject to such Award shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and/or that the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii) In the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Participant’s actual attainment of Performance Goals, and (C) cause the Award, if previously deferred, to be settled in full as soon as possible in a manner that complies with Section 409A of the Code.

(b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event; provided, however, that the Committee may, in its sole discretion, provide for the cancellation of any Awards without payment, if such price is less than the Fair Market Value of such Award on the date of grant. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15. Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Amendments and Termination

(a) Amendment of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement, Rule 16b-3 under the Exchange Act or to the extent applicable to Incentive Stock Options, Section 422 of the Code or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code) that would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan under Section 5 or the maximum individual Participant limitations in Sections 5(d) and 5(e) (except, in each case, by operation of Section 13); (ii) change the classification of Participants eligible to receive Awards under this Plan; or (iii) materially alter the Performance Criteria.

(b) Termination of the Plan. The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled. Notwithstanding the foregoing, no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.

(c) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, without stockholder approval (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR or extend the maximum Option Period under Section 7(c); (ii) the Committee may not cancel, exchange or surrender any outstanding Option or SAR and replace it with cash, other Awards, or a new

Option or SAR with a lower Option Price or Strike Price, as the case may be, in a manner which would either (A) (if the Company is subject to the reporting requirement of the Exchange Act) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable stock exchange on which the Stock is listed, if any, except that, in each case of (i), (ii) and (iii) adjustments or substitutions in accordance with Section 13 may be made.

* * *

As adopted by the Board of Directors of

BROADRIDGE FINANCIAL SOLUTIONS, INC.

at a meeting held on August 4, 2008,

as Amended effective August 4, 2009, and August 3, 2010.

BROADRIDGE FINANCIAL SOLUTIONS, INC. C/O INVESTOR RELATIONS 1981 MARCUSAVENUE LAKE SUCCESS, NY 11042

VOTE BY INTERNET BEFORE THE MEETING DATE - www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET DURING THE MEETING - www.virtualshareholdermeeting.com/br You may attend the Meeting on November 17, 2010 via the Internet at www.virtualshareholdermeeting.com/br and vote during the Meeting using the 12-Digit Control Number.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M27508-P01738	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BROADRIDGE FINANCIAL SOLUTIONS, INC.

The Board of Directors recommends a vote FOR the proposals regarding:

(1)	Election of ten nominees for membership on the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in the year 2011 and until their successors are duly elected and qualified

	Nominees:	For	Against	Abstain

	1a. Leslie A. Brun	☐	☐	☐

	1b. Richard J. Daly	☐	☐	☐

	1c. Robert N. Duelks	☐	☐	☐

	1d. Richard J. Haviland	☐	☐	☐

	1e. Sandra S. Jaffee	☐	☐	☐

	1f. Alexandra Lebenthal	☐	☐	☐

	1g. Stuart R. Levine	☐	☐	☐

	1h. Thomas J. Perna	☐	☐	☐

	1i. Alan J. Weber	☐	☐	☐

	1j. Arthur F. Weinbach	☐	☐	☐

Please sign below exactly as the name(s) appear(s) on the stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons must sign the proxy.

		For	Against	Abstain

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending June 30, 2011;	☐	☐	☐

(3)	To approve an amendment of the 2007 Omnibus Award Plan; and	☐	☐	☐

(4)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

October 8, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. Our 2010 Annual Meeting will be held on Wednesday, November 17, 2010, at 10:00 a.m. Eastern Time. You will be able to attend the 2010 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/br.

It is important that these shares are voted. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of your directors.

We will discuss the business of the Company during the meeting. I welcome your comments and suggestions and we will provide time during the meeting for questions submitted by stockholders via the Internet. I am very much looking forward to our 2010 Annual Meeting of Stockholders.

Sincerely,

Richard J. Daly
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

M27509-P01738

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposals (2) and (3) on the reverse side.

The undersigned hereby appoints Richard J. Daly and John Hogan, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2010 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc., to be held via live webcast at www.virtualshareholdermeeting.com/br on Wednesday, November 17, 2010, at 10:00 a.m. Eastern Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of Broadridge Financial Solutions, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Broadridge Financial Solutions, Inc. Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.